NORWEST ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                            FIRST UNION NATIONAL BANK

                                    (Trustee)


                         POOLING AND SERVICING AGREEMENT

                          Dated as of October 29, 1998

                                 $368,850,293.87


                       Mortgage Pass-Through Certificates
                                 Series 1998-27

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

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                                                                            ----

                                    ARTICLE I

                                   DEFINITIONS
Section 1.01. Definitions....................................................1
Section 1.02. Acts of Holders...............................................46
Section 1.03. Effect of Headings and Table of Contents......................47
Section 1.04. Benefits of Agreement.........................................47

                                   ARTICLE II

               CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF
                                THE CERTIFICATES
Section 2.01. Conveyance of Mortgage Loans...................................1
Section 2.02. Acceptance by Trustee..........................................2
Section 2.03. Representations and Warranties of the Master
              Servicer and the Seller........................................3
Section 2.04. Execution and Delivery of Certificates........................10
Section 2.05. Designation of Certificates; Designation of
              Startup Day and Latest Possible Maturity Date.................10

                                   ARTICLE III

                ADMINISTRATION OF THE TRUST ESTATE: SERVICING OF
                               THE MORTGAGE LOANS
Section 3.01. Certificate Account............................................1
Section 3.02. Permitted Withdrawals from the Certificate
              Account........................................................2
Section 3.03. Advances by Master Servicer and Trustee........................4
Section 3.04. Trustee to Cooperate;  Release of Owner Mortgage
              Loan Files.....................................................5
Section 3.05. Reports to the Trustee; Annual Compliance
              Statements.....................................................6
Section 3.06. Title, Management and Disposition of Any REO
              Mortgage Loan..................................................7
Section 3.07. Amendments to Servicing Agreements,
              Modification of Standard Provisions............................7
Section 3.08. Oversight of Servicing.........................................8
Section 3.09. Termination and Substitution of Servicing
              Agreements....................................................11
Section 3.10. Application of Net Liquidation Proceeds.......................12
Section 3.11. 1934 Act Reports..............................................12


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                                                                            ----

                                   ARTICLE IV

               DISTRIBUTIONS IN RESPECT OF CERTIFICATES; PAYMENTS
                  TO CERTIFICATEHOLDERS; STATEMENTS AND REPORTS
Section 4.01. Distributions..................................................1
Section 4.02. Allocation of Realized Losses..................................6
Section 4.03. Paying Agent...................................................8
Section 4.04. Statements to Certificateholders;  Report to the
              Trustee and the Seller.........................................9
Section 4.05. Reports to Mortgagors and the Internal Revenue
              Service.......................................................13
Section 4.06. Calculation of Amounts; Binding Effect of
              Interpretations and Actions of Master Servicer................13

                                    ARTICLE V

                                THE CERTIFICATES
Section 5.01. The Certificates...............................................1
Section 5.02. Registration of Certificates...................................3
Section 5.03. Mutilated, Destroyed, Lost or Stolen
              Certificates...................................................6
Section 5.04. Persons Deemed Owners..........................................7
Section 5.05. Access to List of Certificateholders'Names and
              Addresses......................................................7
Section 5.06. Maintenance of Office or Agency................................7
Section 5.07. Definitive Certificates........................................8
Section 5.08. Notices to Clearing Agency.....................................8

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER
Section 6.01. Liability of the Seller and the Master Servicer................1
Section 6.02. Merger or Consolidation of the Seller or the
              Master Servicer................................................1
Section 6.03. Limitation on Liability of the Seller, the
              Master Servicer and Others.....................................1
Section 6.04. Resignation of the Master Servicer.............................2
Section 6.05. Compensation to the Master Servicer............................2
Section 6.06. Assignment or Delegation of Duties by Master
              Servicer.......................................................2
Section 6.07. Indemnification of Trustee and Seller by Master
              Servicer.......................................................3

                                   ARTICLE VII

                                     DEFAULT
Section 7.01. Events of Default..............................................1
Section 7.02. Other Remedies of Trustee......................................3
Section 7.03. Directions by Certificateholders and  Duties of
              Trustee During Event of Default................................3
Section 7.04. Action upon Certain Failures of the  Master
              Servicer and upon Event of Default.............................4
Section 7.05. Trustee to Act; Appointment of Successor.......................4


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                                                                            ----

Section 7.06. Notification to Certificateholders.............................5

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE
Section 8.01. Duties of Trustee..............................................1
Section 8.02. Certain Matters Affecting the Trustee..........................2
Section 8.03. Trustee Not Required to Make Investigation.....................2
Section 8.04. Trustee Not Liable for Certificates or Mortgage
              Loans..........................................................3
Section 8.05. Trustee May Own Certificates...................................3
Section 8.06. The Master Servicer to Pay Fees and Expenses...................3
Section 8.07. Eligibility Requirements.......................................4
Section 8.08. Resignation and Removal........................................4
Section 8.09. Successor......................................................5
Section 8.10. Merger or Consolidation........................................5
Section 8.11. Authenticating Agent...........................................6
Section 8.12. Separate Trustees and Co-Trustees..............................7
Section 8.13. Appointment of Custodians......................................8
Section 8.14. Tax Matters; Compliance with REMIC Provisions..................8
Section 8.15. Monthly Advances..............................................10

                                   ARTICLE IX

                                   TERMINATION
Section 9.01. Termination upon Purchase by the  Seller or
              Liquidation of All Mortgage Loans..............................1
Section 9.02. Additional Termination Requirements............................3

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS
Section 10.01. Amendment.....................................................1
Section 10.02. Recordation of Agreement......................................3
Section 10.03. Limitation on Rights of Certificateholders....................3
Section 10.04. Governing Law; Jurisdiction...................................4
Section 10.05. Notices.......................................................4
Section 10.06. Severability of Provisions....................................4
Section 10.07. Special Notices to Rating Agencies............................5
Section 10.08. Covenant of Seller............................................6
Section 10.09. Recharacterization............................................6

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES
Section 11.01. Class A Fixed Pass-Through Rate...............................1
Section 11.02. Cut-Off Date..................................................1


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                                                                            Page
                                                                            ----

Section 11.03. Cut-Off Date Aggregate Principal Balance......................1
Section 11.04. Original Class A Percentage...................................1
Section 11.05. Original Principal Balances of the Classes of
              Class A Certificates...........................................1
Section 11.06. Original Class A Non-PO Principal Balance.....................1
Section 11.07. Original Subordinated Percentage..............................1
Section 11.08. Original Class B-1 Percentage.................................1
Section 11.09. Original Class B-2 Percentage.................................2
Section 11.10. Original Class B-3 Percentage.................................2
Section 11.11. Original Class B-4 Percentage.................................2
Section 11.12. Original Class B-5 Percentage.................................2
Section 11.13. Original Class B-6 Percentage.................................2
Section 11.14. Original Class B Principal Balance............................2
Section 11.15. Original Principal Balances of the Classes of
              Class B Certificates...........................................2
Section 11.16. Original Class B-1 Fractional Interest........................2
Section 11.17. Original Class B-2 Fractional Interest........................2
Section 11.18. Original Class B-3 Fractional Interest........................3
Section 11.19. Original Class B-4 Fractional Interest........................3
Section 11.20. Original Class B-5 Fractional Interest........................3
Section 11.21. Closing Date..................................................3
Section 11.22. Right to Purchase.............................................3
Section 11.23. Wire Transfer Eligibility.....................................3
Section 11.24. Single Certificate............................................3
Section 11.25. Servicing Fee Rate............................................3
Section 11.26. Master Servicing Fee Rate.....................................4

                                    EXHIBITS

EXHIBIT A-1       -       Form of Face of Class A-1 Certificate
EXHIBIT A-PO      -       Form of Face of Class A-PO Certificate
EXHIBIT A-R       -       Form of Face of Class A-R Certificate
EXHIBIT B-1       -       Form of Face of Class B-1 Certificate
EXHIBIT B-2       -       Form of Face of Class B-2 Certificate
EXHIBIT B-3       -       Form of Face of Class B-3 Certificate
EXHIBIT B-4       -       Form of Face of Class B-4 Certificate
EXHIBIT B-5       -       Form of Face of Class B-5 Certificate
EXHIBIT B-6       -       Form of Face of Class B-6 Certificate
EXHIBIT C         -       Form of Reverse of Series 1998-27 Certificates
EXHIBIT D         -       Reserved
EXHIBIT E         -       Custodial Agreement
EXHIBIT F-1       -       Schedule  of  Mortgage   Loans   Serviced  by  Norwest
                          Mortgage in Locations other than Frederick, Maryland
EXHIBIT F-2       -       Schedule  of  Mortgage   Loans   Serviced  by  Norwest
                          Mortgage from Frederick, Maryland
EXHIBIT F-3       -       Schedule of Mortgage Loans Serviced by Other Servicers
EXHIBIT G         -       Request for Release
EXHIBIT H         -       Affidavit Pursuant to Section 860E(e)(4) of
                          the Internal Revenue Code of 1986, as
                          amended, and for Non-ERISA Investors
EXHIBIT I         -       Letter from Transferor of Residual Certificates
EXHIBIT J         -       Transferee's Letter (Class [B-4] [B-5] [B-6]
                          Certificates)
EXHIBIT K         -       Transferee's Letter (Class [B-1] [B-2] [B-3]
                          Certificates)
EXHIBIT L         -       Servicing Agreements
EXHIBIT M         -       Form of Special Servicing Agreement

            This Pooling and Servicing Agreement, dated as of October 29, 1998 executed by NORWEST ASSET SECURITIES CORPORATION, as Seller, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, and FIRST UNION NATIONAL BANK, as Trustee.

                                WITNESSETH THAT:

            In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.     DEFINITIONS.

            Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

            Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of
(i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any

Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

            Adjustment Amount: For any Distribution Date, the difference between
(A) the sum of the Class A Principal Balance and Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance and Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

            Aggregate Class A Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Classes of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a) on such Distribution Date.

            Aggregate Class A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for all the Classes of Class A Certificates.

            Aggregate   Current   Bankruptcy   Losses:   With   respect  to  any
Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

            Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

            Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

            Aggregate Foreclosure Profits: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Mortgage Loans.

            Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

            Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

            Authenticating    Agent:    Any    authenticating    agent
appointed by the Trustee pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

            Available Master Servicer Compensation: As to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

            Bankruptcy   Code:  The   Bankruptcy   Code  of  1978,  as
amended.

            Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trustee in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

            Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $100,000 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

            Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency

(directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

            Book-Entry Certificate: Any one of the Class A-1 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

            Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

            Certificate: Any one of the Class A Certificates or Class B Certificates.

            Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

            Certificate    Register   and    Certificate    Registrar:
Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trustee.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

            Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

            Class   A   Certificate:   Any  one  of  the   Class   A-1
Certificates, Class A-PO Certificates or Class A-R Certificate.

            Class A Certificateholder: The registered holder of a Class A Certificate.

            Class A Distribution Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-PO Certificates), the amount distributable to such Class of Class A Certificates pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a). As to any Distribution Date and the Class A-PO Certificates, the amount distributable to the Class A-PO Certificates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) on such Distribution Date.

            Class A Fixed Pass-Through Rate: As to any Distribution Date, the rate per annum set forth in Section 11.01.

            Class A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class A Certificates with respect to such Distribution Date.

            Class A Interest Percentage: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-PO Certificates), the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Class A Interest Shortfall Amount: As to any Distribution Date and any Class of Class A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first of Section 4.01(a).

            Class A Loss Denominator: As to any Determination Date, an amount equal to the Class A Non-PO Principal Balance.

            Class A Loss Percentage: As to any Determination Date and any Class of Class A Certificates (other than the Class A-PO Certificates) then outstanding, the percentage calculated by dividing the Principal Balance of such Class by the Class A Loss Denominator (determined without regard to any such Principal Balance of any Class of Class A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Class A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the Aggregate Class A Unpaid Interest Shortfalls and (iii) the Class A Non-PO Optimal Principal Amount.

            Class A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

            (i) the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

           (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

           (iv) the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

            Class A Non-PO Principal Balance: As of any date, an amount equal to the Class A Principal Balance less the Principal Balance of the Class A-PO Certificates.

            Class A Non-PO Principal Distribution Amount: As to any Distribution Date will be equal to the amount distributed pursuant to priority third clause
(A) of the Pool Distribution Amount Allocation, in an aggregate amount up to the Class A Non-PO Optimal Principal Amount.

            Class A Pass-Through Rate: As to the Class A-1 and Class A-R Certificates, the Class A Fixed Pass-Through Rate. The Class A-PO Certificates are not entitled to interest and have no Class A Pass-Through Rate.

            Class A Percentage: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Class A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in October 2003, 100%. As to any Distribution Date subsequent to October 2003 to and including the Distribution Date in October 2004, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to October 2004 to and including the Distribution Date in October 2005, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to October 2005 to and including the Distribution Date in October 2006, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to October 2006 to and including the Distribution Date in October 2007, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to October 2007, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of (a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A
Prepayment Percentage for the Distribution Date occurring in the October preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the current Class B Principal Balance and (b) cumulative Realized Losses shall not exceed (1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including November 2003 and October 2004
(2) 35% of the Original Class B Principal Balance if such Distribution Date occurs between and including November 2004 and October 2005, (3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including November 2005 and October 2006, (4) 45% of the Original Class B Principal Balance if such Distribution Date occurs between and including November 2006 and October 2007, and (5) 50% of the Original Class B Principal Balance if such Distribution Date occurs during or after November 2007. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

            Class A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class A-1 Certificates, Class A-PO Certificates and Class A-R Certificate.

            Class A Unpaid Interest Shortfall: As to any Distribution Date and Class of Class A Certificates, the amount, if any, by which the aggregate of the Class A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a).

            Class A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit C hereto.

            Class A-1 Certificateholder: The registered holder of a Class A-1 Certificate.

            Class A-PO Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit C hereto.

            Class A-PO Certificateholder: The registered holder of a Class A-PO Certificate.

            Class A-PO Deferred Amount: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause (B) of Section 4.01(a) and (y) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a). On and after the Cross-Over Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

            Class A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum as to each Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of

            (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

           (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of
      Unscheduled Principal Receipt;

          (iii) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to Section
      2.02 or 2.03;

           (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

            Class A-R Certificate: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit C hereto.

            Class A-R Certificateholder: The registered holder of the Class A-R Certificate.

            Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates or Class B-6 Certificates.

            Class B Certificateholder: The registered holder of a Class B Certificate.

            Class B Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

            Class B Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

            Class B Interest Percentage: As to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Class B Interest  Shortfall  Amount:  Any of the Class B-1  Interest
Shortfall  Amount,  Class B-2  Interest  Shortfall  Amount,  Class B-3  Interest
Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

            Class B Loss Percentage: As to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class B by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Class B Pass-Through Rate: As to any Distribution Date, 6.250% per annum.

            Class B Percentage: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage, Class B-5 Percentage or Class B-6 Percentage.

            Class B Prepayment Percentage: Any of the Class B-1 Prepayment Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage, Class B-5 Prepayment Percentage or Class B-6 Prepayment Percentage.

            Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

            Class B Unpaid Interest Shortfall: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid
Interest Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

            Class B-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

            Class B-1 Certificateholder: The registered holder of a Class B-1 Certificate.

            Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a).

            Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph fifth of Section 4.01(a).

            Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

           (ii) the Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

           (iv) the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;
provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

            Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

            Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a).

            Class B-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

            Class B-2 Certificateholder: The registered holder of a Class B-2 Certificate.

            Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a).

            Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a).

            Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

           (ii) the Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

           (iv) the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

            Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

            Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to
Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

            Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a).

            Class B-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

            Class B-3 Certificateholder: The registered holder of a Class B-3 Certificate.

            Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a).

            Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a).

            Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

           (ii) the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

           (iv) the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A)
the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

            Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

            Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

            Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a).

            Class B-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

            Class B-4 Certificateholder: The registered holder of a Class B-4 Certificate.

            Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs fourteenth, fifteenth, and sixteenth of Section 4.01(a).

            Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a).

            Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

           (ii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

           (iv) the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;
provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

            Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

            Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

            Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a).

            Class B-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

            Class B-5 Certificateholder: The registered holder of a Class B-5 Certificate.

            Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs seventeenth, eighteenth, and nineteenth of Section 4.01(a).

            Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a).

            Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

           (ii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

           (iv) the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;
provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

            Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

            Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal

Balance  (determined as of the  Determination  Date preceding such  Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

            Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a).

            Class B-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

            Class B-6 Certificateholder: The registered holder of a Class B-6 Certificate.

            Class B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs twentieth, twenty-first and twenty-second of Section 4.01(a).

            Class B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a).

            Class B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such

     Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

           (ii) the Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
      Section 2.02 or 2.03; and

           (iv) the Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;
provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

            Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Percentage for such Distribution Date will be zero.

            Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            Class B-6 Principal Balance: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

            Class B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a).

            Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

            Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

            Closing  Date:  The  date  of  initial   issuance  of  the
Certificates, as set forth in Section 11.21.

            Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

            Compensating  Interest:  As to any Distribution  Date, the lesser of
(a) the  product  of (i) 1/12th of 0.20% and (ii) the Pool  Scheduled  Principal
Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

            Co-op  Shares:   Shares   issued  by  private   non-profit
housing corporations.

            Corporate Trust Office: The principal office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at 230 South Tryon Street, Charlotte, North Carolina 28288.

            Cross-Over   Date:  The   Distribution   Date  preceding  the  first
Distribution Date on which the Class A Percentage (determined pursuant to clause
(ii) of the definition thereof) equals or exceeds 100%.

            Cross-Over Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

            Current Class A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph first of Section 4.01(a) on such Distribution Date.

            Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs fifth, eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a) on such Distribution Date.

            Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the

Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

            Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

            Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

            Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

            Current Class B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

            Curtailment:   Any   Principal   Prepayment   made   by  a
Mortgagor which is not a Prepayment in Full.

            Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trustee, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

            Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

            Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of the Trustee. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

            Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.03.

            Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

            DCR: Duff & Phelps Credit Rating Co., or its successor in interest.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

            Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

            Definitive Certificates:  As defined in Section 5.01(b).

            Denomination: The amount, if any, specified on the face of each Certificate representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate.

            Determination Date: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

            Discount Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of less than 6.250%.

            Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

            Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

            Eligible Account:  One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trustee, such that the Trustee, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as a REMIC or result in the imposition of any federal tax on the REMIC.

            Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

            (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

           (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

          (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

           (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

           (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

          (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

         (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

            In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Prohibited Holder:  As defined in Section 5.02(d).

            Errors and Omissions Policy: As defined in each of the Servicing Agreements.

            Event  of  Default:   Any  of  the  events   specified  in
Section 7.01.

            Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

            Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

            Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

            Exhibit F-1 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced in locations other than Frederick, Maryland under the Norwest Servicing Agreement.

            Exhibit F-2 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced in Frederick, Maryland under the Norwest Servicing Agreement.

            Exhibit F-3 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-3 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

            FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

            FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

            Fidelity  Bond:  As  defined  in  each  of  the  Servicing
Agreements.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

            Final Scheduled Maturity Date: The Final Scheduled Maturity Date for the Class A-1, Class A-PO, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates is November 25, 2013 which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

            Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.250%,
(b) the Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

            Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.250%, (ii) the Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

            FNMA:  Fannie Mae or any successor thereto.

            Foreclosure Profits: As to any Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date over (ii) the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid) to the first day of the month in which such Distribution Date occurs.

            Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

            Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $7,377,005.88 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

            Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation
Proceeds.

            Holder:  See "Certificateholder."

            Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

            Insurance   Proceeds:   Proceeds   paid  by  any   insurer
pursuant to any Insurance Policy covering a Mortgage Loan.

            Insured  Expenses:   Expenses  covered  by  any  Insurance
Policy covering a Mortgage Loan.

            Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-PO Certificates), (i) the product of (a) 1/12th of the Class A Pass-Through Rate for such Class and (b) the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class A Interest Percentage of such Class of
(x) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the

Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e). The Class A-PO Certificates have no Interest Accrual Amount.

            As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of (x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

            Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

            Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

            Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trustee pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

            Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

            Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

            Master   Servicer:   Norwest  Bank   Minnesota,   National
Association, or its successor in interest.

            Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

            Master  Servicing  Fee  Rate:  As  set  forth  in  Section
11.26.

            Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

            Monthly Payment: As to any Mortgage Loan (including any REO Mortgage
Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

            Month  End   Interest:   As  defined  in  each   Servicing
Agreement.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

            Mortgage Loan Rider: The standard  FNMA/FHLMC riders to the Mortgage
Note  and/or  Mortgage  riders  required  when  the  Mortgaged   Property  is  a
condominium unit or a unit in a planned unit development.

            Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trustee on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1, F-2 and F-3, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Section
2.02 or 2.03 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

          (i)  the Mortgage Loan identifying number;

          (ii) the city, state and zip code of the Mortgaged Property;

          (iii) the type of property;

          (iv) the Mortgage Interest Rate;

          (v)  the Net Mortgage Interest Rate;

          (vi) the Monthly Payment;

          (vii) the original number of months to maturity;

          (viii) the scheduled maturity date;

          (ix) the Cut-Off Date Principal Balance;

          (x)  the Loan-to-Value Ratio at origination;

          (xi) whether such Mortgage Loan is a Subsidy Loan;

          (xii)whether such Mortgage Loan is covered by primary mortgage insurance;

          (xiii) the Servicing Fee Rate;

          (xiv) whether such Mortgage Loan is a T.O.P. Mortgage Loan;

          (xv) the Master Servicing Fee;

          (xvi) Fixed Retained Yield, if applicable; and

          (xvii) for each Exhibit F-3 Mortgage Loan, the name of the Servicer with respect thereto.

            Such schedule may consist of multiple reports that collectively set forth all of the information required.

            Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Section 2.02 or 2.03, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

            Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

            Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

            Mortgagor:  The obligor on a Mortgage Note.

            Net Foreclosure Profits: As to any Distribution Date, the amount, if any, by which (i) Aggregate Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to such Distribution Date.

            Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

            Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the Servicing Fee Rate, as set forth in Section 11.25 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section 11.26 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

            Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

            Non-permitted Foreign Holder: As defined in Section 5.02(d).

            Non-PO  Fraction:  With respect to any Mortgage  Loan, the lesser of
(i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.250%.

            Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trustee, as the case may be, and which the Servicer, the Master Servicer or the Trustee determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trustee (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trustee or, in the case of a Master Servicer determination, an Officer's

Certificate of the Master Servicer delivered to the Trustee, in each case detailing the reasons for such determination.

            Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Cross-Over Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Cross-Over Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance and
(b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance.

            Non-U.S. Person:  As defined in Section 4.01(f).

            Norwest   Mortgage:   Norwest   Mortgage,   Inc.,  or  its
successor in interest.

            Norwest Mortgage Correspondents: The entities listed on the Mortgage Loan Schedule, from which Norwest Mortgage purchased the Mortgage Loans.

            Norwest Servicing Agreement: The Servicing Agreement providing for the servicing of the Exhibit F-1 Mortgage Loans and Exhibit F-2 Mortgage Loans initially by Norwest Mortgage.

            Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant
Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

            Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

            Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii)
(a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or fifth sentences of the definition of Principal

Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

            Original Class A Percentage: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

            Original Class A Non-PO Principal Balance: The sum of the Original Principal Balances of the Class A-1 and Class A-R Certificates, as set forth in
Section 11.06.

            Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.14.

            Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.16.

            Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.17.

            Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.18.

            Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.19.

            Original Class B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the sum of the

Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-5 Fractional Interest is specified in Section 11.20.

            Original Class B-1 Percentage: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.08.

            Original Class B-2 Percentage: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-3 Percentage: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.10.

            Original Class B-4 Percentage: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class B-5 Percentage: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.12.

            Original Class B-6 Percentage: The Class B-6 Percentage as of the Cut-Off Date, as set forth in Section 11.13.

            Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-6 Principal Balance: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance,
Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.15.

            Original Subordinated Percentage: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.07.

            Other Servicer: Any of the Servicers other than Norwest Mortgage.

            Other Servicing Agreements: The Servicing Agreements other than the Norwest Servicing Agreement.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02 or 2.03.

            Owner Mortgage Loan File: A file maintained by the Trustee (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

            Partial   Liquidation   Proceeds:   Liquidation   Proceeds
received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

            Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

            Paying Agent: The Person authorized on behalf of the Trustee, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee. The initial Paying Agent is appointed in Section 4.03(a).

            Payment  Account:   The  account  maintained  pursuant  to
Section 4.03(b).

            Percentage Interest: With respect to a Class A Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

            Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trustee hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trustee and (ii) by the amount of any related Debt

Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trustee, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trustee to be Nonrecoverable Advances.

            Person:  Any individual,  corporation,  partnership,  joint venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof.

            Plan:  As defined in Section 5.02(c).

            PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

            Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Holders of the Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03 and (iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trustee;

            (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

            (j)   Net Foreclosure Profits;

            (k)   Month End Interest; and

            (l) the amount of any Recoveries in respect of principal which had previously been allocated as a loss to one or more Classes of the Class A or Class B Certificates pursuant to Section 4.02 other than Recoveries covered by the last sentence of Section 4.02(d).

            Pool Scheduled  Principal Balance:  As to any Distribution Date, the
aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

            Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

            Principal  Adjustment:  In the  event  that the  Class  B-1  Optimal
Principal  Amount,  Class  B-2  Optimal  Principal  Amount,  Class  B-3  Optimal
Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

            Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates, the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class of Class A Certificates (other than the Class A-PO Certificates), the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Paragraph third clause (A) of Section 4.01(a) and (ii) as a result of a Principal Adjustment, and (b) the Realized Losses allocated through such Determination Date to such Class pursuant to Section 4.02(b). After the Cross-Over Date, each such Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Class A Loss
Percentage of such Class and the excess, if any, of (i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence over (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

            As of any subsequent Determination Date prior to the Cross-Over Date and as to the Class A-PO Certificates, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class A-PO Certificates pursuant to
Section 4.02(b). After the Cross-Over Date, such Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between such Principal Balance as of such Determination Date without regard to this sentence and the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

            As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

            Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

            Prior  Month  Receipt  Period:   With  respect  to  each
Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

            Prohibited   Transaction   Tax:  Any  tax  imposed   under
Section 860F of the Code.

            Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

            Rate Determination Date: As to any Distribution Date, the second LIBOR Business Day preceding the Distribution Date in the month preceding the month in which such Distribution Date occurs.

            Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates and Class B-1 Certificates are DCR and S&P. The Rating Agency for the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is DCR. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean D-1+ in the case of DCR and A-1+ in the case of S&P and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

            Realized Losses:  With respect to any  Distribution  Date,
(i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and (ii) Bankruptcy Losses incurred in the month preceding the month of such Distribution Date.

            Record   Date:   The  last   Business  Day  of  the  month
preceding the month of the related Distribution Date.

            Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

            Relevant Anniversary:  See "Bankruptcy Loss Amount."

            REMIC:  A "real  estate  mortgage  investment  conduit" as
defined  in  Code   Section   860D.   "The  REMIC"   means  the  REMIC
constituted by the Trust Estate.

            REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

            Remittance  Date:  As  defined  in each  of the  Servicing
Agreements.

            REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

            REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

            Request   for   Release:   A  request   for   release   in
substantially the form attached as Exhibit G hereto.

            Responsible Officer: When used with respect to the Trustee, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

            S&P:  Standard & Poor's, or its successor in interest.

            Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

            Seller: Norwest Asset Securities Corporation, or its successor in interest.

            Senior Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (a) the Class A Non-PO Optimal Amount and (b) the Class A-PO Optimal Principal Amount.

            Servicer Mortgage Loan File: As defined in each of the Servicing Agreements.

            Servicers: Each of Norwest Mortgage, National City Mortgage Company, Countrywide Home Loans, Inc., Home Side Lending, Banc One Mortgage Corporation, FT Mortgage Companies, Bank of Oklahoma, N.A., The Huntington Mortgage Company, SunTrust Mortgage, Inc., Columbia Equities, Ltd., Home Side Lending, Farmers State Bank & Trust Company of Superior, Hibernia National Bank, and Brenton Mortgage, Inc.

            Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

            Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

            Servicing Fee Rate: With respect to a Mortgage Loan, as set forth in Section 11.25.

            Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

            Similar Law:  As defined in Section 5.02(c).

            Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.24.

            Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

            (1)   normal wear and tear;

            (2) infidelity, conversion or other dishonest act on the part of the Trustee or the Servicer or any of their agents or employees; or

            (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues; or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

            Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $3,940,981.50 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with
Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trustee. On and after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

            Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

            Startup Day:  As defined in Section 2.05.

            Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Percentage for such date.

            Subordinated    Prepayment    Percentage:    As   to   any
Distribution Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

            Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

            Substitute Mortgage Loan:  As defined in Section 2.02

            Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

            T.O.P. Mortgage Loan: Any Mortgage Loan that was originated by Norwest Mortgage or an affiliate thereof in connection with the "Title Option Plus" program and which is not covered by a title insurance policy. Each T.O.P. Mortgage Loan shall be identified as such in the Mortgage Loan Schedule.

            Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trustee to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            Trustee: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trustee appointed as herein provided.

            Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

            Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation,
Liquidation Proceeds, Net REO Proceeds and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Net Foreclosure Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts. Except as set forth in the last sentence of
Section 4.02(d), a Recovery shall not be treated as an Unscheduled Principal Receipt.

            Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

            U.S. Person:  As defined in Section 4.01(f).

            Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Holders of each Class of Certificates will collectively be entitled to the then applicable percentage of the aggregate Voting Interest represented by all Certificates equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Class A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

            Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

SECTION 1.02.     ACTS OF HOLDERS.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this
Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

SECTION 1.03. EFFECT OF HEADINGS AND TABLE OF CONTENTS.

            The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

SECTION 1.04. BENEFITS OF AGREEMENT.

            Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF THE CERTIFICATES

SECTION 2.01.     CONVEYANCE OF MORTGAGE LOANS.

            The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans and
(d) proceeds of all the foregoing.

            In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trustee, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trustee or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by Norwest Mortgage or the applicable Norwest Mortgage Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trustee promptly following its recordation, but in no event later than one (1) year following the Closing Date. The Seller shall also cause to be delivered to the Trustee any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trustee within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage not delivered to the Trustee on the Closing Date.

            In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trustee the assignment of the Mortgage Loan from the Seller to the Trustee in a form suitable for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trustee and the Trustee shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trustee) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

SECTION 2.02.     ACCEPTANCE BY TRUSTEE.

            The Trustee acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trustee finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trustee shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trustee's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate less any Fixed Retained Yield through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

            In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage

Loan File relating thereto shall be delivered to the Trustee and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trustee with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trustee of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trustee shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders or the Trustee on behalf of the Certificateholders. The failure of the Trustee to give any notice contemplated herein within forty-five
(45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

            The Trustee may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trustee appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

SECTION 2.03.     REPRESENTATIONS AND WARRANTIES OF THE MASTER
SERVICER AND THE SELLER.

            (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement:

            (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

           (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

          (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

           (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

            (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee or the Custodian.

            (b) The Seller hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

            (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

           (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

          (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

           (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage
      Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Custodian pursuant to Section 2.01;

            (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

           (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

          (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

         (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

           (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

            (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

           (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

          (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

         (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

          (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

           (xv) The Mortgage Loan (except (A) any Mortgage Loan identified on the Mortgage Loan Schedule as a T.O.P. Mortgage Loan and (B) any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending  institutions  in the  area in which  the  Mortgaged  Property  is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

          (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency
      Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each

      Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

         (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

        (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

          (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 180 months;

           (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

          (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

         (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

        (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

         (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

          (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with FNMA or FHLMC standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

         (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

            Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee and shall inure to the benefit of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

            (c) Upon discovery by either the Seller, the Master Servicer, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or
(ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

SECTION 2.04.     EXECUTION AND DELIVERY OF CERTIFICATES.

            The Trustee  acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.

SECTION 2.05.     DESIGNATION OF CERTIFICATES; DESIGNATION OF
STARTUP DAY AND LATEST POSSIBLE MATURITY DATE.

            The Seller hereby designates the Classes of Class A Certificates (other than the Class A-R Certificate) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of the REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the REMIC is November 25, 2013 for purposes of Code Section 860G(a)(1).

ARTICLE III

ADMINISTRATION OF THE TRUST ESTATE:  SERVICING
OF THE MORTGAGE LOANS

SECTION 3.01.     CERTIFICATE ACCOUNT.

            (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

            (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

            (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trustee, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

           (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Section 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

            (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause the Trust Estate to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

            (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

SECTION 3.02.     PERMITTED WITHDRAWALS FROM THE CERTIFICATE ACCOUNT.

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

            (i) to reimburse the Master Servicer, the Trustee or any Servicer for Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.08 or 9.01) respecting which any such Periodic Advance was made;

           (ii) to reimburse any Servicer, the Master Servicer or the Trustee for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of
      Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

          (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

           (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular
      Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

            (v) to reimburse the Master Servicer, any Servicer or the Trustee (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c),

      3.03(d) or 6.03 or the second  sentence of Section  8.14(a) or pursuant to
      such   Servicer's   Servicing   Agreement,   provided  such  expenses  are
      "unanticipated" within the meaning of the REMIC Provisions;

           (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02 or 2.03 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

          (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

         (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

           (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

            (x) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

           (xi) to clear and  terminate  the  Certificate  Account  pursuant  to
      Section 9.01; and

           (xii) to pay to Norwest Mortgage from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

            (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

SECTION 3.03.     ADVANCES BY MASTER SERVICER AND TRUSTEE.

            (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to make Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event Norwest Mortgage fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the Norwest Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trustee shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trustee has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trustee with respect to any such Distribution Date (i) the amount of Periodic Advances required of Norwest Mortgage or such Other Servicer, as the case may be, (ii) the amount actually advanced by Norwest Mortgage or such Other Servicer, (iii) the amount that the Trustee or Master Servicer is required to advance hereunder, including any amount the Master Servicer is required to advance pursuant to the second sentence of this Section 3.03(a), and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trustee or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trustee may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

            (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent Norwest Mortgage fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the Norwest Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of Norwest Mortgage, certify to the Trustee that such failure has occurred. Upon receipt of such certification, the Trustee shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

            (c) The Master Servicer and the Trustee shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trustee shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trustee, withdraw from the Certificate Account and remit to the Trustee any amounts to which the Trustee is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and (v).

            (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trustee shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

SECTION 3.04.     TRUSTEE TO COOPERATE;
RELEASE OF OWNER MORTGAGE LOAN FILES.

            Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trustee that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trustee. The Trustee shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trustee and the Trustee shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trustee by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage

Loan, the Request for Release shall be released by the Trustee to the Master Servicer or such Servicer, as appropriate.

            Upon written certification of the Master Servicer or the Servicer of such Mortgage Loan, the Trustee shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

SECTION 3.05.     REPORTS TO THE TRUSTEE; ANNUAL COMPLIANCE
STATEMENTS.

            (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

            (b) The Master Servicer shall deliver to the Trustee on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii)
(A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in (iii)(A) above, each
Servicer  has  performed  and   fulfilled  its  duties,   responsibilities   and
obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trustee to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

SECTION 3.06. TITLE, MANAGEMENT AND DISPOSITION OF ANY REO MORTGAGE LOAN.

            The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

SECTION 3.07. AMENDMENTS TO SERVICING AGREEMENTS, MODIFICATION OF STANDARD PROVISIONS.

            (a) Subject to the prior written consent of the Trustee  pursuant to
Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended,
(ii) the modification or amendment that the Master Servicer desires to issue and
(iii) the reason or reasons for such proposed amendment or modification.

            (b) The Trustee shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any
Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, the Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

            (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder or the Trustee, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End
Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the Norwest Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

            (ii) The Master Servicer may direct Norwest Mortgage to enter into an amendment to the Norwest Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

SECTION 3.08.     OVERSIGHT OF SERVICING.

            The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Trust Estate of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on the REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

            For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trustee or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trustee an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

            During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

            The relationship of the Master Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

            The Seller shall be entitled to repurchase at its option any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trustee the certification required by Section 3.04 and the Trustee and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

            In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of
Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trustee, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

            The Master Servicer, on behalf of the Trustee, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the REMIC.

            The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

SECTION 3.09. TERMINATION AND SUBSTITUTION OF SERVICING AGREEMENTS.

            Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) Norwest Mortgage fails to make any advance, as a consequence of which the Trustee is obligated to make an advance pursuant to Section 3.03 and (ii) the Trustee provides Norwest Mortgage written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trustee shall terminate the Norwest Servicing Agreement without the recommendation of the Master Servicer. The Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with termination of such Servicing Agreement at the direction of the Master Servicer. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing
Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

SECTION 3.10.     APPLICATION OF NET LIQUIDATION PROCEEDS.

            For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

SECTION 3.11.     1934 ACT REPORTS.

            The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates (other than the Class A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

ARTICLE IV

DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
PAYMENTS TO CERTIFICATEHOLDERS;
STATEMENTS AND REPORTS

SECTION 4.01.     DISTRIBUTIONS.

            (a) On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

            first, to the Classes of Class A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Class A Interest Accrual Amount with respect to such Distribution Date;

            second, to the Classes of Class A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Class A Unpaid Interest Shortfall;

            third, concurrently, pro rata, to the Class A Certificates (other than the Class A-PO Certificates), based on the Class A Non-PO Optimal Principal Amount, and the Class A-PO Certificates, based on the Class A-PO Optimal Principal Amount, (A) to the Classes of Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

            fourth, to the Class A-PO Certificates in an amount up to the Class A-PO Deferred Amount, but only from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-6 Certificates pursuant to Paragraph twenty-second, below, second to the Class B-5 Certificates pursuant to Paragraph nineteenth, below, third to the Class B-4 Certificates pursuant to Paragraph sixteenth, below, fourth to the Class B-3 Certificates pursuant to Paragraph thirteenth, below, fifth to the Class B-2 Certificates pursuant to Paragraph tenth below, and sixth to the Class B-1 Certificates pursuant to Paragraph seventh below;

            fifth, to the Class B-1 Certificates in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

            sixth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

            seventh, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            eighth, to the Class B-2 Certificates in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

            ninth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

            tenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            eleventh, to the Class B-3 Certificates in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

            twelfth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

            thirteenth,  to the  Class B-3  Certificates  in an amount up to the
Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            fourteenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

            fifteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

            sixteenth,  to the  Class  B-4  Certificates  in an amount up to the
Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            seventeenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

            eighteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

            nineteenth,  to the  Class B-5  Certificates  in an amount up to the
Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            twentieth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

            twenty-first, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

            twenty-second,  to the Class B-6 Certificates in an amount up to the
Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above; and

            twenty-third, to the Holder of the Class A-R Certificate.

            Notwithstanding the foregoing, after the Principal Balance of any Class (other than the Class A-R Certificate) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

            In addition, Net Foreclosure Profits, if any, with respect to such Distribution Date minus any portion thereof payable to a Servicer pursuant to
Section 3.02(ix) hereof shall be distributed to the Holder of the Class A-R Certificate.

            With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances.

            (b) On each Distribution Date occurring prior to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Classes of Class A Certificates (other than the Principal Balance of the Class A-PO Certificates) in accordance with the following priorities:

            first, to the Class A-R  Certificate,  until the Principal
      Balance thereof has been reduced to zero; and
            second, to the Class A-1 Certificates, until the Principal Balance thereof has been reduced to zero.

            (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Classes of Class A Certificates (other than the Class A-PO Certificates) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

            (d) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

            (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

            (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the
remaining Classes of Class B Certificates will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Prepayment Percentage and the Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Percentage or Class B Prepayment Percentage.

            (e) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this Section 4.01(e) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.23, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates.

            In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class A-R Certificate) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trustee. The Trustee will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trustee therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a).

            (f) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(f) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S.
Persons).

SECTION 4.02.     ALLOCATION OF REALIZED LOSSES.

            (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

            first, to the Class B-6 Certificates until the Class B-6 Principal Balance has been reduced to zero;

            second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

            third, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

            fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

            fifth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

            sixth, to the Class B-1  Certificates  until the Class B-1
Principal Balance has been reduced to zero; and
            seventh, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and Class A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

            This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

            (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Mortgage Loan allocable to the Class A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates based on the Class A Non-PO Principal Balance and the Class B Principal Balance,
respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date among the outstanding Classes of Class A Certificates (other than the Class A-PO Certificates) in accordance with the Class A Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Classes of Class B Certificates based on their Principal Balances.

            (c) Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

            (d) In the event that there is a Recovery of an amount in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Classes of Class A Certificates or any Classes of Class B Certificates, each outstanding Class to which such Realized Loss had previously been allocated shall be entitled to its share (with respect to the Class A-PO Certificates, based on the PO Fraction of such Mortgage Loan and, with respect to the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates, based on their pro rata share of the Non-PO Fraction of such Mortgage Loan) of such Recovery up to the amount of such Realized Loss previously allocated to such Class on the Distribution Date in the month following the month in which such recovery is received. When the Principal Balance of a Class of Certificates has been reduced to zero, such Class shall not be entitled to any share of such Recovery. In the event that the amount of such Recovery exceeds the amount of such Recovery allocated to each outstanding Class in accordance with the preceding provisions, each outstanding Class shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Class. Notwithstanding the foregoing provisions, but subject to the following proviso, if such Recovery occurs within two years of the realization of such loss and (i) is the result of an event that would have given rise to the repurchase of the related Mortgage Loan by the Seller pursuant to Section 2.02 or 2.03, or (ii) represents in whole or part funds which the applicable Servicer had received in respect of a

Liquidated Loan but failed to remit to the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a
Liquidated Loan, such Recovery may, at the sole discretion of the Master Servicer, be treated as a repurchase or an Unscheduled Principal Receipt with respect to such Mortgage Loan, as the case may be, the Realized Loss previously recognized may be reversed and treated for all subsequent purposes as if it had never occurred and the Master Servicer may make such adjustments to interest or principal distributions on the Certificates and to the principal balances of the Certificates as the Master Servicer in its good faith judgment and sole discretion deems necessary or desirable to effectuate the reversal of the Realized Loss and the treatment of such amount as a repurchase or as an Unscheduled Principal Receipt, as the case may be; provided that such actions do not result in the aggregate distributions made in respect of each Class of
Certificates whose principal balances were previously reduced as a result of such Realized Loss being less than such Class would have received if such Recovery had been deposited in the Certificate Account on or prior to the
Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan.

            (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated between (i) the Class A Certificates and (ii) the Class B Certificates, pro rata based on the Class A Interest Accrual Amount and the Class B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates shall be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Classes of Class B Certificates based on their Class B Interest Percentages. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages.

            (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

SECTION 4.03.     PAYING AGENT.

            (a) The Master Servicer hereby appoints the Trustee as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by
Section 4.04 as agent of the Master Servicer.

            The Master Servicer may, at any time, remove or replace the Paying Agent.

            The Master Servicer shall cause any Paying Agent that is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent shall:

            (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of
      Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

           (ii) give the Trustee notice of any default by the Master Servicer in remitting any required amount; and

          (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

            (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, (a) an amount equal to the Pool Distribution Amount, (b) Net Foreclosure Profits, if any, with respect to such Distribution Date and (c) the amount of any recovery in respect of a Realized Loss. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trustee, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

SECTION 4.04.     STATEMENTS TO CERTIFICATEHOLDERS;
REPORT TO THE TRUSTEE AND THE SELLER.

            Concurrently with each distribution pursuant to Section 4.01(e), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

            (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

           (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class of Class A Certificates, (c) any Class A Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class for such Distribution Date;

          (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

           (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates after giving effect to such distribution, (d) the amount of any
      Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

            (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trustee pursuant to the Servicing Agreements or this Agreement;

           (vi) the number of Mortgage Loans outstanding as of the preceding Determination Date;

          (vii) the Class A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

         (viii) the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

           (ix) the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by Norwest Mortgage and, collectively, by the Other Servicers as of such Distribution Date;

            (x) the Class A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

           (xi) the Class A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

         (xiii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xiv) the number and aggregate principal balances of Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

           (xv) the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

          (xvi) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

         (xvii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

        (xviii) the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

          (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

           (xx) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses allocated as of such Distribution Date;

          (xxi) the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

         (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

        (xxiii) the Class A-PO Deferred Amount, if any; and

         (xxiv) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;
and shall deliver a copy of each type of statement to the Trustee, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

            In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class A-R Certificate) with a $1,000 Denomination, and as a dollar amount per Class A-R Certificate with a $100 Denomination.

            Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses (iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

            Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trustee, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

            In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

SECTION 4.05.     REPORTS TO MORTGAGORS AND THE INTERNAL REVENUE
SERVICE.

            The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

SECTION 4.06.     CALCULATION OF AMOUNTS; BINDING EFFECT OF
INTERPRETATIONS AND ACTIONS OF MASTER SERVICER.

            The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates or the allocation of losses to the Certificates, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

ARTICLE V

THE CERTIFICATES

SECTION 5.01.     THE CERTIFICATES.

            (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-R Certificate, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class A-R Certificate) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class, as the case may
be), and shall be substantially in the respective forms set forth as Exhibits A-1, A-PO, A-R, B-1, B-2, B-3, B-4, B-5, B-6 and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trustee to or upon the order of the Seller upon receipt by the Trustee or the Custodian of the documents specified in Section 2.01. The aggregate principal portion evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective
Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trustee, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Until such time as Definitive  Certificates  are issued  pursuant to
Section 5.07, each Book-Entry Certificate shall bear the following legend:

            "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

            (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to Section 5.07:

            (i) the provisions of this Section 5.01(b) shall be in full force and effect;

           (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

          (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

           (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders
      shall,   with   respect   to  the   Book-Entry   Certificates,   refer  to
      distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

            (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

            For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

            Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trustee at the Corporate Trust Office.

SECTION 5.02.     REGISTRATION OF CERTIFICATES.

            (a) The Trustee shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

            At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trustee or the Authenticating Agent in accordance with their standard procedures.

            (b) No transfer of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trustee or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer, and (ii) the Trustee shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Seller or the Master Servicer. The Holder of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trustee is under an obligation to register the Class A-PO, Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

            (c) No transfer of a Class A-PO or Class B Certificate shall be made (other than the transfer of the Class A-PO Certificates to an affiliate of the Seller on the Closing Date) unless the Trustee shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, in the case of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate, or in the form of Exhibit K hereto, in the case of a Class B-1, Class B-2 or Class B-3 Certificate, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code
Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trustee, the Seller or the Master Servicer or (b) with respect to the Class B Certificates only, if such transferee is an insurance company, (A) the source of funds used to purchase the Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited
Transaction  Class Exemption  95-60 ("PTE 95-60"),  60 Fed. Reg. 35925 (July 12,
1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B Certificates are covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class A-PO or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trustee and the Seller to the effect that the purchase or holding of such Class A-PO or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trustee, the Seller or the Master Servicer. The Class A-PO and Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

            (d) No legal or  beneficial  interest  in all or any  portion of the
Class A-R Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R
Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trustee shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R Certificate, unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

            The affidavit described in the preceding paragraph,  if not executed in connection with the initial issuance of the Class A-R Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R Certificate shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

            Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R
Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of the Class A-R Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class A-R Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

SECTION 5.03.     MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

            If (i) any mutilated Certificate is surrendered to the Trustee or the Authenticating Agent, or the Trustee or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any
Certificate, and (ii) there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

SECTION 5.04.     PERSONS DEEMED OWNERS.

            Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

SECTION 5.05.     ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND
ADDRESSES.

            (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trustee, within 15 days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

            (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trustee is not the Certificate Registrar, the Trustee shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

            (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

SECTION 5.06.     MAINTENANCE OF OFFICE OR AGENCY.

            The Trustee will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

SECTION 5.07.     DEFINITIVE CERTIFICATES.

            If (i)(A) the Master Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trustee through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trustee shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trustee by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trustee shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer nor the Trustee shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

SECTION 5.08.     NOTICES TO CLEARING AGENCY.

            Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trustee shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

ARTICLE VI

THE SELLER AND THE MASTER SERVICER

SECTION 6.01.     LIABILITY OF THE SELLER AND THE MASTER SERVICER.

            The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

SECTION 6.02.     MERGER OR CONSOLIDATION OF THE SELLER OR THE
MASTER SERVICER.

            Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

SECTION 6.03. LIMITATION ON LIABILITY OF THE SELLER, THE MASTER SERVICER AND OTHERS.

            Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

SECTION 6.04.     RESIGNATION OF THE MASTER SERVICER.

            The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

SECTION 6.05.     COMPENSATION TO THE MASTER SERVICER.

            The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement and any investment income on funds on deposit in the Certificate Account as additional compensation.

SECTION 6.06.     ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER
SERVICER.

            The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee, in the exercise of its reasonable judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

SECTION 6.07. INDEMNIFICATION OF TRUSTEE AND SELLER BY MASTER SERVICER.

            The Master Servicer shall indemnify and hold harmless the Trustee and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

ARTICLE VII

DEFAULT

SECTION 7.01.     EVENTS OF DEFAULT.

            In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

            (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

           (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

           (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

            (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

           (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

          (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both FNMA and FHLMC, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

SECTION 7.02. OTHER REMEDIES OF TRUSTEE.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

SECTION 7.03. DIRECTIONS BY CERTIFICATEHOLDERS AND DUTIES OF TRUSTEE DURING EVENT OF DEFAULT.

            During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

SECTION 7.04. ACTION UPON CERTAIN FAILURES OF THE MASTER SERVICER AND UPON EVENT OF DEFAULT.

            In the event that the Trustee shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or (ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee may, but need not if the Trustee deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

SECTION 7.05. TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

            When the Master Servicer receives notice of termination  pursuant to
Section 7.01 or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trustee is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trustee shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trustee and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trustee shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trustee is required to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trustee or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by
(i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section 7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trustee) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

SECTION 7.06. NOTIFICATION TO CERTIFICATEHOLDERS.

            Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

ARTICLE VIII

CONCERNING THE TRUSTEE

SECTION 8.01.     DUTIES OF TRUSTEE.

            The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

           (ii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; and

          (iii) The Trustee shall not be liable for any error of judgment made in good faith by any of its Responsible Officers, unless it shall be proved that the Trustee or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

            None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 8.02.     CERTAIN MATTERS AFFECTING THE TRUSTEE.

            Except as otherwise provided in Section 8.01:

            (i) The Trustee may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee may prescribe;

           (ii) The Trustee may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

           (iv) Subject to Section 7.04, the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 7.05 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer; and

            (v) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

SECTION 8.03.     TRUSTEE NOT REQUIRED TO MAKE INVESTIGATION.

            Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any
resolution,   certificate,   statement,
instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee, shall be repaid by the Master Servicer upon demand.

SECTION 8.04. TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.

            The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility as to the correctness of the same. The Trustee makes no representation for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, the Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

SECTION 8.05.     TRUSTEE MAY OWN CERTIFICATES.

            The Trustee and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

SECTION 8.06.     THE MASTER SERVICER TO PAY FEES AND EXPENSES.

            The Master Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

SECTION 8.07.     ELIGIBILITY REQUIREMENTS.

            The Trustee hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08.

SECTION 8.08.     RESIGNATION AND REMOVAL.

            The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of the property or affairs of the Trustee for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

            The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

            Any resignation or removal of the Trustee and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

SECTION 8.09.     SUCCESSOR.

            Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

            Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

SECTION 8.10.     MERGER OR CONSOLIDATION.

            Any Person into which the Trustee may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee hereunder; provided, however, that
(i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject the REMIC to federal, state or local tax or cause the REMIC to not qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee.

SECTION 8.11.     AUTHENTICATING AGENT.

            The Trustee may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's countersignature, such reference shall be deemed to include authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            The  Authenticating  Agent may at any time resign by giving at least
30 days' advance written notice of resignation to the Trustee, the Seller and the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of
resignation  or  upon  such  a   termination,   or  in  case  at  any  time  the
Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

            The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

SECTION 8.12.     SEPARATE TRUSTEES AND CO-TRUSTEES.

            The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

           (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

          (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

           (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

            Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

            No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section 8.09 hereof.

            The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

            The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 8.06 hereof.

SECTION 8.13.     APPOINTMENT OF CUSTODIANS.

            The Trustee may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to this Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

SECTION 8.14.     TAX MATTERS; COMPLIANCE WITH REMIC PROVISIONS.

            (a) Each of the Trustee and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as a REMIC; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the REMIC or the Trust Estate. The Master Servicer, or, in the case of any action required by law to be performed directly by the Trustee, the Trustee, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns using a calendar year as the taxable year for the REMIC and the accrual method of accounting; (ii) in the first such federal tax return, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat the Trust Estate as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the REMIC, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trustee and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Forms SS-4 and 8811 and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of the REMIC, and the fair market value and adjusted basis of the REMIC property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in the REMIC within the meaning of Code
Section 860D(a)(2) other than the interests represented by the Class A-1, Class A-PO and Class A-R Certificates and the Class B-l, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Trust Estate or the REMIC to tax or (c) cause the Trust Estate to fail to qualify as a REMIC; (ix) exercise reasonable care not to allow the REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC;
(x) pay (on behalf of the REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the REMIC when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and
(xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the REMIC within the meaning of Treasury Regulations Section

1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R Certificateholder for such purpose (or if the Master Servicer is not so permitted, the Holder of the Class A-R Certificate shall be tax matters person in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee shall sign the tax returns referred to in clause (i) of the second preceding sentence.

            In order to enable the Master Servicer or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer or the Trustee, as the case may be, may from time to time, request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Master Servicer or the Trustee arising from any errors or miscalculations by the Master Servicer or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the REMIC as described above. In the event that the Trustee prepares any of the federal, state and local tax returns of the REMIC as described above, the Trustee hereby indemnifies the Seller and the Master Servicer for any losses, liabilities, damages, claims or expenses of the Seller or the Master Servicer arising from the Trustee's willful misfeasance, bad faith or negligence in connection with such preparation.

            (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer or the Trustee to perform its obligations under this Section 8.14.

SECTION 8.15.     MONTHLY ADVANCES.

            In the event that Norwest Mortgage fails to make a Periodic Advance required to be made pursuant to the Norwest Servicing Agreement on or before the Distribution Date, the Trustee shall make a Periodic Advance as required by Section 3.03 hereof; provided, however, the Trustee shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by Norwest Mortgage, the Trustee shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

ARTICLE IX

TERMINATION

SECTION 9.01.     TERMINATION UPON PURCHASE BY THE
SELLER OR LIQUIDATION OF ALL MORTGAGE LOANS.

            Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section
9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.22. In the case of any purchase by the Seller pursuant to said clause
(i),  the Seller  shall  provide to the  Trustee the  certification  required by
Section 3.04 and the Trustee and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Estate) or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to
(i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class A-R Certificate, the amounts, if any, which remain on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Notwithstanding the foregoing, if the price paid pursuant to clause
(i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trustee of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(b) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

            In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trustee shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

SECTION 9.02.     ADDITIONAL TERMINATION REQUIREMENTS.

            In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject the REMIC to federal tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax return of the REMIC; and

           (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trustee shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

ARTICLE X

MISCELLANEOUS PROVISIONS

SECTION 10.01.    AMENDMENT.

            (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake,
(ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate or the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates as evidenced by a letter from each Rating Agency to such effect, (v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of
Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Trust Estate or the REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

            This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

            Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the REMIC to tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

            It shall not be necessary for the consent of Certificateholders under this Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder or the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of:

            (i) changing the Applicable Unscheduled Principal Receipt Period for Exhibit F-1 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

            (ii) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

            A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trustee.

SECTION 10.02.    RECORDATION OF AGREEMENT.

            This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

SECTION 10.03.    LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

            The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No   Certificateholder,   solely  by   virtue   of  its   status  as
Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 10.04.    GOVERNING LAW; JURISDICTION.

            THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 10.05.    NOTICES.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Norwest Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Norwest Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer and
(iii) in the case of the Trustee, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer or the Trustee shall not be effective until received.

            For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of the Servicer unless notified thereof in writing by the Trustee, the Servicer or a Certificateholder.

SECTION 10.06.    SEVERABILITY OF PROVISIONS.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 10.07.    SPECIAL NOTICES TO RATING AGENCIES.

            (a) The Trustee shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

            (i)   any   amendment  to  this   Agreement   pursuant  to
      Section 10.01(a);

           (ii) any sale or  transfer  of the Class B  Certificates  pursuant to
      Section 5.02 to an affiliate of the Seller;

          (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

           (iv) any resignation of the Master Servicer pursuant to Section 6.04;

            (v) the  occurrence  of any of the  Events of Default  described  in
      Section 7.01;

           (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

          (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

         (viii) the making of a final payment pursuant to Section 9.01.

            (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

            (i)   the  appointment of a Custodian  pursuant to Section
      2.02;

           (ii) the resignation or removal of the Trustee pursuant to Section 8.08;

          (iii) the appointment of a successor trustee pursuant to Section 8.09; or

           (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

            (c) The Master Servicer shall deliver to each Rating Agency:

            (i)   reports prepared pursuant to Section 3.05; and

           (ii) statements prepared pursuant to Section 4.04.

SECTION 10.08.    COVENANT OF SELLER.

            The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

SECTION 10.09.    RECHARACTERIZATION.

            The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

ARTICLE XI

TERMS FOR CERTIFICATES

SECTION 11.01.    CLASS A FIXED PASS-THROUGH RATE.

            The Class A Fixed Pass-Through Rate is 6.250% per annum.

SECTION 11.02.    CUT-OFF DATE.

            The Cut-Off Date for the Certificates is October 1, 1998.

SECTION 11.03.    CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE.

            The   Cut-Off   Date   Aggregate   Principal   Balance  is
$368,850,293.87.

SECTION 11.04.    ORIGINAL CLASS A PERCENTAGE.

            The Original Class A Percentage is 97.74797754%.

SECTION 11.05.    ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF
CLASS A CERTIFICATES.

            As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                        Original
            Class                       Principal Balance
              Class A-1                   $   360,249,000.00
              Class A-PO                  $     301,389.78
              Class A-R                   $         100.00

SECTION 11.06.    ORIGINAL CLASS A NON-PO PRINCIPAL BALANCE.

            The  Original   Class  A  Non-PO   Principal   Balance  is
$360,249,100.00.

SECTION 11.07.    ORIGINAL SUBORDINATED PERCENTAGE.

            The Original Subordinated Percentage is 2.25202246%.

SECTION 11.08.    ORIGINAL CLASS B-1 PERCENTAGE.

            The Original Class B-1 Percentage is 0.95075578%.

SECTION 11.09.    ORIGINAL CLASS B-2 PERCENTAGE.

            The Original Class B-2 Percentage is 0.40048959%.

SECTION 11.10.    ORIGINAL CLASS B-3 PERCENTAGE.

            The Original Class B-3 Percentage is 0.30009586%.

SECTION 11.11.    ORIGINAL CLASS B-4 PERCENTAGE.

            The Original Class B-4 Percentage is 0.30036719%.

SECTION 11.12.    ORIGINAL CLASS B-5 PERCENTAGE.

            The Original Class B-5 Percentage is 0.15004793%.

SECTION 11.13.    ORIGINAL CLASS B-6 PERCENTAGE.

            The Original Class B-6 Percentage is 0.15026611%.

SECTION 11.14.    ORIGINAL CLASS B PRINCIPAL BALANCE.

            The Original Class B Principal Balance is $8,299,804.09.

SECTION 11.15.    ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF
CLASS B CERTIFICATES.

            As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                        Original
            Class                       Principal Balance
            -----                       -----------------
              Class B-1                    $3,504,000.00
              Class B-2                    $1,476,000.00
              Class B-3                    $1,106,000
              Class B-4                    $1,107,000.00
              Class B-5                    $ 553,000.00
              Class B-6                    $ 553,804.09

SECTION 11.16.    ORIGINAL CLASS B-1 FRACTIONAL INTEREST.

            The   Original   Class   B-1   Fractional    Interest   is
1.30126668%.

SECTION 11.17.    ORIGINAL CLASS B-2 FRACTIONAL INTEREST.

            The   Original   Class   B-2   Fractional    Interest   is
0.90077708%.

SECTION 11.18.    ORIGINAL CLASS B-3 FRACTIONAL INTEREST.

            The   Original   Class   B-3   Fractional    Interest   is
0.60068122%.

SECTION 11.19.    ORIGINAL CLASS B-4 FRACTIONAL INTEREST.

            The   Original   Class   B-4   Fractional    Interest   is
0.30031403%.

SECTION 11.20.    ORIGINAL CLASS B-5 FRACTIONAL INTEREST.

            The   Original   Class   B-5   Fractional    Interest   is
0.15026610%.

SECTION 11.21.    CLOSING DATE.

            The Closing Date is October 29, 1998.

SECTION 11.22.    RIGHT TO PURCHASE.

            The right of the Seller to purchase all of the Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $36,885,029.38 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

SECTION 11.23.    WIRE TRANSFER ELIGIBILITY.

            With respect to the Class A Certificates  (other than the Class A-PO and Class A-R Certificates) and the Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. With respect to the Class A-PO Certificates, the minimum denomination eligible for wire transfer is 100% Percentage Interest. The Class A-R Certificates are not eligible for wire transfer.

SECTION 11.24.    SINGLE CERTIFICATE.

            A Single Certificate for each Class of Class A Certificates (other than the Class A-R Certificate) and each Class of Class B Certificates (other than the Class B-4, Class B-5 and Class B-6 Certificates) represents a $100,000 Denomination. A Single Certificate for the Class A-R Certificate represents a $100 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination.

SECTION 11.25.    SERVICING FEE RATE.

            The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

SECTION 11.26.    MASTER SERVICING FEE RATE.

            The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.017% per annum.

            IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                    NORWEST ASSET SECURITIES
                                   CORPORATION
                                      as Seller

                                    By:
                                        --------------------------------
                                        Name:
                                        Title:

                                    NORWEST BANK MINNESOTA, NATIONAL
                                   ASSOCIATION
                                      as Master Servicer

                                    By:
                                        --------------------------------
                                        Name:
                                        Title:

                                    FIRST UNION NATIONAL BANK
                                      as Trustee

                                    By:
                                        --------------------------------
                                        Name:
                                        Title:

Attest:
By:
    -------------------------------
Name:
      -----------------------------
Title:
       ----------------------------

STATE OF MARYLAND   )
                      ss.:
COUNTY OF FREDERICK )

            On this 29th day of October, 1998, before me, a notary public in and for the State of Maryland, personally appeared Alan S. McKenney, known to me who, being by me duly sworn, did depose and say that he resides at Frederick, Maryland; that he is a Vice President of Norwest Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND   )
                      ss.:
COUNTY OF FREDERICK )

            On this 29th day of October, 1998, before me, a notary public in and for the State of New York, personally appeared Nancy E. Burgess, known to me who, being by me duly sworn, did depose and say that he resides at Frederick, Maryland; that he is a Vice President of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA  )
                           ss.:
COUNTY OF                )

            On this 29th day of October, 1998, before me, a notary public in and for the State of North Carolina, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at _________________, North Carolina; that s/he is a ____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA )
                          ss.:
COUNTY OF               )

            On this 29th day of October, 1998, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

                                   SCHEDULE I

           Norwest Asset Securities Corporation, Mortgage Pass-Through
                          Certificates, Series 1998-27
                 Applicable Unscheduled Principal Receipt Period

                                        Full Unscheduled     Partial Unscheduled
Servicer                               Principal Receipts    Principal Receipts
------------------------------------   ------------------    ------------------

Norwest Mortgage, Inc. (Exhibit F-1)      Prior Month            Prior Month
Norwest Mortgage, Inc. (Exhibit F-2)       Mid Month              Mid Month
National City Mortgage Company             Mid Month             Prior Month
Countrywide Home Loans, Inc.              Prior Month            Prior Month
Banc One Mortgage Corporation              Mid Month             Prior Month
FT Mortgage Companies                      Mid Month             Prior Month
Bank of Oklahoma, N.A.                     Mid Month             Prior Month
The Huntington Mortgage Company            Mid Month             Prior Month
SunTrust Mortgage, Inc.                   Prior Month            Prior Month
Columbia Equities, Ltd.                    Mid Month             Prior Month
Home Side Lending, Inc.                   Prior Month            Prior Month
Farmers State Bank & Trust
  Company of Superior                      Mid Month             Prior Month
Hibernia National Bank                     Mid Month             Prior Month
Brenton Mortgage, Inc.                     Mid Month             Prior Month

                                   EXHIBIT A-1
                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
       REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS
        AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
       CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH
    OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR
                OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
        ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                          CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-27 CLASS A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   October 1, 1998

CUSIP No.:                           First Distribution Date: November 25, 1998

Percentage Interest evidenced        Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  November 25, 2013

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 29, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of the Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                    First Union National Bank,
                                     Trustee

                                    By____________________________
                                      Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                  EXHIBIT A-PO
                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-27, CLASS A-PO

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                     four-family residential mortgage loans,
                    which may include loans secured by shares
                   issued by cooperative housing corporations,
                                     sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   October 1, 1998

CUSIP No.:                           First Distribution Date: November 25, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  November 25, 2013

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 29, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-PO Certificates required to be distributed to Holders of the Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-PO Certificates will not be entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class A-PO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the

Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                    First Union National Bank,
                                     Trustee

                                    By____________________________
                                      Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-R
                     [Form of Face of Class A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-27, CLASS A-R

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   October 1, 1998

CUSIP No.:                           First Distribution Date: November 25, 1998

Percentage Interest evidenced        Denomination:  $100.00
by this Certificate: 100%

Final Scheduled Maturity Date:  November 25, 2013

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 29, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-R Certificate required to be distributed to the Holder of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                    First Union National Bank,
                                     Trustee

                                    By____________________________
                                      Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-27, CLASS B-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                     four-family residential mortgage loans,
                    which may include loans secured by shares
                   issued by cooperative housing corporations,
                                     sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   October 1, 1998

CUSIP No.:                           First Distribution Date: November 25, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  November 25, 2013

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 29, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-1 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee
(i) a representation letter, in the
form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                    First Union National Bank,
                                     Trustee

                                    By____________________________
                                      Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-27, CLASS B-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                     four-family residential mortgage loans,
                    which may include loans secured by shares
                   issued by cooperative housing corporations,
                                     sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   October 1, 1998

CUSIP No.:                           First Distribution Date: November 25, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  November 25, 2013

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 29, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B
Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-2 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee
(i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                    First Union National Bank,
                                     Trustee

                                    By____________________________
                                      Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT B-3

                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-27, CLASS B-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   October 1, 1998

CUSIP No.:                           First Distribution Date: November 25, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  November 25, 2013

            THIS   CERTIFIES   THAT   _______________________________   is   the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 29, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B
Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-3 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee
(i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                    First Union National Bank,
                                     Trustee

                                    By____________________________
                                      Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-27, CLASS B-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                     four-family residential mortgage loans,
                    which may include loans secured by shares
                   issued by cooperative housing corporations,
                                     sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   October 1, 1998

CUSIP No.:                           First Distribution Date: November 25, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  November 25, 2013

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 29, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B
Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                    First Union National Bank,
                                     Trustee

                                    By____________________________
                                      Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-27, CLASS B-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                     four-family residential mortgage loans,
                    which may include loans secured by shares
                   issued by cooperative housing corporations,
                                     sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   October 1, 1998

CUSIP No.:                           First Distribution Date: November 25, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  November 25, 2013

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 29, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B
Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                    First Union National Bank,
                                     Trustee

                                    By____________________________
                                      Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-27, CLASS B-6

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                     four-family residential mortgage loans,
                    which may include loans secured by shares
                   issued by cooperative housing corporations,
                                     sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   October 1, 1998

CUSIP No.:  66937N 6E 3              First Distribution Date:
November 25, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  November 25, 2013

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of October 29, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B
Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

            No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:

                                    First Union National Bank,
                                     Trustee

                                    By____________________________
                                      Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
   Authorized Officer

                                    EXHIBIT C

                [Form of Reverse of Series 1998-27 Certificates]

                      NORWEST ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-27

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trustee, such advances are reimbursable to such Servicer, the Master Servicer or the Trustee to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trustee, as applicable, of advances made by such Servicer, the Master Servicer or the Trustee.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Seller, the Master Servicer, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE  RECEIVED,  the undersigned  hereby  sell(s),  assign(s) and transfer(s) unto
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
   (Please print or typewrite name and address including postal zip code of assignee)

the  beneficial   interest   evidenced  by  the  within  Mortgage   Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________

Social Security or other Identifying Number of Assignee:

_______________________________________________________________________________

Dated:

                                    ___________________________________
                                    Signature by or on behalf of
                                    assignor

                                    ___________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for  the  account  of  _________________________________________________________
account   number   _____________,   or,  if   mailed   by  check,   to _________
_______________________________________________________.    Applicable
statements     should    be    mailed    to ____________________________________
________________________________________________________________________________

            This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

            THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), NORWEST ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                           W I T N E S S E T H T H A T

            WHEREAS, the Seller, the Master Servicer, and the Trustee, have entered into a Pooling and Servicing Agreement dated as of October 29, 1998 relating to the issuance of Mortgage Pass-Through Certificates, Series 1998-27 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

            WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   Definitions

            Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          Custody of Mortgage Documents

            Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trustee subsequent to the date hereof (the "Custodial Files") as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

            Section 2.2. Recordation of Assignments. If any Custodial File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

            Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trustee.

            Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trustee.

            Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

            From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless
(i) the Mortgage

Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

            Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III

                            Concerning the Custodian

            Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

            Section 3.2. Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

            Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

            Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

            Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

            The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

            Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trustee without the prior approval of the Seller and the Master Servicer.

            Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                   ARTICLE IV

                            Miscellaneous Provisions

            Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

            Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

            SECTION 4.3. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                            FIRST UNION NATIONAL BANK

230 South Tryon Street              By: _____________________________________
Charlotte, North Carolina,  28288   Name: ___________________________________
                                    Title: __________________________________



Address:                            NORWEST ASSET SECURITIES
                                     CORPORATION
7485 New Horizon Way
Frederick, Maryland  21703          By: _____________________________________
                                    Name: ___________________________________
                                    Title: __________________________________



Address:                            NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION
7485 New Horizon Way
Frederick, Maryland  21703          By: _____________________________________
                                    Name: ___________________________________
                                    Title: __________________________________


Address:                            [CUSTODIAN]

                                    By: _____________________________________
                                    Name: ___________________________________
                                    Title: __________________________________

STATE OF                )
                        :  ss.:
COUNTY OF               )

            On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                          ____________________________________
                                                     Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        :  ss.:
COUNTY OF               )

            On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Bank Minnesota,
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                          ____________________________________
                                                     Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        :  ss.:
COUNTY OF               )

            On this ___ day of ________, 19__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.


                                          ____________________________________
                                                     Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        :  ss.:
COUNTY OF               )

            On this ____ day of ________, 19 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at
__________________________;   that   he  is   the   _______________________   of
______________________,  a  _________________________,  one of the parties  that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.


                                          ____________________________________
                                                     Notary Public

 [NOTARIAL SEAL]

                                   EXHIBIT F-1

            [Schedule of Mortgage Loans Serviced by Norwest Mortgage
                  in locations other than Frederick, Maryland]


NASCOR
NMI / 1998-27  Exhibit F-1
10 & 15 YEAR FIXED RATE RELOCATION AND NON RELOCATION LOANS

                                                                   NET                                          CUT-OFF
MORTGAGE                                                MORTGAGE   MORTGAGE   CURRENT    ORIGINAL   SCHEDULED   DATE
LOAN                                  ZIP    PROPERTY   INTEREST   INTEREST   MONTHLY    TERM TO    MATURITY    PRINCIPAL
NUMBER      CITY              STATE   CODE   TYPE       RATE       RATE       PAYMENT    MATURITY   DATE        BALANCE       LTV
------      ----              -----   ----   ----       ----       ----       -------    --------   ----        -------       ---
                                                                                                             >
6330065     AUSTIN            TX      78730      SFD       7.125      6.250   $2,212.04      180     1-Mar-13   $238,769.31   78.77
6367779     ROLLINS           MT      59931      SFD       7.375      6.250   $5,979.50      180     1-Jun-13   $641,987.67   65.00
6376833     ROUND HILL        VA      20141      SFD       7.375      6.250   $3,449.71      180     1-May-13   $369,204.09   75.69
6887175     MINNETONKA        MN      55345      SFD       6.750      6.250   $2,176.88      180     1-Sep-13   $245,206.87   50.20
6901287     DENISON           TX      75020      SFD       7.000      6.250   $2,318.98      180     1-Aug-13   $255,663.21   78.18
6925523     INDIANAPOLIS      IN      46250      SFD       7.000      6.250   $4,494.15      180     1-Jul-13   $495,239.89   66.23
6953415     HINSDALE          IL      60521      SFD       7.125      6.250   $4,257.41      180     1-Jul-13   $465,573.48   66.20
6958463     INVERNESS         IL      60067      SFD       7.125      6.250   $2,925.84      180     1-Jul-13   $318,799.36   55.21
6959698     EDINA             MN      55424      SFD       6.875      6.250   $3,848.36      180     1-Jul-13   $427,347.63   66.38
6962408     BUFFALO GROVE     IL      60089      SFD       7.125      6.250   $2,210.23      180     1-Jul-13   $241,701.97   79.48
6965702     WINNETKA          IL      60039      SFD       7.125      6.250   $5,299.12      180     1-Aug-13   $580,936.61   75.00
6967401     HONOLULU          HI      96821      SFD       7.125      6.250   $3,985.66      180     1-Aug-13   $435,233.65   64.71
6999644     ALBUQUERQUE       NM      87107      SFD       7.250      6.250   $5,979.25      180     1-Feb-13   $638,478.12   64.22
7020711     RIVERWOODS        IL      60015      SFD       7.000      6.250   $3,595.31      180     1-Aug-13   $396,656.94   66.25
7036767     GLEN ELLYN        IL      60137      SFD       7.250      6.250   $2,373.44      180     1-Sep-13   $259,197.39   58.43
7073369     EDEN PRAIRIE      MN      55347      SFD       7.125      6.250   $4,483.86      180     1-Aug-13   $491,901.23   60.00
7102427     NAPERVILLE        IL      60540      SFD       7.125      6.250   $3,088.88      180     1-Sep-13   $339,935.81   79.86
7105055     RIVER FOREST      IL      60305      SFD       7.125      6.250   $2,593.85      180     1-Sep-13   $285,456.35   31.13
7111817     MENDOTA HEIGHTS   MN      55118      SFD       7.125      6.250   $2,717.49      180     1-Aug-13   $298,121.96   62.51
7116549     GREENFIELD        MN      55357      SFD       6.875      6.250   $2,969.87      180     1-Aug-13   $330,869.80   90.00

                                                                                                                $7,756,281.34

COUNT:                  20
WAC:           7.117271482
WAM:           176.9382581
WALTV:         66.74601464

MORTGAGE                              MORTGAGE              T.O.P.       MASTER   FIXED
LOAN                                  INSURANCE   SERVICE   MORTGAGE     SERVICE  RETAINED
NUMBER      CITY            SUBSIDY   CODE        FEE       LOAN         FEE      YIELD
------      ----            -------   ----        ---       ----         ---      -----
6330065     AUSTIN                                 0.250                 0.017      0.608
6367779     ROLLINS                                0.250                 0.017      0.858
6376833     ROUND HILL                             0.250                 0.017      0.858
6887175     MINNETONKA                             0.250                 0.017      0.233
6901287     DENISON                                0.250                 0.017      0.483
6925523     INDIANAPOLIS                           0.250                 0.017      0.483
6953415     HINSDALE                               0.250                 0.017      0.608
6958463     INVERNESS                              0.250                 0.017      0.608
6959698     EDINA                                  0.250                 0.017      0.358
6962408     BUFFALO GROVE                          0.250                 0.017      0.608
6965702     WINNETKA                               0.250                 0.017      0.608
6967401     HONALULU                               0.250                 0.017      0.608
6999644     ALBUQUERQUE                            0.250                 0.017      0.733
7020711     RIVERWOODS                             0.250                 0.017      0.483
7036767     GLEN ELLYN                             0.250                 0.017      0.733
7073369     EDEN PRAIRIE                           0.250                 0.017      0.608
7102427     NAPERVILLE                             0.250                 0.017      0.608
7105055     RIVER FOREST                           0.250                 0.017      0.608
7111817     MENDOTA HEIGHTS                        0.250                 0.017      0.608
7116549     GREENFIELD                      24     0.250                 0.017      0.358

COUNT:                  20
WAC:           7.117271482
WAM:           176.9382581
WALTV:         66.74601464

                                   EXHIBIT F-2

            [Schedule of Mortgage Loans Serviced by Norwest Mortgage
                            from Frederick, Maryland]


NASCOR
NMI / 1998-27  Exhibit F-2
10 & 15 YEAR FIXED RATE RELOCATION AND NON RELOCATION  LOANS

                                                                         NET                                            CUT-OFF
MORTGAGE                                                      MORTGAGE   MORTGAGE    CURRENT    ORIGINAL   SCHEDULED    DATE
LOAN                                        ZIP    PROPERTY   INTEREST   INTEREST    MONTHLY    TERM TO    MATURITY     PRINCIPAL
NUMBER     CITY                     STATE   CODE   TYPE       RATE       RATE        PAYMENT    MATURITY   DATE         BALANCE
------     ----                     -----   ----   ----       ----       ----        -------    --------   ----         -------
4626766    AURORA                   CO      80015      PUD       6.875      6.250     $2,336.66    180      1-Aug-13     $260,323.97
4683641    PASADENA                 CA      91104      SFD       7.150      6.250     $2,467.68    180      1-Nov-12     $262,400.26
4703362    MEMPHIS                  TN      38125      SFD       7.000      6.250     $2,309.99    180      1-Jul-13     $254,553.32
4705359    EAST HANOVER             NJ      07936      SFD       7.000      6.250     $2,516.72    180      1-Aug-13     $278,228.07
4719899    CORTLANDT                NY      10566      SFD       6.750      6.250     $2,610.49    180      1-Sep-13     $294,048.89
4731655    FORT LAUDERDALE          FL      33312      SFD       7.500      6.250     $2,299.00    180      1-Jan-13     $241,088.00
4745474    NEW YORK                 NY      10021      HCO       7.250      6.250     $4,326.98    180      1-Aug-13     $471,064.70
4753024    HOUSTON                  TX      77041      SFD       6.750      6.250     $2,654.73    180      1-Sep-13     $299,032.77
4753058    SAN JUAN CAPISTRANO      CA      92675      SFD       7.000      6.250     $5,392.97    180      1-Jun-13     $592,361.61
4753079    HOLMDEL                  NJ      07733      SFD       6.750      6.250     $2,654.73    180      1-Sep-13     $299,032.77
4753774    SHORT HILLS              NJ      07078      SFD       6.625      6.250     $2,853.48    180      1-Aug-13     $322,875.73
4758381    BEVERLY HILLS            CA      90210      SFD       7.125      6.250     $8,605.40    180      1-Jun-13     $938,034.86
4758567    NORTHFIELD               IL      60093      SFD       7.000      6.250     $2,696.48    180      1-Jun-13     $295,234.48
4759541    CHICAGO                  IL      60614      LCO       7.000      6.250     $4,494.14    180      1-Jun-13     $493,634.68
4760091    CINCINNATI               OH      45243      SFD       7.125      6.250     $5,887.90    180      1-Aug-13     $645,930.91
4761228    POWELL                   OH      43065      SFD       7.000      6.250     $2,292.02    180      1-May-13     $249,634.27
4763809    CINCINNATI               OH      45243      SFD       6.375      6.108     $2,661.90    180      1-Sep-13     $306,974.35
4764543    WESTFIELD TOWN           NJ      07091      SFD       7.375      6.250     $2,414.80    180      1-Jun-13     $258,659.11
4764749    OLD FIELD                NY      11733      SFD       6.750      6.250     $2,237.50    180      1-Aug-13     $251,214.98
4765114    BERNARDSVILLE            NJ      07924      SFD       6.375      6.108     $3,889.13    180      1-Oct-13     $450,000.00
4765790    COPPEROPOLIS             CA      95228      SFD       7.125      6.250     $2,536.33    180      1-Aug-13     $278,247.16
4766613    MONKTON                  MD      21111      SFD       6.625      6.250     $3,582.22    180      1-Aug-13     $405,333.22
4768483    SAN MARINO               CA      91108      SFD       7.125      6.250     $2,264.58    180      1-Jul-13     $247,645.46
4768662    BAY SAINT LOUIS          MS      39520      SFD       6.875      6.250     $2,390.17    180      1-Sep-13     $267,145.25
4771618    PROSPECT                 KY      40059      SFD       7.125      6.250     $4,528.71    180      1-Jul-13     $495,241.39
4771710    PORT NECHES              TX      77651      SFD       7.000      6.250     $2,741.43    180      1-Jul-13     $301,795.74
4771945    PORTAGE                  MI      49009      SFD       6.500      6.233     $2,717.86    180      1-Aug-13     $309,938.71
4772560    ROLLING HILLS ESTATES    CA      90274      SFD       6.875      6.250     $3,299.86    180      1-Jul-13     $366,439.48
4772591    LIVINGSTON               NJ      07039      SFD       6.750      6.250     $3,752.02    180      1-Sep-13     $422,632.98
4773148    HILLSDALE                NJ      07642      SFD       6.625      6.250     $2,327.13    180      1-Aug-13     $263,317.57
4775632    ROSLYN HEIGHTS           NY      11577      LCO       6.625      6.250     $2,194.99    180      1-Aug-13     $248,365.94
4776184    ROCKVILLE CENTRE         NY      11570      SFD       7.125      6.250     $2,146.82    180      1-Sep-13     $236,260.37
4776451    HINGHAM                  MA      02043      SFD       7.125      6.250     $2,201.17    180      1-Jul-13     $240,711.39
4776772    DALLAS                   TX      75287      SFD       7.000      6.250     $2,696.49    180      1-Aug-13     $298,101.50
4777366    DOUGLASTON               NY      11361      SFD       6.625      6.250     $2,985.18    180      1-Sep-13     $338,891.90
4777411    PARKLAND                 FL      33076      SFD       6.000      5.733     $2,362.80    180      1-Sep-13     $279,037.20
4777822    BLOOMFIELD HILLS         MI      48302      SFD       7.500      6.250     $2,549.29    180      1-Aug-13     $273,333.73
4778292    TONKA BAY                MN      55331      SFD       7.000      6.250     $3,091.97    180      1-Sep-13     $342,914.70
4778943    NEW YORK                 NY      10024      COP       7.375      6.250     $2,161.82    180      1-Sep-13     $234,282.45
4779850    DURANGO                  CO      81301      SFD       7.000      6.250     $4,044.73    180      1-Jul-13     $445,715.92
4779935    SPICEWOOD                TX      78669      SFD       7.250      6.250     $5,933.61    180      1-Jul-13     $643,943.97
4780366    BROOKLYN                 NY      11230      SFD       7.625      6.250     $3,615.08    180      1-Aug-13     $384,680.62
4780716    LONGMEADOW               MA      01106      SFD       6.750      6.250     $2,831.71    180      1-Jul-13     $316,801.75
4782291    FRAMINGHAM               MA      01701      SFD       6.625      6.250     $2,765.68    180      1-Jul-13     $311,903.11
4782294    SALT LAKE CITY           UT      84124      SFD       7.125      6.250     $2,427.63    180      1-Jul-13     $264,769.15
4782630    FORT SMITH               AR      72916      SFD       7.000      6.250     $3,145.90    180      1-Aug-13     $347,785.10
4783749    SOUTH GATE               CA      90280      SFD       7.000      6.250       $932.99    180      1-Mar-13     $101,467.07
4783767    PEMBROKE PINES           FL      33028      PUD       7.350      6.250       $805.54    180      1-Apr-13      $86,064.88
4783802    LIGHTHOUSE POINT         FL      33064      SFD       7.350      6.250     $1,060.88    180      1-Apr-13     $113,346.61
4784345    STATEN ISLAND            NY      10304      SFD       6.250      5.983     $5,144.54    180      1-Aug-13     $595,722.35
4784662    WEBSTER                  TX      77598      SFD       7.000      6.250       $337.07    180      1-May-13      $36,901.46
4784860    RANCHO PALOS VERDES      CA      90275      SFD       6.875      6.250     $7,616.44    180      1-Aug-13     $848,536.92
4784894    WEST CHICAGO             IL      60185      SFD       7.500      6.250       $882.52    180      1-Feb-13      $91,723.24
4785203    WALNUT CREEK             CA      94598      SFD       6.875      6.250     $4,013.35    180      1-Sep-13     $448,564.78
4785667    BIG SKY                  MT      59716      SFD       7.125      6.250     $2,355.16    180      1-Jul-13     $257,551.29
4785706    AGOURA HILLS             CA      91301      SFD       6.750      6.250     $2,433.51    180      1-Sep-13     $274,113.37
4785786    NEW YORK                 NY      10021      COP       7.250      6.250     $2,236.51    180      1-Sep-13     $244,243.70
4786205    SARATOGA                 CA      95070      SFD       6.500      6.233     $6,968.86    180      1-Aug-13     $794,714.53
4786469    NORCO                    CA      91760      SFD       7.250      6.250     $2,318.68    180      1-Aug-13     $252,427.07
4787129    CORONA DEL MAR           CA      92625      SFD       6.750      6.250     $5,132.48    180      1-Aug-13     $576,249.52
4787803    KNOXVILLE                TN      37919      SFD       6.750      6.250     $2,256.52    180      1-Jul-13     $252,519.66
4787860    INCLINE VILLAGE          NV      89451      SFD       7.000      6.250     $5,401.96    180      1-Sep-13     $599,103.87
4787882    OMAHA                    NE      68144      SFD       6.625      6.250     $2,633.99    180      1-Aug-13     $298,039.12
4788068    HUDSON                   WI      54016      SFD       7.000      6.250       $224.71    180      1-Sep-13      $24,921.12
4788294    GAITHERSBURG             MD      20879      THS       7.500      6.250       $648.91    180      1-Aug-13      $68,794.30
4788866    MEMPHIS                  TN      38125      SFD       6.875      6.250     $3,201.76    180      1-Jul-13     $355,545.32
4789019    PALOS VERDES ESTATES     CA      90274      SFD       7.125      6.250     $3,369.69    180      1-Jul-13     $368,233.51
4789323    MECHANICSBURG            PA      17055      SFD       7.375      6.250     $2,391.80    180      1-Sep-13     $259,206.12
4789454    ROBBINSVILLE             NJ      08691      SFD       7.000      6.250     $2,696.49    180      1-Aug-13     $298,101.50
4789748    YORBA LINDA              CA      92886      SFD       7.000      6.250     $2,958.05    180      1-Sep-13     $326,017.08
4789854    ACTON                    MA      01720      LCO       7.250      6.250     $2,590.71    180      1-Jul-13     $281,155.84
4790018    EAST HAMPTON             NY      11937      SFD       7.500      6.250     $1,807.68    180      1-Sep-13     $194,411.07
4790024    SUNSET HILLS             MO      63127      SFD       7.125      6.250     $3,849.78    180      1-Jul-13     $420,828.35
4790113    MORRIS                   NJ      07961      SFD       6.875      6.250     $1,783.71    180      1-Sep-13     $199,362.12
4790118    WATERFORD                CT      06385      SFD       6.875      6.250     $3,057.28    180      1-Aug-13     $340,607.09
4790343    CARMEL                   IN      46033      SFD       7.000      6.250     $3,145.90    180      1-Aug-13     $347,785.10
4790495    KENWOOD                  CA      95452      SFD       7.000      6.250     $7,190.63    180      1-Sep-13     $797,476.04
4790512    PHOENIX                  MD      21131      SFD       6.500      6.233     $2,780.58    180      1-Oct-13     $319,200.00
4790961    WESTFIELD                NJ      07090      SFD       6.125      5.858     $2,211.63    180      1-Aug-13     $258,226.37
4791809    FRISCO                   CO      80443      SFD       7.375      6.250     $4,323.64    180      1-Aug-13     $467,120.98
4792109    SAN DIEGO                CA      92131      SFD       7.000      6.250     $2,235.39    180      1-Sep-13     $247,915.36
4792507    NAPA                     CA      94558      SFD       6.875      6.250     $2,777.23    180      1-Aug-13     $309,407.97
4792542    THE WOODLANDS            TX      77381      SFD       6.750      6.250     $4,968.77    180      1-Aug-13     $557,380.93
4792625    CARLSTADT                NJ      07072      SFD       7.375      6.250     $1,379.89    180      1-Sep-13     $149,541.98
4792907    LAFAYETTE                NJ      07920      LCO       6.250      5.983     $3,265.07    180      1-Sep-13     $379,518.26
4792968    MAPLE GROVE              MN      55311      SFD       6.875      6.250     $2,336.66    180      1-Sep-13     $261,164.38
4793078    SAN DIEGO                CA      92129      SFD       7.125      6.250     $2,269.11    180      1-Aug-13     $248,800.15
4793921    FORT THOMAS              KY      41075      SFD       6.500      6.233     $4,007.10    180      1-Sep-13     $458,484.57
4793963    HIGHLANDS RANCH          CO      80126      SFD       6.875      6.250     $2,586.38    180      1-Aug-13     $288,144.86
4794056    KEY LARGO                FL      33037      SFD       7.375      6.250     $2,299.81    180      1-Aug-13     $248,468.61
4794159    HILLSBOROUGH             CA      94010      SFD       7.300      6.250    $12,380.05    180      1-Mar-13   $1,322,376.07
4794263    LONGMEADOW               MA      01106      SFD       7.250      6.250     $3,265.77    180      1-Aug-13     $355,534.60
4794505    PORT WASHINGTON          NY      11050      SFD       7.375      6.250     $4,645.62    180      1-Aug-13     $501,906.58
4794671    SANTA CRUZ               CA      95060      SFD       6.875      6.250     $2,177.02    180      1-Aug-13     $238,771.56
4795236    BERNARDS TOWNSHIP        NJ      07920      SFD       7.125      6.250     $3,605.21    180      1-Aug-13     $395,508.46
4795334    NORTH MYRTLE BEACH       SC      29582      SFD       7.625      6.250     $1,120.96    180      1-Aug-13     $119,280.80
4795637    ATLANTA                  GA      30328      SFD       7.375      6.250     $2,759.77    180      1-Aug-13     $298,162.33
4796162    SOMERSET                 NJ      08873      SFD       6.625      6.250     $2,302.10    180      1-Sep-13     $261,345.46
4796300    LANCASTER                PA      17601      SFD       6.750      6.250     $2,707.83    180      1-Aug-13     $304,021.29
4796864    TULSA                    OK      74137      SFD       7.000      6.250     $3,113.55    180      1-Sep-13     $345,307.12
4796931    CORPUS CHRISTI           TX      78411      SFD       6.750      6.250     $2,979.94    180      1-Sep-13     $335,664.28
4797028    BERNARDSVILLE            NJ      07924      SFD       6.750      6.250     $3,136.12    180      1-Oct-13     $354,400.00
4797152    ENCINITAS                CA      92024      SFD       6.950      6.250     $2,732.91    180      1-Feb-13     $296,074.19
4797233    PARSIPPANY               NJ      07054      SFD       7.375      6.250       $827.94    180      1-Aug-13      $89,348.06
4797298    SAN FRANCISCO            CA      94122      SFD       7.125      6.250     $2,513.69    180      1-Sep-13     $276,633.97
4797560    SALINAS                  CA      93908      SFD       7.125      6.250     $3,884.20    180      1-Aug-13     $426,115.65
4797616    WOODBURY                 MN      55125      SFD       7.125      6.250     $3,623.32    180      1-Jul-13     $396,232.76
4797751    DENVER                   NC      28037      SFD       7.000      6.250     $5,662.62    180      1-Aug-13     $626,013.17
4797915    EAST SETAUKET            NY      11733      SFD       6.875      6.250     $2,791.51    180      1-Sep-13     $312,001.72
4798231    MENDHAM TOWNSHIP         NJ      07945      SFD       7.125      6.250     $4,085.30    180      1-Sep-13     $449,592.51
4798319    WASHINGTON               DC      20015      SFD       6.750      6.250     $2,212.28    180      1-Jul-13     $247,568.29
4798649    FLOWER MOUND             TX      75028      SFD       6.625      6.250     $2,001.39    180      1-Sep-13     $227,207.08
4798769    SCARSDALE                NY      10583      SFD       6.750      6.250     $4,645.77    180      1-Jul-13     $519,893.45
4798851    AUBURN                   GA      30011      SFD       6.875      6.250     $2,675.57    180      1-Jul-13     $297,113.07
4798857    CREVE COEUR              MO      63141      SFD       6.875      6.250     $2,506.11    180      1-Sep-13     $280,103.79
4798860    LOUISVILLE               KY      40223      SFD       7.000      6.250     $2,369.32    180      1-Sep-13     $262,768.35
4799210    LA QUINTA                CA      92253      SFD       6.875      6.250     $2,898.53    180      1-Aug-13     $322,920.96
4799648    MILLIS                   MA      02054      SFD       7.125      6.250     $2,400.45    180      1-Aug-13     $263,341.07
4799705    ROCHESTER HILLS          MI      48307      SFD       7.625      6.250     $1,915.91    180      1-Jul-13     $203,250.28
4799740    CENTREVILLE              VA      20120      SFD       7.250      6.250     $2,653.70    180      1-Sep-13     $289,802.61
4799789    MAITLAND                 FL      32751      SFD       7.000      6.250     $4,228.09    180      1-Aug-13     $467,423.16
4800081    CUPERTINO                CA      95014      SFD       6.500      6.233     $2,314.54    180      1-Sep-13     $264,824.67
4800226    MOUNTAIN LAKES           NJ      07046      SFD       6.750      6.250     $3,300.72    180      1-Sep-13     $371,797.41
4800283    NORTHFIELD               MN      55057      SFD       6.875      6.250     $3,487.15    180      1-Sep-13     $389,752.95
4800940    QUOGUE                   NY      11959      SFD       7.000      6.250     $2,930.19    180      1-Aug-13     $323,936.96
4801034    SANTA BARBARA            CA      93110      SFD       6.750      6.250     $2,920.20    180      1-Aug-13     $327,866.12
4801234    LOS ANGELES              CA      90077      SFD       7.125      6.250     $3,243.78    180      1-Aug-13     $355,858.24
4801245    BARRINGTON               IL      60010      SFD       6.250      5.983     $2,092.12    180      1-Sep-13     $243,178.71
4801414    LOS ANGELES              CA      90035      SFD       7.250      6.250     $4,774.28    180      1-Aug-13     $519,761.27
4801635    CROWNSVILLE              MD      21032      SFD       7.000      6.250     $3,145.90    180      1-Aug-13     $347,785.10
4801957    LA JOLLA                 CA      92037      SFD       7.125      6.250     $4,302.70    180      1-Aug-13     $471,020.48
4802299    FOSTER CITY              CA      94404      SFD       7.375      6.250     $2,520.59    180      1-Jul-13     $271,474.65
4802614    EAST GRAND RAPIDS        MI      49506      SFD       7.250      6.250     $3,030.71    180      1-Jul-13     $328,906.76
4802621    SEAL BEACH               CA      90740      SFD       6.875      6.250     $3,603.10    180      1-Aug-13     $401,415.58
4802693    GREAT NECK               NY      11021      SFD       6.875      6.250     $2,229.64    180      1-Sep-13     $249,202.65
4802738    ALAMO                    CA      94507      SFD       6.875      6.250     $5,707.87    180      1-Aug-13     $634,214.36
4802884    SAN MATEO                CA      94402      HCO       7.000      6.250     $3,292.41    180      1-Sep-13     $365,144.34
4803134    IRVINE                   CA      92714      SFD       7.125      6.250     $2,853.37    180      1-Aug-13     $312,826.86
4803179    SOUTHBOROUGH             MA      01772      SFD       7.000      6.250     $2,516.72    180      1-Sep-13     $279,116.61
4803186    SAN JOSE                 CA      92125      SFD       6.875      6.250     $2,586.38    180      1-Sep-13     $289,075.08
4803275    MENLO PARK               CA      94025      SFD       7.000      6.250     $3,595.32    180      1-Aug-13     $397,468.66
4803283    KIAWAH ISLAND            SC      29455      SFD       7.000      6.250     $2,966.14    180      1-Sep-13     $328,958.86
4803424    SEAL BEACH               CA      90743      SFD       7.000      6.250     $5,653.63    180      1-Aug-13     $624,168.19
4803442    FORT LAUDERDALE          FL      33308      SFD       6.875      6.250     $2,216.26    180      1-Sep-13     $247,707.44
4803483    HAMPTON BAYS             NY      11942      SFD       7.375      6.250       $946.61    180      1-Sep-13     $102,585.80
4803675    LAS VEGAS                NV      89117      SFD       7.000      6.250     $2,629.07    180      1-Jun-13     $287,230.26
4803689    YORKTOWN HEIGHTS         NY      10598      SFD       7.250      6.250     $2,190.88    180      1-Aug-13     $238,513.76
4803694    BASKING RIDGE            NJ      07920      SFD       7.000      6.250     $3,820.03    180      1-Aug-13     $422,310.45
4803768    BLUFFTON                 SC      29910      SFD       7.000      6.250     $2,345.95    180      1-Aug-13     $259,348.30
4804024    IOWA CITY                IA      52240      SFD       7.000      6.250     $2,566.15    180      1-Aug-13     $283,693.28
4804672    GRAYSON                  GA      30017      SFD       6.750      6.250     $2,700.75    180      1-Sep-13     $304,216.00
4804938    HILLSBOROUGH             CA      94010      SFD       7.375      6.250     $2,437.80    180      1-Aug-13     $263,376.72
4805074    GRANVILLE                OH      43023      SFD       7.125      6.250     $3,097.94    180      1-Aug-13     $339,859.04
4805235    REDLANDS                 CA      92373      SFD       7.000      6.250     $3,110.40    180      1-Aug-13     $342,261.20
4805507    CINCINNATI               OH      45243      SFD       7.125      6.250     $2,717.49    180      1-Aug-13     $296,839.45
4805512    UPPER ARLINGTON          OH      43221      SFD       7.000      6.250     $2,363.92    180      1-Aug-13     $261,335.66
4805514    CINCINNATI               OH      45208      SFD       6.625      6.250     $5,706.96    180      1-Aug-13     $645,751.48
4805665    ALPHARETTA               GA      30022      SFD       6.875      6.250     $2,595.30    180      1-Jul-13     $287,771.11
4805746    DANVILLE                 CA      94506      SFD       7.625      6.250     $4,203.59    180      1-Aug-13     $447,004.74
4805885    MICHIGAN CITY            IN      46360      SFD       6.625      6.250     $2,021.15    180      1-Sep-13     $229,449.75
4806302    LAHAINA                  HI      96761      SFD       6.750      6.250     $4,955.50    180      1-Jul-13     $554,552.97
4806443    PLACENTIA                CA      92870      SFD       7.000      6.250     $2,709.97    180      1-Sep-13     $295,258.75
4806445    FREMONT                  CA      94539      SFD       7.250      6.250     $2,190.88    180      1-Sep-13     $239,259.12
4806680    HOUSTON                  TX      77063      SFD       6.625      6.250     $2,398.68    180      1-Aug-13     $271,414.31
4806828    READINGTON               NJ      08870      SFD       7.250      6.250     $3,487.14    180      1-Sep-13     $380,820.78
4806868    WILLIAMSBURG             VA      23185      SFD       7.000      6.250     $2,516.72    180      1-Apr-13     $274,621.78
4807102    ABSECON                  NJ      08201      SFD       7.625      6.250     $2,040.14    180      1-Aug-13     $217,091.07
4807457    PLANO                    TX      75093      SFD       6.875      6.250     $2,211.80    180      1-Oct-13     $248,000.00
4807578    LAGUNA NIGUEL            CA      92677      PUD       7.375      6.250     $2,810.37    180      1-Aug-13     $303,628.63
4807636    LITTLETON                CO      80127      SFD       7.125      6.250     $2,078.89    180      1-Sep-13     $228,783.77
4807694    WORCESTER                MA      01609      SFD       6.750      6.250     $2,433.51    180      1-Sep-13     $274,113.37
4807916    NEEDHAM                  MA      02192      SFD       7.250      6.250     $2,738.59    180      1-Sep-13     $299,073.91
4807969    MIDLAND                  TX      79707      SFD       6.625      6.250     $3,406.62    180      1-Aug-13     $385,463.94
4808129    DUBLIN                   OH      43017      SFD       6.625      6.250     $2,085.24    180      1-Sep-13     $236,725.96
4808174    PLANTATION               FL      33324      SFD       7.000      6.250     $3,631.27    180      1-Sep-13     $402,725.40
4808204    EAST LONGMEADOW          MA      01028      SFD       6.625      6.250     $2,549.34    180      1-Aug-13     $288,462.15
4808243    CHATHAM                  NJ      07928      SFD       6.750      6.250     $3,539.64    180      1-Sep-13     $398,710.36
4808293    FALMOUTH                 ME      04105      SFD       7.125      6.250     $2,536.33    180      1-Aug-13     $278,247.15
4808482    MILL VALLEY              CA      94941      SFD       7.500      6.250     $2,716.15    180      1-Aug-13     $291,224.67
4808892    DOWNERS GROVE            IL      60515      SFD       7.000      6.250     $2,705.48    180      1-Sep-13     $300,050.35
4809048    YORBA LINDA              CA      92687      SFD       7.375      6.250     $3,035.75    180      1-Aug-13     $327,978.55
4809098    LOS GATOS                CA      95032      SFD       7.250      6.250     $3,468.88    180      1-Aug-13     $377,629.74
4809147    MILPITAS                 CA      95035      SFD       7.125      6.250     $3,405.02    180      1-Aug-13     $373,546.81
4809451    SIMI VALLEY              CA      93063      SFD       6.750      6.250     $2,265.37    180      1-Aug-13     $251,114.69
4809518    SAN FRANCISCO            CA      94117      SFD       6.875      6.250     $4,236.31    180      1-Aug-13     $471,961.40
4809544    ATLANTIC HIGHLANDS       NJ      07716      SFD       6.750      6.250       $663.69    180      1-Aug-13      $74,467.12
4809884    MILTON                   MA      02186      SFD       6.750      6.250     $2,123.79    180      1-Aug-13     $238,448.07
4809918    DESTIN                   FL      32541      HCO       6.875      6.250     $2,796.86    180      1-Sep-13     $312,599.81
4809924    SAINT PETERSBURG         FL      33702      SFD       7.000      6.250     $2,220.11    180      1-Sep-13     $246,220.72
4809947    COPPELL                  TX      75019      SFD       6.500      6.233     $3,506.21    180      1-Aug-13     $399,840.82
4810031    OLD WESTBURY             NY      11568      SFD       7.125      6.250     $4,529.16    180      1-Oct-13     $500,000.00
4810108    SAN FRANCISCO            CA      94127      SFD       7.375      6.250     $2,759.77    180      1-Aug-13     $298,152.04
4810129    FAIRFIELD                CT      06430      SFD       6.875      6.250     $2,131.54    180      1-Sep-13     $238,237.73
4810168    CARPINTERIA              CA      93013      SFD       6.750      6.250     $2,389.26    180      1-Aug-13     $268,254.08
4810170    REDWOOD CITY             CA      94065      SFD       7.125      6.250     $3,741.09    180      1-Sep-13     $411,711.10
4810317    WESTON                   FL      33331      SFD       6.875      6.250     $2,764.75    180      1-Aug-13     $306,251.52
4810400    REMSENBURG               NY      11960      SFD       6.125      5.858     $3,189.85    180      1-Oct-13     $375,000.00
4810545    IRVINE                   CA      92612      SFD       7.000      6.250     $2,247.08    180      1-Sep-13     $249,211.25
4810736    RALEIGH                  NC      27614      SFD       7.000      6.250     $2,921.20    180      1-Sep-13     $323,395.83
4810743    MILL CREEK               WA      98012      SFD       6.375      6.108     $2,160.63    180      1-Oct-13     $250,000.00
4810790    PELHAM MANOR             NY      10803      SFD       6.375      6.108     $3,716.28    180      1-Sep-13     $428,568.10
4811016    SOUTHBORO                MA      01772      SFD       6.875      6.250     $3,121.50    180      1-Sep-13     $348,883.71
4811136    SARATOGA                 CA      95070      SFD       7.125      6.250     $2,300.82    180      1-Aug-13     $252,409.91
4811179    BRENTWOOD                TN      37027      SFD       6.875      6.250     $2,675.57    180      1-Aug-13     $298,080.88
4811310    LOS ALTOS HILLS          CA      94022      SFD       7.250      6.250     $9,128.63    180      1-Aug-13     $993,807.43
4811534    FREMONT                  CA      94536      SFD       7.000      6.250     $2,584.14    180      1-Aug-13     $285,680.59
4811590    HIGHLANDS RANCH          CO      80126      SFD       7.000      6.250     $2,840.30    180      1-Aug-13     $314,000.25
4811926    BELLAIRE                 TX      77401      SFD       6.500      6.233     $2,613.33    180      1-Sep-13     $299,011.67
4811991    PRAIRIE VILLAGE          KS      66207      SFD       6.750      6.250     $2,463.59    180      1-Sep-13     $277,502.41
4812016    WALNUT CREEK             CA      94596      SFD       7.000      6.250     $2,242.58    180      1-Aug-13     $247,921.08
4812081    EDINA                    MN      55436      SFD       6.875      6.250     $2,702.32    180      1-Sep-13     $302,033.62
4812181    CUPERTINO                CA      95014      SFD       7.125      6.250     $3,732.03    180      1-Aug-13     $409,420.81
4812383    FORT MYERS               FL      33908      SFD       6.875      6.250     $2,160.97    180      1-Aug-13     $239,844.83
4812860    MARTINSVILLE             VA      24112      SFD       6.875      6.250     $2,434.77    180      1-Sep-13     $272,129.29
4813050    WEST COVINA              CA      91791      SFD       6.875      6.250     $2,318.82    180      1-Aug-13     $258,336.78
4813554    BLOOMFIELD HILLS         MI      48302      SFD       6.500      6.233     $5,455.31    180      1-Oct-13     $626,250.00
4813680    CHICAGO                  IL      60657      SFD       6.000      5.733     $2,447.19    180      1-Sep-13     $289,002.81
4813868    TAMPA                    FL      33611      SFD       6.750      6.250     $4,367.92    180      1-Aug-13     $490,408.21
4813952    BLUE ASH                 OH      45242      SFD       6.875      6.250     $3,415.80    180      1-Aug-13     $380,337.52
4813988    DARIEN                   CT      06820      SFD       6.875      6.250     $4,013.35    180      1-Sep-13     $448,411.98
4814157    BELLAIRE                 TX      77401      SFD       6.750      6.250     $4,867.01    180      1-Aug-13     $546,443.51
4814225    HOUSTON                  TX      77056      SFD       6.750      6.250     $4,098.91    180      1-Aug-13     $460,204.78
4814234    OYSTER BAY COVE          NY      11791      SFD       7.250      6.250     $5,477.18    180      1-Aug-13     $596,284.45
4814245    BELLAIRE                 TX      77401      SFD       6.625      6.250     $2,748.13    180      1-Aug-13     $310,954.15
4814321    SANTA ROSA               CA      95405      SFD       7.250      6.250     $2,994.19    180      1-Jul-13     $324,125.06
4814342    SAN DIEGO                CA      92130      SFD       7.250      6.250     $1,944.40    180      1-Sep-13     $212,342.48
4814383    HOUSTON                  TX      77027      SFD       6.750      6.250     $3,380.36    180      1-Sep-13     $380,768.39
4814602    CHESTERFIELD             MO      63005      SFD       6.625      6.250     $3,828.06    180      1-Sep-13     $434,579.02
4814643    SNOWMASS VILLAGE         CO      81615      SFD       6.875      6.250     $2,564.09    180      1-Sep-13     $286,583.05
4814858    PIERMONT                 NY      10968      LCO       6.375      6.108     $2,143.35    180      1-Sep-13     $247,174.15
4814909    HOUSTON                  TX      77059      SFD       7.000      6.250     $2,758.96    180      1-Sep-13     $305,981.58
4815061    DUNWOODY                 GA      30338      SFD       7.250      6.250     $2,419.09    180      1-Aug-13     $263,358.96
4815188    AVON                     CT      06001      SFD       7.125      6.250     $2,174.00    180      1-Aug-13     $238,497.55
4815519    EUGENE                   OR      97403      SFD       7.000      6.250     $2,696.49    180      1-Oct-13     $300,000.00
4815652    FREMONT                  CA      94539      SFD       7.000      6.250     $3,820.03    180      1-Aug-13     $422,310.45
4815697    AUSTIN                   TX      78733      SFD       6.750      6.250     $2,194.58    180      1-Sep-13     $247,200.42
4815707    LOS ANGELES              CA      90008      SFD       7.000      6.250     $2,741.43    180      1-Jul-13     $299,338.92
4815738    LA HABRA                 CA      90631      SFD       7.375      6.250     $2,226.22    180      1-Jul-13     $238,991.04
4815744    PACIFIC PALISADES        CA      90272      SFD       6.875      6.250     $5,797.06    180      1-Aug-13     $645,841.92
4815799    SUFFERN                  NY      10901      PUD       7.625      6.250     $2,279.28    180      1-Aug-13     $242,537.65
4816219    GLEN ELLYN               IL      60137      SFD       7.000      6.250     $2,201.68    180      1-Oct-13     $244,950.00
4816235    OKLAHOMA CITY            OK      73003      SFD       7.000      6.250     $4,732.34    180      1-Aug-13     $523,168.13
4816257    MEDIA                    PA      19063      SFD       6.375      6.108     $2,592.76    180      1-Sep-13     $299,000.99
4816299    NEWTON                   MA      02166      SFD       6.875      6.250     $2,322.39    180      1-Oct-13     $260,400.00
4816357    VIENNA                   VA      22182      SFD       7.000      6.250     $2,606.61    180      1-Aug-13     $288,164.78
4816421    DEWEY                    AZ      86327      SFD       7.125      6.250     $1,030.84    180      1-Aug-13     $112,886.40
4816469    LONGWOOD                 FL      32779      SFD       6.750      6.250     $5,243.09    180      1-Aug-13     $588,668.70
4816513    NEW YORK                 NY      10128      COP       7.125      6.250     $3,623.33    180      1-Sep-13     $398,751.67
4816628    FAYETTEVILLE             NC      28303      SFD       6.750      6.250     $3,098.96    180      1-Aug-13     $347,935.48
4816895    WILBRAHAM                MA      01095      SFD       7.000      6.250     $5,294.55    120      1-Oct-08     $456,000.00
4816899    NEEDHAM                  MA      02192      SFD       7.000      6.250     $4,044.73    180      1-Aug-13     $447,152.26
4817086    NEWTON                   MA      02167      SFD       7.125      6.250     $2,608.80    180      1-Sep-13     $287,101.20
4817242    HEATH                    TX      75087      SFD       6.750      6.250     $3,044.09    180      1-Sep-13     $342,890.91
4817380    DALLAS                   TX      75225      SFD       6.750      6.250     $2,775.08    180      1-Aug-13     $311,572.15
4817389    ANAHEIM                  CA      92807      SFD       7.375      6.250     $2,929.04    180      1-Jun-13     $313,462.84
4817445    PARK CITY                UT      84098      SFD       7.125      6.250     $2,400.45    180      1-Aug-13     $263,341.07
4817457    EDEN PRAIRIE             MN      55347      SFD       7.000      6.250     $3,739.13    180      1-Aug-13     $413,066.84
4817491    INDIANAPOLIS             IN      46220      SFD       6.750      6.250     $2,406.95    180      1-Aug-13     $270,241.17
4817640    NEWTON                   MA      02159      SFD       7.250      6.250     $2,743.16    180      1-Sep-13     $299,572.36
4817644    MORAGA                   CA      94556      SFD       7.250      6.250     $2,482.99    180      1-Aug-13     $270,315.61
4817739    LAFAYETTE                CA      94549      SFD       6.750      6.250     $3,318.42    180      1-Oct-13     $375,000.00
4817865    SPRING VALLEY            NY      11219      SFD       7.750      6.250     $2,470.85    180      1-Dec-12     $254,515.31
4818151    FREMONT                  CA      94539      SFD       7.125      6.250     $4,009.21    180      1-Aug-13     $439,829.26
4818192    SAN CARLOS               CA      94070      SFD       7.125      6.250     $2,717.50    180      1-Aug-13     $298,121.94
4818264    LOS GATOS                CA      95032      SFD       7.125      6.250     $3,147.77    180      1-Sep-13     $346,163.28
4818305    LA JOLLA                 CA      92037      SFD       7.375      6.250     $7,359.39    180      1-Sep-13     $797,557.28
4818554    TUCSON                   AZ      85750      SFD       6.875      6.250     $3,299.86    180      1-Aug-13     $367,633.10
4818561    LARCHMONT                NY      10538      SFD       7.125      6.250     $4,076.25    180      1-Sep-13     $448,595.63
4818727    RALEIGH                  NC      27615      SFD       6.750      6.250     $3,185.68    180      1-Sep-13     $358,839.32
4818825    DANVILLE                 CA      94506      SFD       7.250      6.250     $3,030.71    180      1-Sep-13     $330,975.12
4818907    BATON ROUGE              LA      70810      SFD       6.750      6.250     $3,229.92    180      1-Aug-13     $362,639.80
4819042    MCLEAN                   VA      22101      SFD       7.000      6.250     $3,088.56    180      1-Aug-13     $341,445.46
4819045    ORANGE                   CT      06477      SFD       7.000      6.250     $2,696.49    180      1-Sep-13     $299,053.51
4819105    CAMPBELL                 CA      95008      SFD       7.000      6.250     $2,458.16    180      1-Sep-13     $272,622.17
4819111    OCALA                    FL      34474      SFD       7.000      6.250     $2,696.49    180      1-Aug-13     $297,397.42
4819121    SAN ANTONIO              TX      78232      SFD       6.750      6.250     $3,070.64    180      1-Sep-13     $344,881.24
4819247    BLUE BELL                PA      19422      SFD       6.875      6.250     $2,229.64    180      1-Aug-13     $246,395.00
4819391    HUNTINGTON BEACH         CA      92648      SFD       6.750      6.250     $3,663.53    180      1-Aug-13     $411,322.93
4819516    NORTHBROOK               IL      60062      SFD       7.625      6.250     $2,335.33    180      1-Oct-12     $240,718.63
4819564    SAN DIEGO                CA      92107      SFD       7.250      6.250     $4,849.13    180      1-Jun-13     $524,581.13
4819627    CHULA VISTA              CA      91910      SFD       7.375      6.250     $3,569.31    180      1-Jun-13     $383,217.24
4819676    CUPERTINO                CA      95014      SFD       7.375      6.250     $2,609.03    180      1-Jun-13     $280,116.97
4819847    FREMONT                  CA      94539      SFD       7.000      6.250     $3,074.00    180      1-Sep-13     $339,921.00
4819860    DALLAS                   TX      75214      SFD       7.250      6.250     $2,462.91    180      1-Sep-13     $268,967.13
4819895    CLAYTON                  MO      63105      LCO       6.875      6.250       $896.32    180      1-Sep-13     $100,179.46
4819962    PALM DESERT              CA      92211      SFD       7.125      6.250     $2,187.59    180      1-Oct-13     $241,500.00
4820332    ALDIE                    VA      20105      SFD       7.500      6.250     $2,224.83    180      1-Jun-13     $237,073.38
4820468    NAPELS                   FL      34110      SFD       7.250      6.250     $5,299.17    180      1-Aug-13     $576,905.21
4820562    CRANSTON                 RI      02920      SFD       7.000      6.250     $3,190.85    180      1-Sep-13     $353,879.99
4820582    CHESTERFIELD             MO      63017      SFD       7.125      6.250     $3,442.16    180      1-May-13     $372,191.01
4820594    ORCHARD LAKE             MI      48323      SFD       7.000      6.250     $2,345.50    180      1-Sep-13     $260,126.71
4820805    MEQUON                   WI      53097      SFD       6.125      5.858     $2,109.55    180      1-Aug-13     $246,308.26
4820849    CHESHIRE                 CT      06410      SFD       7.000      6.250     $4,494.15    180      1-Sep-13     $498,422.52
4820910    ATHERTON                 CA      94027      SFD       7.250      6.250     $6,545.23    180      1-Sep-13     $714,786.65
4820970    BONITA SPRINGS           FL      34134      SFD       6.875      6.250     $3,466.64    180      1-Sep-13     $387,460.29
4820977    REISTERSTOWN             MD      21136      SFD       6.250      5.983     $3,000.99    180      1-Sep-13     $348,821.93
4821125    HOUSTON                  TX      77024      SFD       7.000      6.250     $8,988.29    180      1-Aug-13     $993,420.22
4821156    SARATOGA                 CA      95070      SFD       7.000      6.250     $3,730.14    180      1-Aug-13     $412,373.75
4821172    SAN JOSE                 CA      95126      SFD       7.125      6.250     $4,166.83    180      1-Aug-13     $457,120.32
4821292    CUPERTINO                CA      95014      SFD       7.000      6.250     $3,864.97    180      1-Aug-13     $427,278.81
4821297    GREENWICH                CT      06870      SFD       6.875      6.250     $5,797.06    180      1-Sep-13     $647,926.90
4821367    SAN JOSE                 CA      95148      SFD       7.125      6.250     $2,418.57    180      1-Aug-13     $265,328.54
4821613    MIAMI SHORES             FL      33138      SFD       7.125      6.250     $2,681.27    180      1-Aug-13     $294,146.98
4821643    PALO ALTO                CA      94304      SFD       7.125      6.250     $9,058.32    180      1-Sep-13     $996,879.18
4821819    CUMMING                  GA      30040      SFD       7.125      6.250       $905.83    180      1-Aug-13      $99,373.99
4821877    ZIONSVILLE               IN      46077      SFD       6.875      6.250     $4,236.31    180      1-Sep-13     $473,485.04
4821924    MENLO PARK               CA      94025      SFD       7.250      6.250     $2,601.66    180      1-Sep-13     $284,120.22
4821932    FREMONT                  CA      94539      SFD       7.125      6.250     $2,880.55    180      1-Sep-13     $317,007.58
4822049    CHICO                    CA      95928      SFD       7.000      6.250     $3,406.56    180      1-Jul-13     $375,391.86
4822082    NAPERVILLE               IL      60564      SFD       6.750      6.250     $2,203.43    180      1-Sep-13     $248,097.20
4822275    COLUMBIA                 MD      21044      SFD       6.750      6.250     $2,619.34    180      1-Sep-13     $295,045.66
4822388    CUPERTINO                CA      95014      SFD       7.000      6.250     $4,179.56    180      1-Aug-13     $459,723.35
4822515    BEVERLY HILLS            CA      90210      SFD       6.750      6.250     $8,450.89    180      1-Sep-13     $951,920.99
4822561    DULUTH                   GA      30097      SFD       6.875      6.250     $3,203.54    180      1-Sep-13     $358,054.38
4822606    SAN ANTONIO              TX      78209      SFD       6.875      6.250     $5,351.13    180      1-Sep-13     $598,086.37
4822810    PLANO                    TX      75093      SFD       6.750      6.250     $2,685.71    180      1-Aug-13     $301,537.45
4822841    GARDEN CITY              NY      11530      SFD       7.000      6.250     $3,045.24    180      1-Oct-13     $338,800.00
4822899    WINTER PARK              FL      32789      SFD       6.875      6.250     $2,256.40    180      1-Sep-13     $252,193.08
4822941    SAINT CHARLES            IL      60175      SFD       6.875      6.250     $3,478.24    180      1-Sep-13     $388,756.14
4822989    SAN DIEGO                CA      92122      LCO       7.250      6.250     $2,857.27    180      1-Sep-13     $312,033.77
4823140    ORANGE                   CA      92867      SFD       7.000      6.250     $3,235.79    180      1-Aug-13     $357,717.56
4823165    DARIEN                   CT      06820      SFD       7.000      6.250     $4,359.32    180      1-Sep-13     $483,469.85
4823215    PLANO                    TX      75093      SFD       6.875      6.250     $2,193.97    180      1-Aug-13     $244,426.32
4823224    PLANTATION               FL      33324      SFD       7.000      6.250     $2,867.27    180      1-Aug-13     $316,981.25
4823368    THORNTON                 PA      19373      SFD       7.000      6.250     $2,247.08    180      1-Sep-13     $249,211.25
4823389    MALIBU                   CA      90265      SFD       7.250      6.250     $4,336.10    180      1-Sep-13     $473,533.69
4823501    LAS VEGAS                NV      89129      SFD       7.000      6.250     $2,143.71    180      1-Aug-13     $236,990.69
4823515    BETHESDA                 MD      20817      SFD       6.875      6.250     $3,531.75    180      1-Sep-13     $394,737.00
4823729    PLANO                    TX      75093      SFD       6.875      6.250     $4,459.28    180      1-Aug-13     $496,801.47
4823792    RAMSEY                   NJ      07642      SFD       6.375      6.108     $2,416.45    180      1-Oct-13     $279,600.00
4823819    PLAYA DEL REY            CA      90293      SFD       6.875      6.250     $3,076.90    180      1-Sep-13     $343,899.66
4823822    VIENNA                   VA      22182      SFD       6.875      6.250     $2,229.64    180      1-Aug-13     $248,400.73
4823853    DALLAS                   TX      75230      SFD       7.250      6.250     $3,147.10    180      1-Sep-13     $343,685.76
4823889    LAS VEGAS                NV      89117      PUD       7.500      6.250     $2,210.93    180      1-Sep-13     $237,779.70
4823914    HILLSBOROUGH             NC      27278      SFD       6.875      6.250     $2,247.48    180      1-Sep-13     $251,195.47
4823917    SAN DIEGO                CA      92037      SFD       7.375      6.250     $2,759.78    180      1-Aug-13     $298,162.31
4823962    WESTPORT                 CT      06880      SFD       7.000      6.250     $8,089.46    180      1-Sep-13     $897,160.54
4824005    ASHEVILLE                NC      28803      SFD       6.875      6.250     $2,390.17    180      1-Sep-13     $267,145.25
4824028    SPRINGFIELD              IL      62704      SFD       6.875      6.250     $2,668.04    180      1-Oct-13     $299,156.00
4824102    GREENWICH                CT      06830      SFD       6.750      6.250     $3,893.61    180      1-Sep-13     $438,581.39
4824188    TAMPA                    FL      33606      SFD       6.875      6.250     $5,797.06    180      1-Sep-13     $647,926.90
4824206    NEW ORLEANS              LA      70115      SFD       6.875      6.250     $5,583.01    180      1-Aug-13     $621,995.45
4824218    SPERRYVILLE              VA      22740      SFD       7.375      6.250     $2,483.79    180      1-May-13     $265,826.95
4824276    BELTON                   MO      64012      SFD       6.875      6.250     $3,121.49    180      1-Oct-13     $350,000.00
4824338    TUSCALOOSA               AL      35406      SFD       6.875      6.250     $2,229.64    180      1-Oct-13     $250,000.00
4824370    CHAPPAQUA                NY      10514      SFD       7.375      6.250     $5,436.75    180      1-Aug-13     $587,379.79
4824442    FREMONT                  CA      94536      SFD       7.000      6.250     $2,615.59    180      1-Jul-13     $288,229.63
4824472    VANCOUVER                WA      98685      SFD       7.500      6.250     $2,465.85    180      1-Jul-13     $263,543.90
4824525    MARIETTA                 GA      30068      SFD       7.250      6.250     $3,090.05    180      1-Sep-13     $337,455.05
4824844    HUMBLE                   TX      77346      SFD       6.875      6.250     $2,604.22    180      1-Sep-13     $291,068.70
4824869    HOUSTON                  TX      77024      SFD       7.500      6.250     $2,475.13    180      1-Aug-13     $265,382.20
4824928    NEWTON                   MA      02168      SFD       7.250      6.250     $2,738.59    180      1-Oct-13     $300,000.00
4824961    LA CANADA FLINTRIDGE     CA      91011      SFD       7.250      6.250     $8,215.77    180      1-Sep-13     $897,221.73
4825132    WASHINGTON               DC      20007      SFD       7.000      6.250     $5,617.68    180      1-Sep-13     $623,028.15
4825325    SAN FRANCISCO            CA      94121      SFD       7.250      6.250     $8,931.46    180      1-Sep-13     $975,379.71
4825455    LA JOLLA                 CA      92037      SFD       7.375      6.250     $6,209.49    180      1-Sep-13     $672,938.95
4825509    FLOWER MOUND             TX      75028      SFD       6.875      6.250     $3,674.44    180      1-Sep-13     $410,685.98
4825581    HOUSTON                  TX      77005      SFD       6.875      6.250     $4,923.04    180      1-Aug-13     $548,468.83
4825623    PLANO                    TX      75023      SFD       7.375      6.250     $2,612.59    180      1-Sep-13     $283,132.83
4825679    HOUSTON                  TX      77077      SFD       7.250      6.250     $1,643.16    180      1-Sep-13     $179,444.34
4825689    HOUSTON                  TX      77056      HCO       6.875      6.250     $5,797.06    180      1-Sep-13     $647,926.90
4825845    SOLANA BEACH             CA      92075      SFD       7.375      6.250     $3,514.11    180      1-Sep-13     $380,833.60
4825948    HILLSBOROUGH             CA      94010      SFD       7.100      6.250     $7,371.10    180      1-Jul-13     $807,307.61
4825958    KEY BISCAYNE             FL      33149      HCO       7.750      6.250     $2,188.47    180      1-Jul-13     $230,425.94
4825962    GILROY                   CA      95020      SFD       7.350      6.250     $2,533.25    180      1-Jul-13     $273,252.54
4825968    RANCHO PALOS VERDES      CA      90275      SFD       7.100      6.250     $3,156.46    180      1-Jul-13     $345,705.96
4825972    ROSLYN                   NY      11576      SFD       7.250      6.250     $2,870.96    180      1-Jul-13     $311,569.80
4825974    GILROY                   CA      95020      SFD       7.150      6.250     $2,381.50    180      1-Jul-13     $260,033.04
4826013    CINCINNATI               OH      45208      SFD       7.000      6.250     $3,595.31    180      1-Aug-13     $397,468.68
4826029    OCEAN RIDGE              FL      33435      SFD       7.250      6.250     $4,555.19    180      1-Jul-13     $494,350.83
4826057    CARMEL                   CA      93921      SFD       6.850      6.250     $5,093.45    180      1-Jul-13     $566,483.78
4826064    FRONTENAC                MO      63131      SFD       7.500      6.250     $4,171.56    180      1-Jul-13     $445,814.21
4826083    SAN FRANCISCO            CA      94127      SFD       7.050      6.250     $3,381.10    180      1-Jul-13     $371,426.26
4826090    WALNUT CREEK             CA      94598      SFD       7.150      6.250     $2,531.19    180      1-Jul-13     $275,372.04
4826094    SANTA MONICA             CA      90403      SFD       6.850      6.250     $4,096.13    180      1-Jul-13     $455,461.30
4826100    AUSTIN                   TX      78731      SFD       6.500      6.233     $2,373.77    180      1-Aug-13     $270,699.68
4826101    ATHERTON                 CA      94027      SFD       6.700      6.250     $5,725.09    180      1-Jul-13     $642,660.21
4826102    SAN JOSE                 CA      95148      SFD       7.450      6.250     $2,310.44    180      1-Jul-13     $247,710.78
4826114    DOWNEY                   CA      90240      SFD       6.900      6.250     $3,126.37    180      1-Apr-13     $343,219.97
4826128    MONTARA                  CA      94037      SFD       6.750      6.250     $3,044.09    180      1-Jul-13     $340,653.98
4826132    REDWOOD CITY             CA      94061      SFD       7.200      6.250     $2,866.65    180      1-Jul-13     $312,052.44
4826139    BURLINGAME               CA      94010      SFD       6.800      6.250     $3,772.66    180      1-Jul-13     $420,873.23
4826142    VENTURA                  CA      93001      SFD       7.250      6.250     $3,277.18    180      1-Sep-13     $357,891.78
4826149    SAN JOSE                 CA      95125      SFD       7.350      6.250     $2,334.85    180      1-Jul-13     $251,852.06
4826151    LAFAYETTE                CA      94549      SFD       6.850      6.250     $3,873.52    180      1-Jul-13     $430,804.97
4826169    SAN CLEMENTE             CA      92672      SFD       6.800      6.250     $2,698.56    180      1-Jul-13     $299,352.87
4826304    HOUSTON                  TX      77042      SFD       6.750      6.250     $2,583.06    180      1-Sep-13     $290,958.88
4826482    OLD WESTBURY             NY      11568      SFD       7.500      6.250     $1,703.39    180      1-Sep-13     $183,195.05
4826522    AUBURNDALE               FL      33823      SFD       7.125      6.250     $2,600.65    180      1-Aug-13     $285,302.70
4826563    SUGAR LAND               TX      77479      SFD       6.875      6.250     $3,808.22    180      1-Sep-13     $425,638.13
4826666    HIGHLAND                 MD      20777      SFD       7.250      6.250     $3,121.99    180      1-Aug-13     $339,882.14
4827176    TAMPA                    FL      33611      SFD       6.875      6.250     $2,568.55    180      1-Aug-13     $286,157.64
4827215    GREAT NECK               NY      11021      SFD       7.250      6.250     $3,907.06    180      1-Sep-13     $426,678.77
4827292    ATLANTA                  GA      30342      SFD       7.250      6.250     $3,185.90    180      1-Aug-13     $346,495.76
4827897    PENNINGTON               NJ      08534      SFD       6.500      6.233     $2,378.13    180      1-Oct-13     $273,000.00
4828330    CHAPEL HILL              NC      27514      SFD       6.750      6.250     $2,336.17    180      1-Sep-13     $263,148.83
4828348    SANTA BARBARA            CA      93110      SFD       7.125      6.250     $6,793.74    180      1-Sep-13     $747,659.39
4828353    CARMEL                   IN      46033      SFD       7.250      6.250     $3,126.10    180      1-Sep-13     $341,392.87
4828382    SUNSET HILLS             MO      63127      SFD       6.875      6.250     $2,434.77    180      1-Sep-13     $272,129.29
4828641    HOLLISTON                MA      01746      SFD       7.000      6.250     $2,462.79    180      1-Sep-13     $273,135.54
4828774    SEDONA                   AZ      86336      SFD       7.250      6.250     $3,487.14    180      1-Sep-13     $380,820.78
4828900    SEBASTOPOL               CA      95472      SFD       7.375      6.250     $4,089.06    180      1-Aug-13     $439,185.81
4828911    PALM BEACH               FL      33480      SFD       6.625      6.250     $3,292.48    180      1-Oct-13     $375,000.00
4829044    SARASOTA                 FL      34240      SFD       6.375      6.108     $2,826.10    180      1-Sep-13     $325,911.09
4829138    SANTA BARBARA            CA      93110      SFD       7.125      6.250     $2,717.50    180      1-Sep-13     $298,781.25
4829323    SUNNYVALE                CA      94087      SFD       7.125      6.250     $2,174.00    180      1-Sep-13     $239,251.00
4829445    HOUSTON                  TX      77019      SFD       7.250      6.250     $2,738.59    180      1-Oct-13     $300,000.00
4829513    HOUSTON                  TX      77056      SFD       6.750      6.250     $1,699.03    180      1-Sep-13     $191,380.97
4829521    DANVILLE                 CA      94506      PUD       7.375      6.250     $2,943.76    180      1-Sep-13     $319,022.91
4829681    PUYALLUP                 WA      98373      SFD       7.000      6.250       $853.89    180      1-Sep-13      $94,700.28
4829807    LITTLE ROCK              AR      72211      SFD       6.875      6.250     $2,488.28    180      1-Aug-13     $277,215.22
4829848    MENLO PARK               CA      94025      SFD       7.375      6.250     $2,476.44    180      1-Sep-13     $268,378.02
4829935    SANDS POINT              NY      11050      SFD       6.750      6.250     $4,690.03    180      1-Oct-13     $530,000.00
4829980    THOUSANG OAKS            CA      91320      SFD       7.375      6.250     $2,474.59    180      1-Aug-13     $267,352.23
4829997    POWDER SPRINGS           GA      30127      SFD       6.625      6.250     $2,290.78    180      1-Aug-13     $259,204.64
4830098    PLANO                    TX      75093      SFD       6.875      6.250     $2,497.20    180      1-Aug-13     $278,208.82
4830313    ORANGE                   CA      92867      SFD       6.875      6.250     $2,376.79    180      1-Aug-13     $264,795.19
4830628    GURNEE                   IL      60031      SFD       6.625      6.250     $2,572.53    180      1-Oct-13     $293,000.00
4830935    GLASTONBURY              CT      06033      SFD       6.500      6.233     $3,135.99    180      1-Sep-13     $358,814.01
4831096    MAMARONECK               NY      10543      SFD       7.125      6.250     $4,166.82    180      1-Aug-13     $457,120.34
4831324    OCALA                    FL      34480      SFD       7.875      6.250       $341.45    180      1-Jul-13      $35,682.32
4831362    GLENBROOK                NV      89413      SFD       7.250      6.250     $5,751.04    180      1-Jul-13     $624,130.31
4831543    HIGH POINT               NC      27262      SFD       7.000      6.250     $2,876.26    180      1-Sep-13     $318,990.41
4831843    PLEASANTON               CA      94566      SFD       7.125      6.250     $5,136.06    180      1-Aug-13     $563,450.50
4831865    SARATOGA                 CA      95070      SFD       7.125      6.250     $5,652.39    180      1-Aug-13     $620,093.66
4831873    TORRANCE                 CA      90503      SFD       7.000      6.250     $2,552.67    180      1-Aug-13     $282,202.77
4831876    GREENVILLE               NC      27834      SFD       6.875      6.250     $2,850.37    180      1-Sep-13     $318,580.67
4831884    NORTHRIDGE               CA      91326      SFD       7.000      6.250     $2,512.23    180      1-Aug-13     $277,731.23
4831987    BOCA RATON               FL      33432      SFD       6.875      6.250     $4,744.67    180      1-Sep-13     $529,047.92
4832152    SAN CARLOS               CA      94070      SFD       7.250      6.250     $2,289.47    180      1-Sep-13     $250,025.78
4832197    MORGAN HILL              CA      95037      SFD       7.625      6.250     $2,335.33    180      1-Sep-13     $249,253.21
4832293    SAN JOSE                 CA      95129      SFD       7.250      6.250     $2,765.98    180      1-Aug-13     $301,123.64
4832949    LOS ALTOS                CA      94024      SFD       7.000      6.250     $4,979.51    180      1-Aug-13     $548,760.40
4833021    THOUSAND OAKS            CA      91360      SFD       7.500      6.250     $3,527.29    180      1-Sep-13     $379,350.84
4833100    BROOKLYN                 NY      11230      SFD       7.000      6.250     $2,696.49    180      1-Sep-13     $299,053.51
4833152    LOS ANGELES              CA      90064      SFD       6.875      6.250     $2,443.69    180      1-Sep-13     $273,126.10
4833196    WALNUT                   CA      91789      SFD       7.000      6.250     $3,667.22    180      1-Aug-13     $405,418.05
4833245    HOUSTON                  TX      77005      SFD       6.875      6.250     $2,702.32    180      1-Sep-13     $302,033.62
4833288    FLORISSANT               CO      80816      SFD       6.750      6.250     $3,008.70    180      1-Sep-13     $338,903.80
4833300    SANTA ANNA               CA      92705      SFD       7.000      6.250     $3,415.55    180      1-Sep-13     $378,801.12
4833429    PARK CITY                UT      84098      SFD       6.750      6.250     $3,110.46    180      1-Aug-13     $349,227.08
4833660    SANTA BARBARA            CA      93109      SFD       7.625      6.250     $1,466.59    180      1-Sep-13     $156,531.01
4833669    GOLDEN                   CO      80401      PUD       7.250      6.250     $3,423.24    180      1-Oct-13     $375,000.00
4834387    CYPRESS                  CA      90630      SFD       6.875      6.250     $3,268.65    180      1-Aug-13     $364,155.48
4834478    INDIANAPOLIS             IN      46240      LCO       6.750      6.250     $3,539.64    180      1-Sep-13     $398,710.36
4834519    FRANKLIN                 TN      37067      SFD       7.250      6.250     $2,909.76    180      1-Aug-13     $316,776.10
4834626    REDWOOD CITY             CA      94062      SFD       7.375      6.250     $3,679.70    180      1-Sep-13     $394,653.44
4834714    LA JOLLA                 CA      92037      SFD       7.000      6.250     $3,572.85    180      1-Sep-13     $396,245.90
4834722    LAGUNA HILLS             CA      92653      SFD       7.000      6.250     $3,851.48    180      1-Aug-13     $425,788.32
4834969    PALM BEACH GARDENS       FL      33418      SFD       6.625      6.250     $2,633.99    180      1-Sep-13     $299,022.26
4834980    FOUNTAIN HILLS           AZ      85268      SFD       6.500      6.233     $2,613.33    180      1-Oct-13     $300,000.00
4835265    SAN ANTONIO              TX      78212      SFD       6.875      6.250     $5,351.13    180      1-Sep-13     $595,202.49
4835425    LAKE ARROWHEAD AREA      CA      92352      SFD       6.875      6.250     $3,420.27    180      1-Apr-13     $376,055.26
4835436    CORONA                   CA      91719      SFD       6.875      6.250     $5,797.06    180      1-Apr-13     $637,381.86
4835723    SARATOGA                 CA      95070      SFD       7.200      6.250     $7,125.67    180      1-Jun-13     $773,201.57
4835726    NAPLES                   FL      34109      SFD       6.875      6.250     $2,613.14    180      1-Oct-13     $293,000.00
4835735    MISSION VIEJO            CA      92692      SFD       7.100      6.250     $3,255.95    180      1-Jun-13     $355,331.62
4835745    UPLAND                   CA      91784      SFD       7.000      6.250     $2,202.13    180      1-Aug-13     $241,849.17
4835747    GLENCOE                  IL      60022      SFD       7.100      6.250     $3,310.21    180      1-Aug-13     $363,703.81
4835754    THOUSAND OAKS            CA      91362      SFD       7.250      6.250     $2,336.93    180      1-Aug-13     $253,484.35
4835775    LOS GATOS                CA      95032      SFD       7.375      6.250     $5,312.56    180      1-Aug-13     $573,962.48
4836518    PALO ALTO                CA      94301      SFD       7.000      6.250     $2,417.85    180      1-Aug-13     $267,215.06
4836619    WILTON                   CT      06897      SFD       6.750      6.250     $2,725.53    180      1-Oct-13     $308,000.00
4837293    POMPANO BEACH            FL      33062      SFD       6.750      6.250     $3,008.70    180      1-Sep-13     $338,903.05
4838061    GLENDALE                 CA      91214      SFD       7.375      6.250     $2,529.79    180      1-Aug-13     $273,311.90
4838130    LAFAYETTE                CA      94549      SFD       7.000      6.250     $2,606.60    180      1-Aug-13     $288,164.80
4838370    FORT LAUDERDALE          FL      33305      SFD       7.375      6.250       $579.56    180      1-Sep-13      $62,807.63
4838589    BEND                     OR      97701      SFD       6.875      6.250     $5,351.13    180      1-Sep-13     $598,086.37
4838601    MONROE                   LA      71201      SFD       6.875      6.250     $2,675.57    180      1-Sep-13     $299,043.18
4838830    SOLVANG                  CA      93463      SFD       7.375      6.250     $2,980.55    180      1-Aug-13     $316,172.52
4838943    BOWLING GREEN            KY      42103      SFD       6.875      6.250     $2,318.82    180      1-Sep-13     $259,170.77
4839177    NAPLES                   FL      34114      SFD       6.875      6.250     $2,258.63    180      1-Oct-13     $253,250.00
4839218    SARATOGA                 CA      95070      SFD       7.125      6.250     $2,491.04    180      1-Aug-13     $273,278.45
4839392    BRIARCLIFF MANOR         NY      10510      SFD       6.875      6.250     $3,924.16    180      1-Aug-13     $437,185.31
4839452    SADDLE RIVER             NJ      07458      SFD       7.125      6.250     $3,623.33    180      1-Oct-13     $400,000.00
4839604    STAMFORD                 CT      06902      LCO       7.000      6.250       $876.36    180      1-Oct-13      $97,500.00
4839818    FOUNTAIN VALLEY          CA      92708      SFD       7.375      6.250     $2,667.78    180      1-Sep-13     $289,114.51
4839820    UPLAND                   CA      91784      SFD       7.000      6.250     $2,265.05    180      1-Sep-13     $251,204.95
4839948    HUNTINGTON BEACH         CA      92648      SFD       7.000      6.250     $4,718.85    180      1-Sep-13     $522,843.65
4840023    POTOMAC                  MD      20854      SFD       6.875      6.250     $2,653.27    180      1-Sep-13     $296,551.16
4840073    MERCER ISLAND            WA      98040      SFD       6.750      6.250     $2,875.96    180      1-Sep-13     $323,828.13
4840345    MODESTO                  CA      95356      SFD       6.875      6.250     $3,433.64    180      1-Sep-13     $383,772.09
4840576    NORTHBROOK               IL      60062      SFD       7.125      6.250     $4,184.94    180      1-Oct-13     $462,000.00
4840627    CONGERS                  NY      10920      SFD       7.250      6.250     $2,160.75    180      1-Sep-13     $235,969.31
4840712    SUNNYVALE                CA      94087      SFD       7.250      6.250     $3,249.79    180      1-Sep-13     $354,901.04
4840743    IRVINE                   CA      92620      SFD       7.375      6.250     $2,597.86    180      1-Aug-13     $280,670.14
4840780    HAMPTON                  VA      23669      LCO       6.875      6.250     $2,469.54    180      1-Aug-13     $275,128.68
4840808    CARY                     NC      27513      SFD       6.875      6.250     $3,264.19    180      1-Sep-13     $364,832.69
4840831    CYPRESS                  CA      90630      SFD       7.250      6.250     $2,464.73    180      1-Aug-13     $268,328.00
4840965    DANVILLE                 CA      94526      SFD       7.125      6.250     $3,170.41    180      1-Aug-13     $347,808.95
4841294    PLANO                    TX      75093      SFD       7.000      6.250     $2,426.84    180      1-Sep-13     $269,148.16
4841321    DALLAS                   TX      75220      SFD       6.875      6.250     $2,795.52    180      1-Sep-13     $312,450.29
4841596    FREMONT                  CA      94536      SFD       7.250      6.250     $2,277.60    180      1-Sep-13     $248,729.80
4841659    ALAMEDA                  CA      94501      SFD       7.250      6.250     $2,053.95    180      1-Aug-13     $223,606.66
4841661    SAN MATEO                CA      94401      SFD       7.375      6.250     $1,241.90    180      1-Aug-13     $134,173.04
4842751    BELLE MEAD               NJ      08502      SFD       6.875      6.250     $2,318.83    180      1-Oct-13     $260,000.00
4843085    TOPSFIELD                MA      01983      SFD       7.125      6.250     $3,170.41    180      1-Sep-13     $348,907.72
4843139    TORRANCE                 CA      90505      SFD       6.875      6.250     $2,425.84    180      1-Aug-13     $270,260.02
4843200    LA JOLLA                 CA      92037      SFD       7.625      6.250     $4,899.98    180      1-Aug-13     $521,406.24
4843350    BOCA RATON               FL      33431      SFD       7.375      6.250     $2,667.78    180      1-Oct-13     $290,000.00
4843481    DEERFIELD                IL      60015      SFD       6.875      6.250     $2,318.83    180      1-Sep-13     $259,170.75
4843761    BURLINGAME               CA      94010      SFD       7.125      6.250     $2,789.96    180      1-Sep-13     $307,038.79
4843896    SAN JOSE                 CA      95133      SFD       7.125      6.250     $2,128.70    180      1-Aug-13     $233,528.88
4843923    DALLAS                   TX      75225      HCO       7.000      6.250     $8,988.29    180      1-Sep-13     $996,845.04
4844251    CORONADO                 CA      92118      SFD       7.000      6.250     $6,067.10    180      1-Oct-13     $675,000.00
4844553    SARATOGA                 CA      95070      SFD       6.875      6.250     $4,726.83    180      1-Sep-13     $528,309.63
4844828    LOS ALTOS                CA      94022      SFD       6.625      6.250     $3,511.98    180      1-Sep-13     $398,696.35
4844922    STOCKTON                 CA      95212      SFD       6.750      6.250     $3,309.56    180      1-Aug-13     $371,581.60
4845143    CUPERTINO                CA      95014      SFD       7.250      6.250     $2,921.16    180      1-Aug-13     $318,018.39
4845397    BLOOMINGTON              IL      61704      SFD       6.750      6.250     $2,123.79    180      1-Oct-13     $240,000.00
4845536    DARIEN                   CT      06820      SFD       6.625      6.250     $3,731.48    180      1-Sep-13     $423,614.87
4845874    TORRANCE                 CA      90503      LCO       7.375      6.250     $2,378.92    180      1-Aug-13     $256,615.94
4846035    INDIALANTIC              FL      32903      SFD       6.875      6.250     $4,566.30    180      1-Oct-13     $512,000.00
4846215    BETHESDA                 MD      20816      SFD       6.875      6.250     $3,389.05    180      1-Oct-13     $380,000.00
4846349    RANCHO PALOS VERDES      CA      90275      SFD       7.000      6.250     $3,785.87    180      1-Aug-13     $418,534.51
4846475    HOUSTON                  TX      77024      SFD       6.625      6.250     $3,226.63    180      1-Oct-13     $367,500.00
4846635    DEERING                  NH      03244      SFD       7.375      6.250     $2,492.99    180      1-Aug-13     $266,681.74
4846817    PALO ALTO                CA      94301      SFD       7.000      6.250     $3,145.90    180      1-Sep-13     $348,895.77
4846897    STRATTON                 VT      05155      SFD       7.000      6.250     $3,622.28    180      1-Oct-13     $403,000.00
4846933    BELMONT                  CA      94002      SFD       7.125      6.250     $2,898.66    180      1-Sep-13     $319,001.34
4846959    SCOTTS VALLEY            CA      95066      SFD       7.000      6.250     $3,882.94    180      1-Aug-13     $429,266.17
4847999    FORT LAUDERDALE          FL      33308      SFD       6.875      6.250     $2,720.16    180      1-Sep-13     $303,527.24
4848091    WEST WINDSOR             NJ      08550      SFD       6.875      6.250     $2,060.19    180      1-Oct-13     $231,000.00
4848423    ESCONDIDO                CA      92029      SFD       6.750      6.250     $2,663.58    180      1-Aug-13     $299,053.64
4848425    ST LOUIS                 MO      63141      SFD       7.125      6.250     $4,529.16    180      1-Jul-13     $495,290.93
4848427    WINCHESTER               VA      22603      SFD       7.250      6.250     $2,147.06    180      1-Aug-13     $233,743.49
4848444    LOUISVILLE               KY      40207      SFD       7.125      6.250     $2,898.66    180      1-Aug-13     $317,996.75
4848603    SUGARLOAF SHORES         FL      33042      SFD       7.250      6.250     $2,921.17    180      1-Oct-13     $320,000.00
4848779    INDIAN ROCKS BEACH       FL      34634      SFD       7.375      6.250     $3,026.55    180      1-Oct-13     $329,000.00
4849141    MEQUON                   WI      53092      LCO       7.000      6.250     $2,103.26    180      1-Aug-13     $232,519.17
4849155    RIVER HILLS              WI      53217      SFD       7.000      6.250     $5,494.09    180      1-Aug-13     $607,381.79
4849168    MADISON                  WI      53711      SFD       7.125      6.250     $4,896.02    180      1-Aug-13     $537,116.38
4849241    SUNNYVALE                CA      94087      SFD       6.750      6.250     $2,256.52    180      1-Oct-13     $255,000.00
4849941    ROLLING HILLS ESTATE     CA      90274      SFD       6.625      6.250     $3,511.98    180      1-Oct-13     $400,000.00
4849964    SAN MATEO                CA      94403      SFD       7.375      6.250     $3,110.27    180      1-Oct-13     $338,100.00
4850109    MARIETTA                 GA      30067      SFD       6.875      6.250     $3,273.11    180      1-Oct-13     $367,000.00
4850156    ATHERTON                 CA      94027      SFD       7.125      6.250     $2,518.21    180      1-Sep-13     $277,132.42
4850218    MORAGA                   CA      94556      SFD       7.000      6.250     $3,999.79    180      1-Aug-13     $442,183.90
4850608    LAS VEGAS                NV      89123      SFD       7.250      6.250     $2,841.29    180      1-Sep-13     $310,289.18
4851206    TRABUCO CANYON AREA      CA      92679      PUD       7.000      6.250     $3,595.32    180      1-Sep-13     $398,738.02
4851480    NORFOLK                  CT      06058      SFD       6.750      6.250     $2,380.41    180      1-Oct-13     $269,000.00
4851681    ROSWELL                  GA      30076      SFD       7.375      6.250     $2,364.21    180      1-Oct-13     $257,000.00
4851722    WALLINGFORD              CT      06492      SFD       7.250      6.250     $1,962.66    180      1-Oct-13     $215,000.00
4851751    SAN FRANCISCO            CA      94132      SFD       7.375      6.250     $4,553.62    180      1-Sep-13     $493,488.57
4851967    KANSAS CITY              MO      64145      SFD       7.000      6.250     $2,696.48    180      1-Aug-13     $298,101.52
4851975    CHESTERFIELD             MO      63017      SFD       7.125      6.250     $3,032.72    180      1-Jul-13     $331,646.83
4851993    COLORADO SPRINGS         CO      80904      SFD       7.125      6.250     $3,170.41    180      1-Aug-13     $347,808.95
4852003    BOSSIER CITY             LA      71111      SFD       6.750      6.250     $2,300.77    180      1-Jun-13     $255,761.24
4852050    HILLSBOROUGH             CA      94010      SFD       7.250      6.250     $3,970.95    180      1-Aug-13     $424,239.24
4852074    BELLEVILLE               IL       62220     SFD       7.125      6.250     $3,804.49    180      1-Jul-13     $416,044.39
4852078    DUCK                     NC       27949     SFD       6.875      6.250     $2,497.19    180      1-Aug-13     $278,208.84
4852092    NAPERVILLE               IL       60565     SFD       7.000      6.250     $4,089.67    180      1-Aug-13     $452,120.62
4852098    SANTA FE                 NM       87501     SFD       6.875      6.250     $2,408.01    180      1-Aug-13     $268,272.80
4852110    AURORA                   IL       60506     SFD       7.125      6.250     $3,396.87    180      1-Aug-13     $372,652.44
4852122    HOT SPRINGS              AR       71913     SFD       6.875      6.250     $2,390.17    180      1-Aug-13     $266,285.60
4852127    DUXBURY                  MA       02332     SFD       7.125      6.250     $5,887.90    180      1-Aug-13     $645,930.91
4852137    INVER GROVE HGTS         MN       55077     SFD       7.250      6.250     $2,916.15    180      1-Jul-13     $316,473.68
4852150    DALLAS                   TX       75287     SFD       6.875      6.250     $2,568.55    180      1-Oct-13     $288,000.00
4852319    COLTS NECK               NJ       07722     SFD       7.250      6.250     $4,290.46    180      1-Aug-13     $467,089.49
4852327    HOT SPRINGS              AR       71913     SFD       7.000      6.250     $2,169.78    180      1-Aug-13     $239,872.33
4852331    OVERLAND PARK            KS       66221     SFD       7.000      6.250     $2,247.08    180      1-Aug-13     $248,417.91
4852334    CHICAGO                  IL       60657     SFD       7.000      6.250     $2,876.26    180      1-Aug-13     $317,851.19
4852337    SAPPHIRE                 NC       28774     SFD       6.875      6.250     $2,305.44    180      1-Jul-13     $256,012.46
4852350    TOWN AND COUNTRY         MO       63131     SFD       7.000      6.250     $2,527.51    180      1-Aug-13     $279,420.48
4852387    SARATOGA                 CA       95070     PUD       6.500      6.233     $2,496.60    180      1-Oct-13     $286,600.00
4853703    LAWRENCE                 KS       66049     SFD       6.500      6.233     $2,162.09    180      1-Oct-13     $248,200.00
4854639    FALLBROOK                CA       92028     SFD       7.250      6.250     $3,756.43    180      1-Sep-13     $410,229.72
4854666    WALNUT CREEK             CA       94598     SFD       6.750      6.250     $4,778.52    180      1-Aug-13     $536,508.17
4854809    RANCHO PALOS VERDES      CA       90275     SFD        700%      6.250     $3,667.22    180       41518       $406,712.78
4854986    SAN DIEGO                CA       92122     LCO        700%      6.250       2608.40    180       41518         289284.43
4855428    MARTINEZ                 CA       94553     SFD        700%      6.250       3725.64    180       41518         413192.28
4856369    PLAINSBORO               NJ       08536     SFD        625%      5.983       1970.79    180       41548            229850
4856445    OAKLAND                  CA       94619     SFD        700%      6.250       3328.83    120       39692         284872.42
4857781    PHOENIX                  AZ       85023     SFD        725%      6.250       2342.41    180       41487         254507.96
4858349    HERMOSA BEACH            CA       90254     SFD        738%      6.250       2493.00    180       41487         269339.96
4858370    SAN DIEGO                CA       92037     SFD        638%      6.108       2895.24    180       41518         333884.45
4859432    DANVILLE                 CA       94506     SFD        688%      6.250       3103.66    180       41518         346890.09
4859433    GLENCOE                  IL       60022     SFD        675%      6.250       4424.55    180       41548            500000
4861695    SUNNYVALE                CA       94087     SFD        725%      6.250       2464.73    180       41548            270000
4861714    FREMONT                  CA       94539     SFD        725%      6.250       2601.66    180       41518         284120.22
4862741    SAN JOSE                 CA       95123     SFD        663%      6.250       2633.98    180       41518         299022.27
4864349    FORT WORTH               TX       76132     SFD        663%      6.250       3513.30    180       41548            400150
4865866    COUNTRY LIFE ACRES       MO       63131     SFD        713%      6.250       5887.91    180       41518         647971.47
4866889    LOS ANGELES              CA       90046     SFD        700%      6.250       4449.20    180       41518          493438.3
4868058    NEWPORT BEACH            CA       92625     SFD        663%      6.250       4340.80    180       41518          492788.7
4871112    SAN JOSE                 CA       95120     SFD        713%      6.250       2536.33    180       41548            280000
4871189    MENLO PARK               CA       94025     SFD        688%      6.250       5797.06    180       41548            650000
4871817    CALABASAS                CA       91302     SFD        713%      6.250       5103.00    180       41548            563350
4872589    AUSTIN                   TX       78730     SFD        713%      6.250       2357.43    180       41548            260250
4873455    STUART                   FL       34996     SFD        675%      6.250       3097.19    180       41548            350000
4883267    FRANKLIN                 MI       48025     SFD        675%      6.250       3097.19    180       41548            350000
6445048    FORT COLLINS             CO       80525     PUD        700%      6.250       3038.04    180       41487         335861.04
6467494    MILLWOOD                 VA       22646     SFD        713%      6.250       5887.9     180       41487         645536.56
6502431    MANALAPAN                NJ       07726     SFD        713%      6.250       3166.33    180       41456          346257.9
6546490    SIOUX CITY               IA       51108     SFD        675%      6.250       2966.66    180       41518         334169.12
6561081    SHREWSBURY               MA       01545     SFD        700%      6.250       2440.8     180       41487         269834.52
6574033    NORTH OAKS               MN       55127     SFD        713%      6.250       3170.41    180       41426          345591.8
6606501    WAYLAND                  MA       01778     SFD        763%      6.250       2195.21    180       41275         228519.19
6612255    ALBUQUERQUE              NM       87122     SFD        700%      6.250       3307.69    180       41487         365671.18
6646014    MORRISON                 CO       80465     SFD        750%      6.250       3255.67    180       41456         347998.06
6647865    MOORESVILLE              NC       28115     SFD        688%      6.250       5736.41    180       41456         637010.45
6660784    GOLDEN VALLEY            MN       55422     SFD        688%      6.250       2229.64    180       41334         244321.71
6665339    ST PAUL                  MN       55116     SFD        688%      6.250       2842.79    180       41395         313608.33
6689470    WHITE PLAINS             NY       10605     SFD        700%      6.250       2103.26    180       41395         230064.25
6692094    ROCHESTER                MN       55902     SFD        688%      6.250       3324.39    180       41426         367953.62
6757435    SPRINGBORO               OH       45066     SFD        663%      6.250       4706.05    180       41395          527168.6
6787090    PLYMOUTH                 MN       55447     SFD        713%      6.250       4194       180       41487         460101.54
6790944    CUMMING                  GA       30041     SFD        650%      6.233       4068.07    180       41456         462359.49
6801216    GRAND JUNCTION           CO       81506     SFD        725%      6.250       2559.67    180       41395         276019.44
6805992    WAYLAND                  MA       01778     LCO        738%      6.250       2759.77    180       41456       $297,235.02
6807605    DULUTH                   MN       55803     SFD        713%      6.250       3550.86    180       41395         385810.14
6815175    RIVERSIDE AREA           CA       92508     SFD        725%      6.250       2108.71    180       41395         227391.24
6818402    SPARKS                   NV       89436     SFD        688%      6.250       2283.15    180       41487         254362.36
6844507    MAPLE GROVE              MN       55311     SFD        688%      6.250       2675.56    180       41518         299043.19
6855446    BOULDER CITY             NV       89005     PUD        725%      6.250       2966.8     180       41487         319781.51
6856979    PUTNAM VALLEY            NY       10579     SFD        625%      5.983        827.41    180       41487          95848.69
6859487    PULTENEY                 NY       14874     SFD        700%      6.250       2211.12    180       41487         244443.23
6863493    SUPERIOR                 CO       80027     PUD        725%      6.250       2268.46    180       41426         245403.66
6864598    WARREN                   NJ       07059     SFD        713%      6.250       3274.58    180       41487         359023.43
6876426    ALBUQUERQUE              NM       87111     SFD        725%      6.250       2601.66    180       41456         282344.67
6894886    LOS ALTOS                CA       94022     SFD        738%      6.250       6301.47    180       41456         678686.64
6903854    WEATHERFORD              TX       76087     SFD        713%      6.250       2717.49    180       41426         296221.55
6906687    MORRIS                   NJ       07960     SFD        688%      6.250       2898.53    180       41518         323963.45
6908452    KIHEI                    HI       96753     LCO        725%      6.250       2629.05    180       41456          285316.7
6909708    THOUSAND OAKS            CA       91362     SFD        725%      6.250       5933.61    180       41426          611536.9
6909799    ARDMORE                  OK       73401     SFD        713%      6.250       2445.74    180       41487         268309.77
6911052    PARK CITY                UT       84060     PUD        750%      6.250       9270.12    180       41456         990882.89
6920145    SHINGLE SPRINGS          CA       95682     SFD        725%      6.250       4148.59    180       41487         451644.72
6920520    ALBUQUERQUE              NM       87107     SFD        713%      6.250       4574.45    180       41456         500243.84
6923309    SIOUX FALLS              SD       57105     SFD        688%      6.250       3522.82    180       41426         389917.32
6925885    HUNTSVILLE               TX       77340     PUD        700%      6.250       2563.46    180       41487         283395.17
6926728    DEMAREST                 NJ       07626     SFD        725%      6.250       2756.85    180       41456         299186.26
6926782    ENGLEWOOD                CO       80110     SFD        725%      6.250       3017.01    180       41456         327420.76
6929575    COTO DE CAZA             CA       92679     SFD        725%      6.250      13692.94    180       41456        1486024.58
6932413    WAYZATA                  MN       55391     SFD        700%      6.250       2453.8     180       41426         269524.54
6933648    BRISBANE                 CA       94005     LCO        713%      6.250       2390.49    180       41426         260576.22
6933732    GERMANTOWN               MD       20876     SFD        663%      6.250       2212.54    180       41518         251178.71
6938547    COLORADO SPRINGS         CO       80906     SFD        675%      6.250       2808.51    180       41518         316354.74
6939051    OVERGAARD                AZ       85933     SFD        738%      6.250       3164.54    180       41456         340829.48
6942047    LOS ANGELES              CA       90024     HCO        700%      6.250       8988.28    180       41487          993671.7
6942946    ROCKVILLE                MD       20850     SFD        675%      6.250       3478.58    180       41487         390558.09
6944190    EVERGREEN                CO       80439     PUD        688%      6.250       8900.71    180       41456         988396.18
6945132    MAMMOTH LAKES            CA       93546     SFD        688%      6.250       2398.73    180       41487         267239.46
6945814    LITTLETON                CO       80123     SFD        688%      6.250       2260.85    180       41456         251060.55
6946671    OXNARD                   CA       93035     SFD        675%      6.250       3982.09    180       41487         447090.16
6947052    SIMI VALLEY              CA       93065     SFD        688%      6.250       2334.87    180       41456         259270.35
6948898    SACRAMENTO               CA       95864     SFD        713%      6.250       5694.05    180       41487         622045.22
6949457    NORTH POTOMAC            MD       20878     SFD        700%      6.250       2336.95    180       41518         259179.72
6950089    CHAPEL HILL              NC       27516     SFD        738%      6.250       2299.81    180       41487         248468.61
6953034    SACRAMENTO               CA       95818     SFD        700%      6.250       2800.75    180       41487          309628.1
6954968    SUGAR LAND               TX       77479     PUD        725%      6.250       2638.17    180       41487         287210.35
6957017    REDMOND                  WA       98053     SFD        688%      6.250       2408.01    180       41518         269138.87
6957310    ROSWELL                  GA       30338     SFD        725%      6.250       3573.86    180       41456         387852.41
6958612    SUGAR LAND               TX       77479     SFD        688%      6.250       2818.26    180       41456         311956.25
6959320    MEDINA                   WA       98039     SFD        700%      6.250       2579.64    180       41487         285183.77
6960089    ENGLWOOD                 CO       80110     SFD        725%      6.250       3156.33    120       39661          265746.8
6961283    HENDERSON                NV       89012     SFD        688%      6.250       2363.41    180       41456         261542.45
6961841    COON RAPIDS              MN       55448     SFD        688%      6.250       2274.23    180       41518         254186.71
6967078    LITTLETON                CO       80127     SFD        713%      6.250       2291.75    180       41487         251416.19
6967926    ALBUQUERQUE              NM       87111     SFD        725%      6.250       2565.14    180       41456         278381.96
6968665    PANAMA CITY BEACH        FL       32407     SFD        713%      6.250        905.83    180       41487          99373.99
6969987    HOUSTON                  TX       77069     SFD        713%      6.250       2717.49    180       41487         298121.96
6971035    EDEN PRAIRIE             MN       55347     SFD        700%      6.250       4044.73    180       41487         447152.26
6971874    PLYMOUTH                 MN       55446     SFD        713%      6.250       2391.39    180       41487         262347.33
6972694    GLENBROOK                NV       89413     SFD        700%      6.250       3385.66    180       41456         371989.58
6973518    BRECKENRIDGE             CO       80424     SFD        688%      6.250       3521.69    120       39630         299646.57
6973659    EVERGREN                 CO       80433     SFD        688%      6.250       2418.71    180       41487         269465.12
6973678    HOUSTON                  TX       77005     SFD        675%      6.250       2763.41    180       41456         305513.84
6974035    SPOKANE                  WA       99223     SFD        713%      6.250       3072.76    156       40756         309552.23
6974761    NEWPORT BEACH            CA       92663     SFD        725%      6.250       6216.6     180       41456         674655.15
6975887    PARADISE VALLEY          AZ       85253     PUD        725%      6.250       2743.15    180       41456         297700.27
6977144    COLORAOD SPRINGS         CO       80906     SFD        688%      6.250       4890.66    180       41487         544862.06
6978106    MONTVILLE                NJ       07082     SFD        700%      6.250       4386.28    180       41456         481740.14
6979613    SULLIVAN'S ISLAND        SC       29482     SFD        688%      6.250       4459.27    180       41487         496801.49
6979837    SAN FRANCISCO            CA       94118     LCO        700%      6.250       3145.9     180       41487          347785.1
6980227    ANAHEIM                  CA       92807     SFD        688%      6.250       3228.51    180       41518         360845.45
6980277    PLYMOUTH                 MN       55446     SFD        713%      6.250       2519.12    180       41487         276359.05
6981105    FORT COLLINS             CO       80525     SFD        638%      6.108       2572.01    180       41487         295612.72
6981710    VAIL                     CO       81657     PUD        725%      6.250       3090.04    180       41487         336403.81
6982052    KENNEBUNK                ME       04043     SFD        725%      6.250       6504.15    180       41487         708087.79
6982918    CHICO                    CA       95926     SFD        725%      6.250       2282.16    180       41487         248451.85
6982941    EASTON                   CT       06612     SFD        688%      6.250       3504.99    180       41456         389093.73
6983989    MAHWAH                   NJ       07430     LCO        725%      6.250       3651.45    180       41518         398765.22
6984541    WAHPETON                 IA       51351     SFD        700%      6.250       3676.21    180       41487         406411.72
6985622    BIRMINGHAM               MI       48009     SFD        713%      6.250       2536.33    180       41487         278247.15
6985819    GRAND LAKE               CO       80447     SFD        688%      6.250       2675.56    180       41487          298080.9
6987869    EDINA                    MN       55439     SFD        713%      6.250       3171.32    180       41487         347908.31
6988462    WILBRAHAM                MA       01095     SFD        700%      6.250       2193.14    180       41487         242455.89
6988800    DALLAS                   TX       75205     SFD        675%      6.250       3539.64    180       41456         396109.28
6989274    BARRINGTON               IL       60010     SFD        700%      6.250       4197.53    180       41487         464044.68
6989713    POTOMAC                  MD       20854     SFD        713%      6.250       2304.43    180       41456         252004.04
7000101    DALLAS                   TX       75229     SFD        700%      6.250       2317.18    180       41456         249310.63
7003279    GRANITE BAY              CA       95746     SFD        700%      6.250       3415.55    180       41487         377595.24
7003539    OMAHA                    NE       68135     PUD        725%      6.250       3423.24    180       41487         372677.78
7003725    RENO                     NV       89509     PUD        700%      6.250       3775.08    180       41487         417342.11
7014918    WASHINGTON TWP           NJ       07853     SFD        713%      6.250       2355.16    180       41487         258282.44
7018029    PARK CITY                UT       84098     SFD        688%      6.250       4005.32    180       41487         446227.09
7018659    WASHINGTON TWP           NJ       08080     SFD        713%      6.250       2246.46    180       41487         246447.48
7018971    CARLSBAD                 CA       92009     PUD        750%      6.250       2530.74    180       41487         271345.87
7019265    NEWPORT BEACH            CA       92661     SFD        675%      6.250       8849.1     180       41487         993533.66
7019388    BATON ROUGE              LA       70810     SFD        663%      6.250       2546.18    180       41487          287154.5
7019599    MILL VALLEY              CA       94941     SFD        700%      6.250       4044.73    180       41487         447152.26
7021355    LAKE ORION               MI       48362     SFD        675%      6.250       2875.96    180       41487         322472.02
7022692    EVERGREEN                CO       80439     SFD        675%      6.250       2212.27    180       41487         248383.43
7024195    LAS VEGAS                NV       89121     SFD        700%      6.250       4449.2     180       41487         491867.49
7024413    SEATTLE                  WA       98109     SFD        650%      6.233       3208.29    180       41518         367086.67
7024484    SAN JUAN CAPISTRA        CA       92675     SFD        713%      6.250       9058.31    180       41487         993739.85
7024577    PARK CITY                UT       84060     SFD        700%      6.250       4269.43    180       41456         470477.93
7024608    CHAPEL HILL              NC       27516     SFD        675%      6.250       2362.71    180       41487         264562.53
7024682    SACRAMENTO               CA       95831     SFD        700%      6.250       3550.37    180       41487         392500.33
7024766    IRVING                   TX       75038     SFD        675%      6.250       5751.91    180       41487         645796.89
7026536    RIVER FOREST             IL       60305     SFD        688%      6.250       3522.82    180       41487         392473.18
7026647    FAYETTEVILLE             NC       28303     SFD        700%      6.250       3595.31    180       41456         396191.94
7029462    PARK RIDGE               IL       60068     SFD        713%      6.250       2204.39    180       41487         241831.55
7029588    HINSDALE                 IL       60521     SFD        700%      6.250       3154.89    180       41487         348778.76
7034640    UPPER ST CLAIR           PA       15241     SFD        700%      6.250       2588.63    180       41518         287091.37
7038040    SAN JOSE                 CA       95120     SFD        663%      6.250       2194.98    180       41487         248365.96
7050762    FORT COLLINS             CO       80528     SFD        675%      6.250       2847.2     180       41487         319669.45
7050827    LODI                     CA       95242     SFD        663%      6.250       2842.5     180       41487         321633.91
7050847    NISSWA                   MN       56468     SFD        688%      6.250       2448.14    180       41487         272744.02
7055408    KNOXVILLE                TN       37922     SFD        700%      6.250       2966.13    180       41487         324233.26
7055811    PALO ALTO                CA       94306     SFD        713%      6.250       2744.67    180       41487         301103.17
7056602    BURR RIDGE               IL       60521     SFD        700%      6.250       3595.31    180       41487         397468.68
7056807    SALT LAKE CITY           UT       84121     SFD        713%      6.250       5774.67    180       41487         633509.16
7059029    CHANHASSEN               MN       55317     SFD        675%      6.250       3318.41    180       41487         372575.13
7059083    SAN DIEGO                CA       92130     PUD        688%      6.250       3353.37    180       41518          374800.8
7062827    WATERTOWN                MN       55388     SFD        688%      6.250       2745.13    180       41487         305830.99
7063832    WEST LINN                OR       97068     SFD        713%      6.250       3052.65    180       41487         334890.33
7064795    BRECKENRIDGE             CO       80424     PUD        688%      6.250       2898.53    180       41518         323935.12
7066165    CLOVIS                   CA       93611     SFD        675%      6.250       3619.28    180       41487         406355.28
7066265    GRAFORD                  TX       76449     SFD        725%      6.250       4564.31    180       41487         496903.72
7068250    WEST DES MOINES          IA       50265     SFD        688%      6.250       2575.23    180       41518         287829.07
7068915    RIVERSIDE                CT       06878     SFD        688%      6.250       3567.42    180       41518         393004.33
7069854    SAN ANGELO               TX       76904     SFD        725%      6.250       2233.09    180       41518         243869.85
7073413    LAGUNA NIGUEL            CA       92677     PUD        713%      6.250       4755.61    180       41487         521713.43
7074794    SCOTTSDALE               AZ       85259     PUD        700%      6.250       3631.27    180       41487         401443.36
7075314    SAN DIEGO                CA       92130     SFD        700%      6.250       2696.48    180       41487         297796.23
7076038    PALM SPRINGS             CA       92262     SFD        700%      6.250       2420.1     180       41487         267546.09
7077138    MINNEAPOLIS              MN       55403     SFD        713%      6.250       3215.7     180       41518         353731.32
7077268    SHOREWOOD                MN       55331     SFD        688%      6.250       2497.19    180       41487         278208.84
7078650    FT WORTH                 TX       76109     SFD        688%      6.250       3126.84    180       41487         348357.21
7080111    LITTLETON                CO       80127     SFD        713%      6.250       2690.32    180       41487         295140.73
7080171    RICHMOND                 TX       77469     PUD        688%      6.250       2889.61    180       41487         321927.36
7080701    CRYSTAL BAY              NV       89450     SFD        700%      6.250       5815.87    180       41487         642955.27
7080977    EDEN PRAIRIE             MN       55347     SFD        688%      6.250       2229.64    180       41518         248957.82
7082556    STANFORD                 CA       94305     SFD        738%      6.250       4452.89    180       41518            482572
7084317    PALOS VERDES ESTA        CA       90274     SFD        700%      6.250       4041.58    180       41487         446804.48
7085641    DALLAS                   TX       75287     SFD        688%      6.250       2675.56    180       41487          298080.9
7085697    LAS VEGAS                NV       89146     SFD        688%      6.250       2966.31    180       41487         330472.34
7086569    LITTLETON                CO       80202     SFD        700%      6.250       3038.04    180       41518         336933.63
7087555    LONG LAKE                MN       55356     SFD        700%      6.250       2359.42    180       41487         260838.83
7089509    SPRING GREEN             WI       53588     SFD        738%      6.250       2276.81    180       41518         246744.28
7089549    PARK RIDGE               IL       60068     SFD        713%      6.250       2735.61    180       41518         301057.52
7089626    WEST BLOOMFIELD          MI       48324     SFD        713%      6.250       2264.58    180       41487         248434.96
7089822    PARK CITY                UT       84060     SFD        688%      6.250       2675.56    180       41487         297578.03
7090070    ASPEN                    CO       81611     LCO        738%      6.250       1137.72    180       41518         123297.37
7090954    CAPE MAY                 NJ       08204     SFD        700%      6.250       4718.85    180       41487         219927.64
7091059    MORGANTON                NC       28655     SFD        700%      6.250       3011.07    180       41518          333943.1
7092306    STONE MOUNTAIN           GA       30087     SFD        713%      6.250       3155.01    180       41487         346119.59
7093304    SAUSALITO                CA       94965     SFD        700%      6.250       4494.14    180       41487         496835.85
7093665    TALLAHASSEE              FL       32312     SFD        688%      6.250       2969.87    180       41487         330582.99
7094093    SNOWMASS VILLAGE         CO       81615     SFD        700%      6.250       8269.22    180       41518         917097.45
7097124    RAPID CITY               SD       57702     SFD        713%      6.250       2797.21    180       41518         307836.29
7097134    WAYZATA                  MN       55391     SFD        638%      6.108       2376.69    180       41518         274084.25
7097199    GENEVA                   IL       60134     SFD        713%      6.250       2852.92    180       41518          313967.1
7097553    WEST DES MOINES          IA       50265     SFD        675%      6.250       4079.43    180       41518          459513.7
7098048    LAS VEGAS                NV       89139     SFD        750%      6.250       6118.28    180       41487         656000.98
7098150    CENTREVILLE              VA       20120     SFD        663%      6.250       2359.61    180       41518         267874.11
7098194    VIRGINIA BEACH           VA       23455     SFD        725%      6.250       3039.83    180       41487         330937.88
7099043    FOXBORO                  MA       02035     SFD        725%      6.250       1095.44    180       41518          69327.48
7099168    KENT                     WA       98042     SFD        688%      6.250       2354.5     180       41518            263158
7102498    SHOREVIEW                MN       55126     SFD        700%      6.250       2837.6     180       41518         314703.98
7102582    PENRYN                   CA       95663     SFD        688%      6.250       2368.54    180       41518         264727.98
7102717    ST HELENA                CA       94574     SFD        688%      6.250       2408.01    180       41518         269138.87
7103326    WEST DES MOINES          IA       50266     SFD        688%      6.250       2317.93    180       41518         259071.08
7103555    KEYSTONE                 CO       80435     LCO        688%      6.250       2567.83    180       41518         287001.71
7104079    LIVERMORE                CA       94550     PUD        713%      6.250       3170.41    180       41487         347808.95
7105477    FORT WAYNE               IN       46804     SFD        738%      6.250       3127.74    180       41518         338961.84
7108492    STATE COLLEGE            PA       16801     SFD        650%      6.233       2395.55    180       41518         274094.03
7110811    MARIETTA                 GA       30068     SFD        675%      6.250       2460.05    180       41518          277103.7
7110814    CORAL GABLES             FL       33143     SFD        700%      6.250       2193.14    180       41518         243230.19
7112777    YUBA CITY                CA       95991     SFD        738%      6.250       3817.68    180       41518         413732.84
7116869    HAYDEN                   ID       83835     SFD        713%      6.250       1087       180       41518          119625.5
7117464    SUISUN CITY              CA       94585     SFD        700%      6.250       2729.29    180       41518         302421.29
7117570    SAN DIEGO                CA       92107     SFD        713%      6.250       4148.71    180       41518         456570.67
7117875    CHAPEL HILL              NC       27516     SFD        700%      6.250       2313.58    180       41487         255598.83
7120724    JACKSON                  WY       83001     SFD        700%      6.250       6022.15    180       41518         667886.18
7122022    AVALON                   CA       90704     LCO        688%      6.250       2461.52    180       41518         275119.73
7123555    UNION CITY               CA       94587     SFD        675%      6.250       2521.99    180       41518         284081.14
7123578    NORFOLK                  VA       23509     SFD        663%      6.250       2721.78    180       41518         308989.68
7123592    ROCKVILLE                MD       20852     SFD        663%      6.250       3511.98    180       41518         398696.35
7124973    RENO                     NV       89509     PUD        713%      6.250       3034.53    180       41518         333954.53
7125643    NEW CANAAN               CT       06840     SFD        675%      6.250       8530.53    180       41518         960891.97
7127879    MAMMOTH LAKES            CA       93546     SFD        688%      6.250       3817.14    180       41518         426634.94
7128201    ENGLEWOOD                CO       80110     SFD        675%      6.250       3592.73    180       41518         404691.02
7128402    HAM LAKE                 MN       55304     SFD        725%      6.250       3189.09    180       41518         348271.57
7129600    CHICAGO                  IL       60613     SFD        725%      6.250       2957.68    180       41518         322999.82
7129629    PARK CITY                UT       84060     SFD        675%      6.250       4424.55    180       41518         498387.95
7130529    VALPARAISO               IN       46383     SFD        725%      6.250       4402.54    120       39692         372863.09
7130541    PARK CITY                UT       84060     LCO        700%      6.250       2786.37    180       41518         309021.96
7132454    VERO BEACH               FL       32963     SFD        725%      6.250       3331.95    180       41487         362739.71
7134903    PHOENIX                  AZ       85016     SFD        700%      6.250       2990.85    180       41518         331700.19
7135276    BISMARCK                 ND       58504     SFD        725%      6.250       3039.83    180       41518         331860.62
7137182    KEYSTONE                 CO       80435     SFD        688%      6.250       5774.76    180       41518         645434.88
7137185    GUNNISON                 CO       81230     SFD        725%      6.250       2560.58    180       41518         279634.11
7140080    EL DORADO HILLS          CA       95762     SFD        713%      6.250       3170.41    180       41518         348907.72
7142743    DE PERE                  WI       54115     SFD        738%      6.250       2483.79    180       41518         269175.58
7142895    PUNTA GORDA              FL       33950     SFD        700%      6.250       2358.53    180       41518         261572.14
7150634    WOODSIDE                 CA       94062     SFD        688%      6.250       7580.76    180       41518         847289.03
7161871    WAYNE                    NJ       07470     SFD        700%      6.250       2732.44    180       41518         302640.89
7162639    SANTA CRUZ               CA       95060     SFD        688%      6.250       2806.67    180       41518          313696.3
7163189    WEST BOOMFIELD           MI       48323     SFD        713%      6.250       7418.76    180       41518         816444.05

                                                                                                                     $292,669,932.38

COUNT:                        812
WAC:                  6.998497034
WAM:                  177.8224093
WALTV:                63.68442239




MORTGAGE                                                 MORTGAGE              T.O.P.      MASTER     FIXED
LOAN                                                     INSURANCE    SERVICE  MORTGAGE    SERVICE    RETAINED
NUMBER     CITY                          LTV   SUBSIDY   CODE         FEE      LOAN        FEE        YIELD
------     ----                          ---   -------   ----         ---      ----        ---        -----
4626766    AURORA                       57.02                           0.250                  0.017      0.358
4683641    PASADENA                     85.00                17         0.250                  0.017      0.633
4703362    MEMPHIS                      67.63                           0.250                  0.017      0.483
4705359    EAST HANOVER                 77.78                           0.250                  0.017      0.483
4719899    CORTLANDT                    69.66                           0.250                  0.017      0.233
4731655    FORT LAUDERDALE              75.15                           0.250                  0.017      0.983
4745474    NEW YORK                     71.82                           0.250                  0.017      0.733
4753024    HOUSTON                      69.52                           0.250                  0.017      0.233
4753058    SAN JUAN CAPISTRANO          80.00                           0.250                  0.017      0.483
4753079    HOLMDEL                      69.93                           0.250                  0.017      0.233
4753774    SHORT HILLS                  40.63                           0.250                  0.017      0.108
4758381    BEVERLY HILLS                31.67                           0.250                  0.017      0.608
4758567    NORTHFIELD                   68.34                           0.250                  0.017      0.483
4759541    CHICAGO                      69.93                           0.250                  0.017      0.483
4760091    CINCINNATI                   32.50                           0.250                  0.017      0.608
4761228    POWELL                       66.23                           0.250                  0.017      0.483
4763809    CINCINNATI                   80.00                           0.250                  0.017      0.000
4764543    WESTFIELD TOWN               75.00                           0.250                  0.017      0.858
4764749    OLD FIELD                    38.90                           0.250                  0.017      0.233
4765114    BERNARDSVILLE                75.63  GD 5YR                   0.250                  0.017      0.000
4765790    COPPEROPOLIS                 65.88                           0.250                  0.017      0.608
4766613    MONKTON                      80.00                           0.250                  0.017      0.108
4768483    SAN MARINO                   41.67                           0.250                  0.017      0.608
4768662    BAY SAINT LOUIS              57.14                           0.250                  0.017      0.358
4771618    PROSPECT                     35.08                           0.250                  0.017      0.608
4771710    PORT NECHES                  79.02                           0.250                  0.017      0.483
4771945    PORTAGE                      78.99                           0.250                  0.017      0.000
4772560    ROLLING HILLS ESTATES        50.68                           0.250                  0.017      0.358
4772591    LIVINGSTON                   80.00                           0.250                  0.017      0.233
4773148    HILLSDALE                    90.00  GD 5YR        6          0.250                  0.017      0.108
4775632    ROSLYN HEIGHTS               54.35                           0.250                  0.017      0.108
4776184    ROCKVILLE CENTRE             60.77                           0.250                  0.017      0.608
4776451    HINGHAM                      51.92                           0.250                  0.017      0.608
4776772    DALLAS                       68.97                           0.250                  0.017      0.483
4777366    DOUGLASTON                   53.54                           0.250                  0.017      0.108
4777411    PARKLAND                     61.83                           0.250                  0.017      0.000
4777822    BLOOMFIELD HILLS             68.75                           0.250                  0.017      0.983
4778292    TONKA BAY                    39.62                           0.250                  0.017      0.483
4778943    NEW YORK                     47.47                           0.250                  0.017      0.858
4779850    DURANGO                      51.14                           0.250                  0.017      0.483
4779935    SPICEWOOD                    55.20                           0.250                  0.017      0.733
4780366    BROOKLYN                     70.36                           0.250                  0.017      1.108
4780716    LONGMEADOW                   80.00                           0.250                  0.017      0.233
4782291    FRAMINGHAM                   68.48                           0.250                  0.017      0.108
4782294    SALT LAKE CITY               80.00                           0.250                  0.017      0.608
4782630    FORT SMITH                   80.00                           0.250                  0.017      0.483
4783749    SOUTH GATE                   69.20                           0.250                  0.017      0.483
4783767    PEMBROKE PINES               70.78                           0.250                  0.017      0.833
4783802    LIGHTHOUSE POINT             40.53                           0.250                  0.017      0.833
4784345    STATEN ISLAND                77.42                           0.250                  0.017      0.000
4784662    WEBSTER                      44.64                           0.250                  0.017      0.483
4784860    RANCHO PALOS VERDES          68.32                           0.250                  0.017      0.358
4784894    WEST CHICAGO                 31.73                           0.250                  0.017      0.983
4785203    WALNUT CREEK                 56.60                           0.250                  0.017      0.358
4785667    BIG SKY                      21.85                           0.250                  0.017      0.608
4785706    AGOURA HILLS                 50.01                           0.250                  0.017      0.233
4785786    NEW YORK                     41.88                           0.250                  0.017      0.733
4786205    SARATOGA                     51.54                           0.250                  0.017      0.000
4786469    NORCO                        79.38                           0.250                  0.017      0.733
4787129    CORONA DEL MAR               64.44                           0.250                  0.017      0.233
4787803    KNOXVILLE                    64.56                           0.250                  0.017      0.233
4787860    INCLINE VILLAGE              20.03                           0.250                  0.017      0.483
4787882    OMAHA                        69.77                           0.250                  0.017      0.108
4788068    HUDSON                       12.38                           0.250                  0.017      0.483
4788294    GAITHERSBURG                 55.12                           0.250                  0.017      0.983
4788866    MEMPHIS                      79.78                           0.250                  0.017      0.358
4789019    PALOS VERDES ESTATES         67.03                           0.250                  0.017      0.608
4789323    MECHANICSBURG                76.47                           0.250                  0.017      0.858
4789454    ROBBINSVILLE                 52.63                           0.250                  0.017      0.483
4789748    YORBA LINDA                  74.29                           0.250                  0.017      0.483
4789854    ACTON                        70.00                           0.250                  0.017      0.733
4790018    EAST HAMPTON                 75.00                           0.250                  0.017      0.983
4790024    SUNSET HILLS                 74.56                           0.250                  0.017      0.608
4790113    MORRIS                       64.10                           0.250                  0.017      0.358
4790118    WATERFORD                    80.00                           0.250                  0.017      0.358
4790343    CARMEL                       63.64                           0.250                  0.017      0.483
4790495    KENWOOD                      40.00                           0.250                  0.017      0.483
4790512    PHOENIX                      79.80                           0.250                  0.017      0.000
4790961    WESTFIELD                    80.00                           0.250                  0.017      0.000
4791809    FRISCO                       58.75                           0.250                  0.017      0.858
4792109    SAN DIEGO                    73.80                           0.250                  0.017      0.483
4792507    NAPA                         19.46                           0.250                  0.017      0.358
4792542    THE WOODLANDS                71.53                           0.250                  0.017      0.233
4792625    CARLSTADT                    66.08                           0.250                  0.017      0.858
4792907    LAFAYETTE                    80.00                           0.250                  0.017      0.000
4792968    MAPLE GROVE                  80.00                           0.250                  0.017      0.358
4793078    SAN DIEGO                    70.56                           0.250                  0.017      0.608
4793921    FORT THOMAS                  80.00                           0.250                  0.017      0.000
4793963    HIGHLANDS RANCH              89.99                12         0.250                  0.017      0.358
4794056    KEY LARGO                    66.23                           0.250                  0.017      0.858
4794159    HILLSBOROUGH                 44.33                           0.250                  0.017      0.783
4794263    LONGMEADOW                   75.00                           0.250                  0.017      0.733
4794505    PORT WASHINGTON              66.89                           0.250                  0.017      0.858
4794671    SANTA CRUZ                   63.40                           0.250                  0.017      0.358
4795236    BERNARDS TOWNSHIP            66.56                           0.250                  0.017      0.608
4795334    NORTH MYRTLE BEACH           84.51                12         0.250                  0.017      1.108
4795637    ATLANTA                      69.77                           0.250                  0.017      0.858
4796162    SOMERSET                     79.99  GD 2YR                   0.250                  0.017      0.108
4796300    LANCASTER                    90.00                17         0.250                  0.017      0.233
4796864    TULSA                        80.00                           0.250                  0.017      0.483
4796931    CORPUS CHRISTI               84.19                13         0.250                  0.017      0.233
4797028    BERNARDSVILLE                57.63                           0.250                  0.017      0.233
4797152    ENCINITAS                    61.00                           0.250                  0.017      0.433
4797233    PARSIPPANY                   34.62                           0.250                  0.017      0.858
4797298    SAN FRANCISCO                50.45                           0.250                  0.017      0.608
4797560    SALINAS                      68.06                           0.250                  0.017      0.608
4797616    WOODBURY                     80.00                           0.250                  0.017      0.608
4797751    DENVER                       52.50                           0.250                  0.017      0.483
4797915    EAST SETAUKET                63.88                           0.250                  0.017      0.358
4798231    MENDHAM TOWNSHIP             74.30                           0.250                  0.017      0.608
4798319    WASHINGTON                   63.29                           0.250                  0.017      0.233
4798649    FLOWER MOUND                 80.00                           0.250                  0.017      0.108
4798769    SCARSDALE                    75.00                           0.250                  0.017      0.233
4798851    AUBURN                       60.36                           0.250                  0.017      0.358
4798857    CREVE COEUR                  64.60                           0.250                  0.017      0.358
4798860    LOUISVILLE                   59.24                           0.250                  0.017      0.483
4799210    LA QUINTA                    74.35                           0.250                  0.017      0.358
4799648    MILLIS                       69.92                           0.250                  0.017      0.608
4799705    ROCHESTER HILLS              70.00                           0.250                  0.017      1.108
4799740    CENTREVILLE                  85.00                6          0.250                  0.017      0.733
4799789    MAITLAND                     80.00                           0.250                  0.017      0.483
4800081    CUPERTINO                    43.56                           0.250                  0.017      0.000
4800226    MOUNTAIN LAKES               69.72                           0.250                  0.017      0.233
4800283    NORTHFIELD                   73.08                           0.250                  0.017      0.358
4800940    QUOGUE                       78.37                           0.250                  0.017      0.483
4801034    SANTA BARBARA                35.11                           0.250                  0.017      0.233
4801234    LOS ANGELES                  55.09                           0.250                  0.017      0.608
4801245    BARRINGTON                   80.00                           0.250                  0.017      0.000
4801414    LOS ANGELES                  69.00                           0.250                  0.017      0.733
4801635    CROWNSVILLE                  67.96                           0.250                  0.017      0.483
4801957    LA JOLLA                     65.97                           0.250                  0.017      0.608
4802299    FOSTER CITY                  44.19                           0.250                  0.017      0.858
4802614    EAST GRAND RAPIDS            75.45                           0.250                  0.017      0.733
4802621    SEAL BEACH                   61.68                           0.250                  0.017      0.358
4802693    GREAT NECK                   62.50                           0.250                  0.017      0.358
4802738    ALAMO                        68.82                           0.250                  0.017      0.358
4802884    SAN MATEO                    63.26                           0.250                  0.017      0.483
4803134    IRVINE                       43.15                           0.250                  0.017      0.608
4803179    SOUTHBOROUGH                 64.22                           0.250                  0.017      0.483
4803186    SAN JOSE                     51.33                           0.250                  0.017      0.358
4803275    MENLO PARK                   27.59                           0.250                  0.017      0.483
4803283    KIAWAH ISLAND                44.59                           0.250                  0.017      0.483
4803424    SEAL BEACH                   53.53                           0.250                  0.017      0.483
4803442    FORT LAUDERDALE              70.00                           0.250                  0.017      0.358
4803483    HAMPTON BAYS                 70.00                           0.250                  0.017      0.858
4803675    LAS VEGAS                    87.31                17         0.250                  0.017      0.483
4803689    YORKTOWN HEIGHTS             63.16                           0.250                  0.017      0.733
4803694    BASKING RIDGE                68.00                           0.250                  0.017      0.483
4803768    BLUFFTON                     45.39                           0.250                  0.017      0.483
4804024    IOWA CITY                    74.16                           0.250                  0.017      0.483
4804672    GRAYSON                      80.00                           0.250                  0.017      0.233
4804938    HILLSBOROUGH                 17.67                           0.250                  0.017      0.858
4805074    GRANVILLE                    75.33                           0.250                  0.017      0.608
4805235    REDLANDS                     79.10                           0.250                  0.017      0.483
4805507    CINCINNATI                   38.22                           0.250                  0.017      0.608
4805512    UPPER ARLINGTON              57.17                           0.250                  0.017      0.483
4805514    CINCINNATI                   51.59                           0.250                  0.017      0.108
4805665    ALPHARETTA                   79.08                           0.250                  0.017      0.358
4805746    DANVILLE                     75.00                           0.250                  0.017      1.108
4805885    MICHIGAN CITY                79.99                           0.250                  0.017      0.108
4806302    LAHAINA                      74.67                           0.250                  0.017      0.233
4806443    PLACENTIA                    78.31                           0.250                  0.017      0.483
4806445    FREMONT                      57.14                           0.250                  0.017      0.733
4806680    HOUSTON                      55.76                           0.250                  0.017      0.108
4806828    READINGTON                   79.58                           0.250                  0.017      0.733
4806868    WILLIAMSBURG                 60.87                           0.250                  0.017      0.483
4807102    ABSECON                      80.00                           0.250                  0.017      1.108
4807457    PLANO                        78.73                           0.250                  0.017      0.358
4807578    LAGUNA NIGUEL                69.91                           0.250                  0.017      0.858
4807636    LITTLETON                    67.11                           0.250                  0.017      0.608
4807694    WORCESTER                    50.00                           0.250                  0.017      0.233
4807916    NEEDHAM                      62.50                           0.250                  0.017      0.733
4807969    MIDLAND                      80.00                           0.250                  0.017      0.108
4808129    DUBLIN                       60.51                           0.250                  0.017      0.108
4808174    PLANTATION                   80.00                           0.250                  0.017      0.483
4808204    EAST LONGMEADOW              89.00                1          0.250                  0.017      0.108
4808243    CHATHAM                      44.44                           0.250                  0.017      0.233
4808293    FALMOUTH                     68.29                           0.250                  0.017      0.608
4808482    MILL VALLEY                  27.26                           0.250                  0.017      0.983
4808892    DOWNERS GROVE                60.32                           0.250                  0.017      0.483
4809048    YORBA LINDA                  63.46                           0.250                  0.017      0.858
4809098    LOS GATOS                    64.68                           0.250                  0.017      0.733
4809147    MILPITAS                     61.12                           0.250                  0.017      0.608
4809451    SIMI VALLEY                  80.00                           0.250                  0.017      0.233
4809518    SAN FRANCISCO                61.29                           0.250                  0.017      0.358
4809544    ATLANTIC HIGHLANDS           40.98                           0.250                  0.017      0.233
4809884    MILTON                       42.33                           0.250                  0.017      0.233
4809918    DESTIN                       80.00                           0.250                  0.017      0.358
4809924    SAINT PETERSBURG             74.85                           0.250                  0.017      0.483
4809947    COPPELL                      82.14                6          0.250                  0.017      0.000
4810031    OLD WESTBURY                 47.62                           0.250                  0.017      0.608
4810108    SAN FRANCISCO                45.80                           0.250                  0.017      0.858
4810129    FAIRFIELD                    50.85                           0.250                  0.017      0.358
4810168    CARPINTERIA                  33.75                           0.250                  0.017      0.233
4810170    REDWOOD CITY                 55.14                           0.250                  0.017      0.608
4810317    WESTON                       31.00                           0.250                  0.017      0.358
4810400    REMSENBURG                   58.59                           0.250                  0.017      0.000
4810545    IRVINE                       69.44                           0.250                  0.017      0.483
4810736    RALEIGH                      62.50                           0.250                  0.017      0.483
4810743    MILL CREEK                   64.10                           0.250                  0.017      0.000
4810790    PELHAM MANOR                 74.14                           0.250                  0.017      0.000
4811016    SOUTHBORO                    62.72                           0.250                  0.017      0.358
4811136    SARATOGA                     29.53                           0.250                  0.017      0.608
4811179    BRENTWOOD                    41.38                           0.250                  0.017      0.358
4811310    LOS ALTOS HILLS              46.51                           0.250                  0.017      0.733
4811534    FREMONT                      62.50                           0.250                  0.017      0.483
4811590    HIGHLANDS RANCH              80.00                           0.250                  0.017      0.483
4811926    BELLAIRE                     72.29                           0.250                  0.017      0.000
4811991    PRAIRIE VILLAGE              80.00                           0.250                  0.017      0.233
4812016    WALNUT CREEK                 69.50                           0.250                  0.017      0.483
4812081    EDINA                        77.49                           0.250                  0.017      0.358
4812181    CUPERTINO                    63.38                           0.250                  0.017      0.608
4812383    FORT MYERS                   70.23                           0.250                  0.017      0.358
4812860    MARTINSVILLE                 70.91                           0.250                  0.017      0.358
4813050    WEST COVINA                  59.23                           0.250                  0.017      0.358
4813554    BLOOMFIELD HILLS             75.00                           0.250                  0.017      0.000
4813680    CHICAGO                      79.45                           0.250                  0.017      0.000
4813868    TAMPA                        79.94                           0.250                  0.017      0.233
4813952    BLUE ASH                     75.39                           0.250                  0.017      0.358
4813988    DARIEN                       47.37                           0.250                  0.017      0.358
4814157    BELLAIRE                     67.48                           0.250                  0.017      0.233
4814225    HOUSTON                      80.00                           0.250                  0.017      0.233
4814234    OYSTER BAY COVE              48.00                           0.250                  0.017      0.733
4814245    BELLAIRE                     68.94                           0.250                  0.017      0.108
4814321    SANTA ROSA                   68.33                           0.250                  0.017      0.733
4814342    SAN DIEGO                    65.54                           0.250                  0.017      0.733
4814383    HOUSTON                      42.44                           0.250                  0.017      0.233
4814602    CHESTERFIELD                 80.00                           0.250                  0.017      0.108
4814643    SNOWMASS VILLAGE             45.10                           0.250                  0.017      0.358
4814858    PIERMONT                     80.00  GD 5YR                   0.250                  0.017      0.000
4814909    HOUSTON                      79.99                           0.250                  0.017      0.483
4815061    DUNWOODY                     68.48                           0.250                  0.017      0.733
4815188    AVON                         80.00                           0.250                  0.017      0.608
4815519    EUGENE                       70.59                           0.250                  0.017      0.483
4815652    FREMONT                      57.05                           0.250                  0.017      0.483
4815697    AUSTIN                       78.71                           0.250                  0.017      0.233
4815707    LOS ANGELES                  88.41                33         0.250                  0.017      0.483
4815738    LA HABRA                     71.18                           0.250                  0.017      0.858
4815744    PACIFIC PALISADES            56.03                           0.250                  0.017      0.358
4815799    SUFFERN                      89.71                33         0.250                  0.017      1.108
4816219    GLEN ELLYN                   67.48                           0.250                  0.017      0.483
4816235    OKLAHOMA CITY                58.50                           0.250                  0.017      0.483
4816257    MEDIA                        49.18                           0.250                  0.017      0.000
4816299    NEWTON                       66.77                           0.250                  0.017      0.358
4816357    VIENNA                       72.50                           0.250                  0.017      0.483
4816421    DEWEY                        68.97                           0.250                  0.017      0.608
4816469    LONGWOOD                     79.00                           0.250                  0.017      0.233
4816513    NEW YORK                     38.10                           0.250                  0.017      0.608
4816628    FAYETTEVILLE                 33.35                           0.250                  0.017      0.233
4816895    WILBRAHAM                    62.90                           0.250                  0.017      0.483
4816899    NEEDHAM                      53.25                           0.250                  0.017      0.483
4817086    NEWTON                       41.14                           0.250                  0.017      0.608
4817242    HEATH                        69.78                           0.250                  0.017      0.233
4817380    DALLAS                       80.00                           0.250                  0.017      0.233
4817389    ANAHEIM                      80.00                           0.250                  0.017      0.858
4817445    PARK CITY                    79.10                           0.250                  0.017      0.608
4817457    EDEN PRAIRIE                 80.00                           0.250                  0.017      0.483
4817491    INDIANAPOLIS                 64.00                           0.250                  0.017      0.233
4817640    NEWTON                       67.53                           0.250                  0.017      0.733
4817644    MORAGA                       43.87                           0.250                  0.017      0.733
4817739    LAFAYETTE                    50.00                           0.250                  0.017      0.233
4817865    SPRING VALLEY                75.00                           0.250                  0.017      1.233
4818151    FREMONT                      64.61                           0.250                  0.017      0.608
4818192    SAN CARLOS                   53.76                           0.250                  0.017      0.608
4818264    LOS GATOS                    42.38                           0.250                  0.017      0.608
4818305    LA JOLLA                     53.33                           0.250                  0.017      0.858
4818554    TUCSON                       67.27                           0.250                  0.017      0.358
4818561    LARCHMONT                    48.65                           0.250                  0.017      0.608
4818727    RALEIGH                      80.00                           0.250                  0.017      0.233
4818825    DANVILLE                     34.58                           0.250                  0.017      0.733
4818907    BATON ROUGE                  73.00                           0.250                  0.017      0.233
4819042    MCLEAN                       39.50                           0.250                  0.017      0.483
4819045    ORANGE                       74.63                           0.250                  0.017      0.483
4819105    CAMPBELL                     70.12                           0.250                  0.017      0.483
4819111    OCALA                        69.77                           0.250                  0.017      0.483
4819121    SAN ANTONIO                  43.92                           0.250                  0.017      0.233
4819247    BLUE BELL                    50.00                           0.250                  0.017      0.358
4819391    HUNTINGTON BEACH             61.79                           0.250                  0.017      0.233
4819516    NORTHBROOK                   58.14                           0.250                  0.017      1.108
4819564    SAN DIEGO                    66.40                           0.250                  0.017      0.733
4819627    CHULA VISTA                  80.00                           0.250                  0.017      0.858
4819676    CUPERTINO                    54.02                           0.250                  0.017      0.858
4819847    FREMONT                      53.02                           0.250                  0.017      0.483
4819860    DALLAS                       55.06                           0.250                  0.017      0.733
4819895    CLAYTON                      15.00                           0.250                  0.017      0.358
4819962    PALM DESERT                  66.53                           0.250                  0.017      0.608
4820332    ALDIE                        69.57                           0.250                  0.017      0.983
4820468    NAPELS                       67.86                           0.250                  0.017      0.733
4820562    CRANSTON                     69.88                           0.250                  0.017      0.483
4820582    CHESTERFIELD                 69.34                           0.250                  0.017      0.608
4820594    ORCHARD LAKE                 60.13                           0.250                  0.017      0.483
4820805    MEQUON                       70.66                           0.250                  0.017      0.000
4820849    CHESHIRE                     77.52                           0.250                  0.017      0.483
4820910    ATHERTON                     28.68                           0.250                  0.017      0.733
4820970    BONITA SPRINGS               53.25                           0.250                  0.017      0.358
4820977    REISTERSTOWN                 69.31                           0.250                  0.017      0.000
4821125    HOUSTON                      69.93                           0.250                  0.017      0.483
4821156    SARATOGA                     47.70                           0.250                  0.017      0.483
4821172    SAN JOSE                     69.70                           0.250                  0.017      0.608
4821292    CUPERTINO                    69.92                           0.250                  0.017      0.483
4821297    GREENWICH                    53.28                           0.250                  0.017      0.358
4821367    SAN JOSE                     58.68                           0.250                  0.017      0.608
4821613    MIAMI SHORES                 69.65                           0.250                  0.017      0.608
4821643    PALO ALTO                    41.67                           0.250                  0.017      0.608
4821819    CUMMING                      39.81                           0.250                  0.017      0.608
4821877    ZIONSVILLE                   63.33                           0.250                  0.017      0.358
4821924    MENLO PARK                   32.57                           0.250                  0.017      0.733
4821932    FREMONT                      28.91                           0.250                  0.017      0.608
4822049    CHICO                        79.79                           0.250                  0.017      0.483
4822082    NAPERVILLE                   60.00                           0.250                  0.017      0.233
4822275    COLUMBIA                     80.00                           0.250                  0.017      0.233
4822388    CUPERTINO                    55.36                           0.250                  0.017      0.483
4822515    BEVERLY HILLS                52.41                           0.250                  0.017      0.233
4822561    DULUTH                       74.06                           0.250                  0.017      0.358
4822606    SAN ANTONIO                  80.00                           0.250                  0.017      0.358
4822810    PLANO                        79.99                           0.250                  0.017      0.233
4822841    GARDEN CITY                  57.42                           0.250                  0.017      0.483
4822899    WINTER PARK                  38.92                           0.250                  0.017      0.358
4822941    SAINT CHARLES                75.00                           0.250                  0.017      0.358
4822989    SAN DIEGO                    54.43                           0.250                  0.017      0.733
4823140    ORANGE                       80.00                           0.250                  0.017      0.483
4823165    DARIEN                       46.19                           0.250                  0.017      0.483
4823215    PLANO                        79.87                           0.250                  0.017      0.358
4823224    PLANTATION                   68.02                           0.250                  0.017      0.483
4823368    THORNTON                     75.76                           0.250                  0.017      0.483
4823389    MALIBU                       63.33                           0.250                  0.017      0.733
4823501    LAS VEGAS                    66.25                           0.250                  0.017      0.483
4823515    BETHESDA                     41.68                           0.250                  0.017      0.358
4823729    PLANO                        50.00                           0.250                  0.017      0.358
4823792    RAMSEY                       80.00  GD 5YR                   0.250                  0.017      0.000
4823819    PLAYA DEL REY                54.33                           0.250                  0.017      0.358
4823822    VIENNA                       64.10                           0.250                  0.017      0.358
4823853    DALLAS                       59.44                           0.250                  0.017      0.733
4823889    LAS VEGAS                    90.00                6          0.250                  0.017      0.983
4823914    HILLSBOROUGH                 80.00                           0.250                  0.017      0.358
4823917    SAN DIEGO                    50.00                           0.250                  0.017      0.858
4823962    WESTPORT                     64.29                           0.250                  0.017      0.483
4824005    ASHEVILLE                    49.63                           0.250                  0.017      0.358
4824028    SPRINGFIELD                  75.35                           0.250                  0.017      0.358
4824102    GREENWICH                    53.33                           0.250                  0.017      0.233
4824188    TAMPA                        50.00                           0.250                  0.017      0.358
4824206    NEW ORLEANS                  70.34                           0.250                  0.017      0.358
4824218    SPERRYVILLE                  78.72                           0.250                  0.017      0.858
4824276    BELTON                       70.00                           0.250                  0.017      0.358
4824338    TUSCALOOSA                   77.28                           0.250                  0.017      0.358
4824370    CHAPPAQUA                    62.21                           0.250                  0.017      0.858
4824442    FREMONT                      66.90                           0.250                  0.017      0.483
4824472    VANCOUVER                    79.88                           0.250                  0.017      0.983
4824525    MARIETTA                     77.82                           0.250                  0.017      0.733
4824844    HUMBLE                       80.00                           0.250                  0.017      0.358
4824869    HOUSTON                      73.76                           0.250                  0.017      0.983
4824928    NEWTON                       50.42                           0.250                  0.017      0.733
4824961    LA CANADA FLINTRIDGE         68.18                           0.250                  0.017      0.733
4825132    WASHINGTON                   60.98                           0.250                  0.017      0.483
4825325    SAN FRANCISCO                48.92                           0.250                  0.017      0.733
4825455    LA JOLLA                     57.45                           0.250                  0.017      0.858
4825509    FLOWER MOUND                 80.00                           0.250                  0.017      0.358
4825581    HOUSTON                      80.00                           0.250                  0.017      0.358
4825623    PLANO                        80.00                           0.250                  0.017      0.858
4825679    HOUSTON                      75.00                           0.250                  0.017      0.733
4825689    HOUSTON                      61.90                           0.250                  0.017      0.358
4825845    SOLANA BEACH                 69.45                           0.250                  0.017      0.858
4825948    HILLSBOROUGH                 59.93                           0.250                  0.017      0.583
4825958    KEY BISCAYNE                 75.00                           0.250                  0.017      1.233
4825962    GILROY                       45.97                           0.250                  0.017      0.833
4825968    RANCHO PALOS VERDES          46.53                           0.250                  0.017      0.583
4825972    ROSLYN                       69.89                           0.250                  0.017      0.733
4825974    GILROY                       69.63                           0.250                  0.017      0.633
4826013    CINCINNATI                   66.67                           0.250                  0.017      0.483
4826029    OCEAN RIDGE                  63.16                           0.250                  0.017      0.733
4826057    CARMEL                       25.42                           0.250                  0.017      0.333
4826064    FRONTENAC                    77.59                           0.250                  0.017      0.983
4826083    SAN FRANCISCO                43.05                           0.250                  0.017      0.533
4826090    WALNUT CREEK                 58.13                           0.250                  0.017      0.633
4826094    SANTA MONICA                 69.70                           0.250                  0.017      0.333
4826100    AUSTIN                       74.66                           0.250                  0.017      0.000
4826101    ATHERTON                     31.66                           0.250                  0.017      0.183
4826102    SAN JOSE                     69.64                           0.250                  0.017      0.933
4826114    DOWNEY                       42.42                           0.250                  0.017      0.383
4826128    MONTARA                      80.00                           0.250                  0.017      0.233
4826132    REDWOOD CITY                 57.80                           0.250                  0.017      0.683
4826139    BURLINGAME                   67.46                           0.250                  0.017      0.283
4826142    VENTURA                      76.38                           0.250                  0.017      0.733
4826149    SAN JOSE                     68.33                           0.250                  0.017      0.833
4826151    LAFAYETTE                    67.44                           0.250                  0.017      0.333
4826169    SAN CLEMENTE                 59.61                           0.250                  0.017      0.283
4826304    HOUSTON                      69.50                           0.250                  0.017      0.233
4826482    OLD WESTBURY                 75.00                           0.250                  0.017      0.983
4826522    AUBURNDALE                   79.75                           0.250                  0.017      0.608
4826563    SUGAR LAND                   69.89                           0.250                  0.017      0.358
4826666    HIGHLAND                     63.93                           0.250                  0.017      0.733
4827176    TAMPA                        90.00                6          0.250                  0.017      0.358
4827215    GREAT NECK                   57.22                           0.250                  0.017      0.733
4827292    ATLANTA                      69.80                           0.250                  0.017      0.733
4827897    PENNINGTON                   60.67                           0.250                  0.017      0.000
4828330    CHAPEL HILL                  66.84                           0.250                  0.017      0.233
4828348    SANTA BARBARA                25.00                           0.250                  0.017      0.608
4828353    CARMEL                       76.10                           0.250                  0.017      0.733
4828382    SUNSET HILLS                 70.00                           0.250                  0.017      0.358
4828641    HOLLISTON                    66.02                           0.250                  0.017      0.483
4828774    SEDONA                       74.90                           0.250                  0.017      0.733
4828900    SEBASTOPOL                   74.08                           0.250                  0.017      0.858
4828911    PALM BEACH                   49.67                           0.250                  0.017      0.108
4829044    SARASOTA                     60.00                           0.250                  0.017      0.000
4829138    SANTA BARBARA                33.37                           0.250                  0.017      0.608
4829323    SUNNYVALE                    51.06                           0.250                  0.017      0.608
4829445    HOUSTON                      32.97                           0.250                  0.017      0.733
4829513    HOUSTON                      59.08                           0.250                  0.017      0.233
4829521    DANVILLE                     62.75                           0.250                  0.017      0.858
4829681    PUYALLUP                     68.84                           0.250                  0.017      0.483
4829807    LITTLE ROCK                  90.00                1          0.250                  0.017      0.358
4829848    MENLO PARK                   40.06                           0.250                  0.017      0.858
4829935    SANDS POINT                  53.00                           0.250                  0.017      0.233
4829980    THOUSANG OAKS                59.12                           0.250                  0.017      0.858
4829997    POWDER SPRINGS               90.00                12         0.250                  0.017      0.108
4830098    PLANO                        80.00                           0.250                  0.017      0.358
4830313    ORANGE                       71.07                           0.250                  0.017      0.358
4830628    GURNEE                       52.60                           0.250                  0.017      0.108
4830935    GLASTONBURY                  80.00                           0.250                  0.017      0.000
4831096    MAMARONECK                   63.45                           0.250                  0.017      0.608
4831324    OCALA                        53.73                           0.250                  0.017      1.358
4831362    GLENBROOK                    32.73                           0.250                  0.017      0.733
4831543    HIGH POINT                   75.29                           0.250                  0.017      0.483
4831843    PLEASANTON                   57.86                           0.250                  0.017      0.608
4831865    SARATOGA                     53.63                           0.250                  0.017      0.608
4831873    TORRANCE                     80.00                           0.250                  0.017      0.483
4831876    GREENVILLE                   80.00                           0.250                  0.017      0.358
4831884    NORTHRIDGE                   83.43                6          0.250                  0.017      0.483
4831987    BOCA RATON                   69.32                           0.250                  0.017      0.358
4832152    SAN CARLOS                   52.80                           0.250                  0.017      0.733
4832197    MORGAN HILL                  52.63                           0.250                  0.017      1.108
4832293    SAN JOSE                     56.95                           0.250                  0.017      0.733
4832949    LOS ALTOS                    70.13                           0.250                  0.017      0.483
4833021    THOUSAND OAKS                69.18                           0.250                  0.017      0.983
4833100    BROOKLYN                     37.50                           0.250                  0.017      0.483
4833152    LOS ANGELES                  68.67                           0.250                  0.017      0.358
4833196    WALNUT                       80.00                           0.250                  0.017      0.483
4833245    HOUSTON                      64.81                           0.250                  0.017      0.358
4833288    FLORISSANT                   80.00                           0.250                  0.017      0.233
4833300    SANTA ANNA                   78.35                           0.250                  0.017      0.483
4833429    PARK CITY                    68.92                           0.250                  0.017      0.233
4833660    SANTA BARBARA                36.09                           0.250                  0.017      1.108
4833669    GOLDEN                       61.27                           0.250                  0.017      0.733
4834387    CYPRESS                      74.80                           0.250                  0.017      0.358
4834478    INDIANAPOLIS                 76.63                           0.250                  0.017      0.233
4834519    FRANKLIN                     75.00                           0.250                  0.017      0.733
4834626    REDWOOD CITY                 62.02                           0.250                  0.017      0.858
4834714    LA JOLLA                     65.16                           0.250                  0.017      0.483
4834722    LAGUNA HILLS                 71.42                           0.250                  0.017      0.483
4834969    PALM BEACH GARDENS           68.69                           0.250                  0.017      0.108
4834980    FOUNTAIN HILLS               52.63                           0.250                  0.017      0.000
4835265    SAN ANTONIO                  57.69                           0.250                  0.017      0.358
4835425    LAKE ARROWHEAD AREA          65.00                           0.250                  0.017      0.358
4835436    CORONA                       78.79                           0.250                  0.017      0.358
4835723    SARATOGA                     55.93                           0.250                  0.017      0.683
4835726    NAPLES                       70.60                           0.250                  0.017      0.358
4835735    MISSION VIEJO                80.00                           0.250                  0.017      0.583
4835745    UPLAND                       76.56                           0.250                  0.017      0.483
4835747    GLENCOE                      59.51                           0.250                  0.017      0.583
4835754    THOUSAND OAKS                69.19                           0.250                  0.017      0.733
4835775    LOS GATOS                    60.41                           0.250                  0.017      0.858
4836518    PALO ALTO                    48.91                           0.250                  0.017      0.483
4836619    WILTON                       47.38                           0.250                  0.017      0.233
4837293    POMPANO BEACH                80.00                           0.250                  0.017      0.233
4838061    GLENDALE                     84.62                33         0.250                  0.017      0.858
4838130    LAFAYETTE                    43.61                           0.250                  0.017      0.483
4838370    FORT LAUDERDALE              70.00                           0.250                  0.017      0.858
4838589    BEND                         70.18                           0.250                  0.017      0.358
4838601    MONROE                       50.00                           0.250                  0.017      0.358
4838830    SOLVANG                      58.91                           0.250                  0.017      0.858
4838943    BOWLING GREEN                80.00                           0.250                  0.017      0.358
4839177    NAPLES                       67.53                           0.250                  0.017      0.358
4839218    SARATOGA                     48.67                           0.250                  0.017      0.608
4839392    BRIARCLIFF MANOR             72.13                           0.250                  0.017      0.358
4839452    SADDLE RIVER                 50.63                           0.250                  0.017      0.608
4839604    STAMFORD                     75.00                           0.250                  0.017      0.483
4839818    FOUNTAIN VALLEY              72.50                           0.250                  0.017      0.858
4839820    UPLAND                       80.00                           0.250                  0.017      0.483
4839948    HUNTINGTON BEACH             59.66                           0.250                  0.017      0.483
4840023    POTOMAC                      70.00                           0.250                  0.017      0.358
4840073    MERCER ISLAND                61.90                           0.250                  0.017      0.233
4840345    MODESTO                      85.94                17         0.250                  0.017      0.358
4840576    NORTHBROOK                   70.00                           0.250                  0.017      0.608
4840627    CONGERS                      90.00                17         0.250                  0.017      0.733
4840712    SUNNYVALE                    79.29                           0.250                  0.017      0.733
4840743    IRVINE                       80.00                           0.250                  0.017      0.858
4840780    HAMPTON                      68.37                           0.250                  0.017      0.358
4840808    CARY                         75.00                           0.250                  0.017      0.358
4840831    CYPRESS                      67.50                           0.250                  0.017      0.733
4840965    DANVILLE                     49.79                           0.250                  0.017      0.608
4841294    PLANO                        71.32                           0.250                  0.017      0.483
4841321    DALLAS                       67.41                           0.250                  0.017      0.358
4841596    FREMONT                      66.89                           0.250                  0.017      0.733
4841659    ALAMEDA                      52.94                           0.250                  0.017      0.733
4841661    SAN MATEO                    54.00                           0.250                  0.017      0.858
4842751    BELLE MEAD                   69.04                           0.250                  0.017      0.358
4843085    TOPSFIELD                    46.67                           0.250                  0.017      0.608
4843139    TORRANCE                     80.00                           0.250                  0.017      0.358
4843200    LA JOLLA                     43.71                           0.250                  0.017      1.108
4843350    BOCA RATON                   63.74                           0.250                  0.017      0.858
4843481    DEERFIELD                    43.33                           0.250                  0.017      0.358
4843761    BURLINGAME                   39.49                           0.250                  0.017      0.608
4843896    SAN JOSE                     78.33                           0.250                  0.017      0.608
4843923    DALLAS                       57.14                           0.250                  0.017      0.483
4844251    CORONADO                     62.79                           0.250                  0.017      0.483
4844553    SARATOGA                     66.25                           0.250                  0.017      0.358
4844828    LOS ALTOS                    26.14                           0.250                  0.017      0.108
4844922    STOCKTON                     68.00                           0.250                  0.017      0.233
4845143    CUPERTINO                    48.48                           0.250                  0.017      0.733
4845397    BLOOMINGTON                  53.33                           0.250                  0.017      0.233
4845536    DARIEN                       61.59                           0.250                  0.017      0.108
4845874    TORRANCE                     76.06                           0.250                  0.017      0.858
4846035    INDIALANTIC                  80.00                           0.250                  0.017      0.358
4846215    BETHESDA                     50.73                           0.250                  0.017      0.358
4846349    RANCHO PALOS VERDES          76.58                           0.250                  0.017      0.483
4846475    HOUSTON                      52.50                           0.250                  0.017      0.108
4846635    DEERING                      72.27                           0.250                  0.017      0.858
4846817    PALO ALTO                    63.64                           0.250                  0.017      0.483
4846897    STRATTON                     52.00                           0.250                  0.017      0.483
4846933    BELMONT                      63.37                           0.250                  0.017      0.608
4846959    SCOTTS VALLEY                74.48                           0.250                  0.017      0.483
4847999    FORT LAUDERDALE              75.31                           0.250                  0.017      0.358
4848091    WEST WINDSOR                 65.44                           0.250                  0.017      0.358
4848423    ESCONDIDO                    78.18                           0.250                  0.017      0.233
4848425    ST LOUIS                     62.50                           0.250                  0.017      0.608
4848427    WINCHESTER                   80.00                           0.250                  0.017      0.733
4848444    LOUISVILLE                   76.19                           0.250                  0.017      0.608
4848603    SUGARLOAF SHORES             80.00                           0.250                  0.017      0.733
4848779    INDIAN ROCKS BEACH           52.22                           0.250                  0.017      0.858
4849141    MEQUON                       73.13                           0.250                  0.017      0.483
4849155    RIVER HILLS                  76.41                           0.250                  0.017      0.483
4849168    MADISON                      69.29                           0.250                  0.017      0.608
4849241    SUNNYVALE                    61.30                           0.250                  0.017      0.233
4849941    ROLLING HILLS ESTATE         45.71                           0.250                  0.017      0.108
4849964    SAN MATEO                    69.00                           0.250                  0.017      0.858
4850109    MARIETTA                     78.92                           0.250                  0.017      0.358
4850156    ATHERTON                     27.80                           0.250                  0.017      0.608
4850218    MORAGA                       52.35                           0.250                  0.017      0.483
4850608    LAS VEGAS                    80.00                           0.250                  0.017      0.733
4851206    TRABUCO CANYON AREA          67.91                           0.250                  0.017      0.483
4851480    NORFOLK                      74.72                           0.250                  0.017      0.233
4851681    ROSWELL                      71.39                           0.250                  0.017      0.858
4851722    WALLINGFORD                  64.18                           0.250                  0.017      0.733
4851751    SAN FRANCISCO                70.71                           0.250                  0.017      0.858
4851967    KANSAS CITY                  57.69                           0.250                  0.017      0.483
4851975    CHESTERFIELD                 74.40                           0.250                  0.017      0.608
4851993    COLORADO SPRINGS             76.09                           0.250                  0.017      0.608
4852003    BOSSIER CITY                 80.00                           0.250                  0.017      0.233
4852050    HILLSBOROUGH                 47.80                           0.250                  0.017      0.733
4852074    BELLEVILLE                   80.00                           0.250                  0.017      0.608
4852078    DUCK                         78.87                           0.250                  0.017      0.358
4852092    NAPERVILLE                   68.94                           0.250                  0.017      0.483
4852098    SANTA FE                     67.50                           0.250                  0.017      0.358
4852110    AURORA                       60.00                           0.250                  0.017      0.608
4852122    HOT SPRINGS                  80.00                           0.250                  0.017      0.358
4852127    DUXBURY                      71.19                           0.250                  0.017      0.608
4852137    INVER GROVE HGTS             71.70                           0.250                  0.017      0.733
4852150    DALLAS                       66.51                           0.250                  0.017      0.358
4852319    COLTS NECK                   55.29                           0.250                  0.017      0.733
4852327    HOT SPRINGS                  85.00                13         0.250                  0.017      0.483
4852331    OVERLAND PARK                78.62                           0.250                  0.017      0.483
4852334    CHICAGO                      62.14                           0.250                  0.017      0.483
4852337    SAPPHIRE                     54.42                           0.250                  0.017      0.358
4852350    TOWN AND COUNTRY             74.99                           0.250                  0.017      0.483
4852387    SARATOGA                     76.43                           0.250                  0.017      0.000
4853703    LAWRENCE                     79.99                           0.250                  0.017      0.000
4854639    FALLBROOK                    63.80                           0.250                  0.017      0.733
4854666    WALNUT CREEK                 67.92                           0.250                  0.017      0.233
4854809    RANCHO PALOS VERDES          72.60                           0.250                  0.017      0.483
4854986    SAN DIEGO                    70.78                           0.250                  0.017      0.483
4855428    MARTINEZ                     78.21                           0.250                  0.017      0.483
4856369    PLAINSBORO                   55.40                           0.250                  0.017      0.000
4856445    OAKLAND                      70.79                           0.250                  0.017      0.483
4857781    PHOENIX                      67.53                           0.250                  0.017      0.733
4858349    HERMOSA BEACH                70.39                           0.250                  0.017      0.858
4858370    SAN DIEGO                    60.91                           0.250                  0.017      0.000
4859432    DANVILLE                     73.26                           0.250                  0.017      0.358
4859433    GLENCOE                      44.44                           0.250                  0.017      0.233
4861695    SUNNYVALE                    52.43                           0.250                  0.017      0.733
4861714    FREMONT                      45.97                           0.250                  0.017      0.733
4862741    SAN JOSE                     57.61                           0.250                  0.017      0.108
4864349    FORT WORTH                   64.02                           0.250                  0.017      0.108
4865866    COUNTRY LIFE ACRES           52.00                           0.250                  0.017      0.608
4866889    LOS ANGELES                  74.44                           0.250                  0.017      0.483
4868058    NEWPORT BEACH                61.80                           0.250                  0.017      0.108
4871112    SAN JOSE                     59.57                           0.250                  0.017      0.608
4871189    MENLO PARK                   43.33                           0.250                  0.017      0.358
4871817    CALABASAS                    78.24                           0.250                  0.017      0.608
4872589    AUSTIN                       65.06                           0.250                  0.017      0.608
4873455    STUART                       25.00                           0.250                  0.017      0.233
4883267    FRANKLIN                     43.75                           0.250                  0.017      0.233
6445048    FORT COLLINS                 80.00                           0.250                  0.017      0.483
6467494    MILLWOOD                     74.71                           0.250                  0.017      0.608
6502431    MANALAPAN                    80.00                           0.250                  0.017      0.608
6546490    SIOUX CITY                   90.00                17         0.250                  0.017      0.233
6561081    SHREWSBURY                   80.00                           0.250                  0.017      0.483
6574033    NORTH OAKS                   77.78                           0.250                  0.017      0.608
6606501    WAYLAND                      29.90                           0.250                  0.017      1.108
6612255    ALBUQUERQUE                  80.00                           0.250                  0.017      0.483
6646014    MORRISON                     77.19                           0.250                  0.017      0.983
6647865    MOORESVILLE                  80.00                           0.250                  0.017      0.358
6660784    GOLDEN VALLEY                89.29                33         0.250                  0.017      0.358
6665339    ST PAUL                      75.00                           0.250                  0.017      0.358
6689470    WHITE PLAINS                 83.57                33         0.250                  0.017      0.483
6692094    ROCHESTER                    75.00                           0.250                  0.017      0.358
6757435    SPRINGBORO                   80.00                           0.250                  0.017      0.108
6787090    PLYMOUTH                     51.44                           0.250                  0.017      0.608
6790944    CUMMING                      69.96                           0.250                  0.017      0.000
6801216    GRAND JUNCTION               80.00                           0.250                  0.017      0.733
6805992    WAYLAND                      65.75                           0.250                  0.017      0.858
6807605    DULUTH                       71.27                           0.250                  0.017      0.608
6815175    RIVERSIDE AREA               76.24                           0.250                  0.017      0.733
6818402    SPARKS                       78.77                           0.250                  0.017      0.358
6844507    MAPLE GROVE                  75.32                           0.250                  0.017      0.358
6855446    BOULDER CITY                 72.22                           0.250                  0.017      0.733
6856979    PUTNAM VALLEY                68.93                           0.250                  0.017      0.000
6859487    PULTENEY                     80.00                           0.250                  0.017      0.483
6863493    SUPERIOR                     57.79                           0.250                  0.017      0.733
6864598    WARREN                       74.23                           0.250                  0.017      0.608
6876426    ALBUQUERQUE                  74.03                           0.250                  0.017      0.733
6894886    LOS ALTOS                    74.46                           0.250                  0.017      0.858
6903854    WEATHERFORD                  54.05                           0.250                  0.017      0.608
6906687    MORRIS                       52.00                           0.250                  0.017      0.358
6908452    KIHEI                        80.00                           0.250                  0.017      0.733
6909708    THOUSAND OAKS                36.11                           0.250                  0.017      0.733
6909799    ARDMORE                      75.00                           0.250                  0.017      0.608
6911052    PARK CITY                    60.61                           0.250                  0.017      0.983
6920145    SHINGLE SPRINGS              82.63                24         0.250                  0.017      0.733
6920520    ALBUQUERQUE                  75.94                           0.250                  0.017      0.608
6923309    SIOUX FALLS                  48.77                           0.250                  0.017      0.358
6925885    HUNTSVILLE                   71.30                           0.250                  0.017      0.483
6926728    DEMAREST                     60.40                           0.250                  0.017      0.733
6926782    ENGLEWOOD                    24.30                           0.250                  0.017      0.733
6929575    COTO DE CAZA                 34.09                           0.250                  0.017      0.733
6932413    WAYZATA                      70.00                           0.250                  0.017      0.483
6933648    BRISBANE                     72.02                           0.250                  0.017      0.608
6933732    GERMANTOWN                   79.50                           0.250                  0.017      0.108
6938547    COLORADO SPRINGS             80.00                           0.250                  0.017      0.233
6939051    OVERGAARD                    73.19                           0.250                  0.017      0.858
6942047    LOS ANGELES                  59.52                           0.250                  0.017      0.483
6942946    ROCKVILLE                    66.35                           0.250                  0.017      0.233
6944190    EVERGREEN                    80.00                           0.250                  0.017      0.358
6945132    MAMMOTH LAKES                80.00                           0.250                  0.017      0.358
6945814    LITTLETON                    59.65                           0.250                  0.017      0.358
6946671    OXNARD                       47.37                           0.250                  0.017      0.233
6947052    SIMI VALLEY                  70.00                           0.250                  0.017      0.358
6948898    SACRAMENTO                   70.00                           0.250                  0.017      0.608
6949457    NORTH POTOMAC                74.39                           0.250                  0.017      0.483
6950089    CHAPEL HILL                  80.00                           0.250                  0.017      0.858
6953034    SACRAMENTO                   79.90                           0.250                  0.017      0.483
6954968    SUGAR LAND                   59.10                           0.250                  0.017      0.733
6957017    REDMOND                      38.57                           0.250                  0.017      0.358
6957310    ROSWELL                      69.91                           0.250                  0.017      0.733
6958612    SUGAR LAND                   80.00                           0.250                  0.017      0.358
6959320    MEDINA                       70.00                           0.250                  0.017      0.483
6960089    ENGLWOOD                     62.52                           0.250                  0.017      0.733
6961283    HENDERSON                    77.94                           0.250                  0.017      0.358
6961841    COON RAPIDS                  75.00                           0.250                  0.017      0.358
6967078    LITTLETON                    74.41                           0.250                  0.017      0.608
6967926    ALBUQUERQUE                  43.23                           0.250                  0.017      0.733
6968665    PANAMA CITY BEACH            59.17                           0.250                  0.017      0.608
6969987    HOUSTON                      79.37                           0.250                  0.017      0.608
6971035    EDEN PRAIRIE                 60.00                           0.250                  0.017      0.483
6971874    PLYMOUTH                     73.33                           0.250                  0.017      0.608
6972694    GLENBROOK                    50.46                           0.250                  0.017      0.483
6973518    BRECKENRIDGE                 50.41                           0.250                  0.017      0.358
6973659    EVERGREN                     80.00                           0.250                  0.017      0.358
6973678    HOUSTON                      48.79                           0.250                  0.017      0.233
6974035    SPOKANE                      80.00                           0.250                  0.017      0.608
6974761    NEWPORT BEACH                68.10                           0.250                  0.017      0.733
6975887    PARADISE VALLEY              52.72                           0.250                  0.017      0.733
6977144    COLORAOD SPRINGS             66.47                           0.250                  0.017      0.358
6978106    MONTVILLE                    59.15                           0.250                  0.017      0.483
6979613    SULLIVAN'S ISLAND            78.31                           0.250                  0.017      0.358
6979837    SAN FRANCISCO                40.46                           0.250                  0.017      0.483
6980227    ANAHEIM                      49.93                           0.250                  0.017      0.358
6980277    PLYMOUTH                     90.00                 1         0.250                  0.017      0.608
6981105    FORT COLLINS                 80.00                           0.250                  0.017      0.000
6981710    VAIL                         43.23                           0.250                  0.017      0.733
6982052    KENNEBUNK                    75.00                           0.250                  0.017      0.733
6982918    CHICO                        74.63                           0.250                  0.017      0.733
6982941    EASTON                       64.96                           0.250                  0.017      0.358
6983989    MAHWAH                       69.57                           0.250                  0.017      0.733
6984541    WAHPETON                     59.28                           0.250                  0.017      0.483
6985622    BIRMINGHAM                   73.68                           0.250                  0.017      0.608
6985819    GRAND LAKE                   80.00                           0.250                  0.017      0.358
6987869    EDINA                        57.87                           0.250                  0.017      0.608
6988462    WILBRAHAM                    80.00                           0.250                  0.017      0.483
6988800    DALLAS                       54.42                           0.250                  0.017      0.233
6989274    BARRINGTON                   75.32                           0.250                  0.017      0.483
6989713    POTOMAC                      80.00                           0.250                  0.017      0.608
7000101    DALLAS                       52.61                           0.250                  0.017      0.483
7003279    GRANITE BAY                  80.00                           0.250                  0.017      0.483
7003539    OMAHA                        75.00                           0.250                  0.017      0.733
7003725    RENO                         60.00                           0.250                  0.017      0.483
7014918    WASHINGTON TWP               80.00                           0.250                  0.017      0.608
7018029    PARK CITY                    90.00                33         0.250                  0.017      0.358
7018659    WASHINGTON TWP               78.73                           0.250                  0.017      0.608
7018971    CARLSBAD                     72.80                           0.250                  0.017      0.983
7019265    NEWPORT BEACH                59.70                           0.250                  0.017      0.233
7019388    BATON ROUGE                  44.62                           0.250                  0.017      0.108
7019599    MILL VALLEY                  60.20                           0.250                  0.017      0.483
7021355    LAKE ORION                   55.56                           0.250                  0.017      0.233
7022692    EVERGREEN                    33.78                           0.250                  0.017      0.233
7024195    LAS VEGAS                    75.00                           0.250                  0.017      0.483
7024413    SEATTLE                      54.97                           0.250                  0.017      0.000
7024484    SAN JUAN CAPISTRA            33.90                           0.250                  0.017      0.608
7024577    PARK CITY                    41.30                           0.250                  0.017      0.483
7024608    CHAPEL HILL                  78.53                           0.250                  0.017      0.233
7024682    SACRAMENTO                   73.15                           0.250                  0.017      0.483
7024766    IRVING                       59.09                           0.250                  0.017      0.233
7026536    RIVER FOREST                 79.00                           0.250                  0.017      0.358
7026647    FAYETTEVILLE                 62.50                           0.250                  0.017      0.483
7029462    PARK RIDGE                   54.08                           0.250                  0.017      0.608
7029588    HINSDALE                     57.83                           0.250                  0.017      0.483
7034640    UPPER ST CLAIR               80.00                           0.250                  0.017      0.483
7038040    SAN JOSE                     56.82                           0.250                  0.017      0.108
7050762    FORT COLLINS                 78.86                           0.250                  0.017      0.233
7050827    LODI                         78.96                           0.250                  0.017      0.108
7050847    NISSWA                       66.63                           0.250                  0.017      0.358
7055408    KNOXVILLE                    66.00                           0.250                  0.017      0.483
7055811    PALO ALTO                    34.43                           0.250                  0.017      0.608
7056602    BURR RIDGE                   53.33                           0.250                  0.017      0.483
7056807    SALT LAKE CITY               34.46                           0.250                  0.017      0.608
7059029    CHANHASSEN                   75.00                           0.250                  0.017      0.233
7059083    SAN DIEGO                    47.00                           0.250                  0.017      0.358
7062827    WATERTOWN                    54.48                           0.250                  0.017      0.358
7063832    WEST LINN                    79.29                           0.250                  0.017      0.608
7064795    BRECKENRIDGE                 55.56                           0.250                  0.017      0.358
7066165    CLOVIS                       77.90                           0.250                  0.017      0.233
7066265    GRAFORD                      79.74                           0.250                  0.017      0.733
7068250    WEST DES MOINES              75.00                           0.250                  0.017      0.358
7068915    RIVERSIDE                    47.62                           0.250                  0.017      0.358
7069854    SAN ANGELO                   95.00                24         0.250                  0.017      0.733
7073413    LAGUNA NIGUEL                24.14                           0.250                  0.017      0.608
7074794    SCOTTSDALE                   80.00                           0.250                  0.017      0.483
7075314    SAN DIEGO                    69.93                           0.250                  0.017      0.483
7076038    PALM SPRINGS                 49.40                           0.250                  0.017      0.483
7077138    MINNEAPOLIS                  78.89                           0.250                  0.017      0.608
7077268    SHOREWOOD                    80.00                           0.250                  0.017      0.358
7078650    FT WORTH                     73.04                           0.250                  0.017      0.358
7080111    LITTLETON                    66.00                           0.250                  0.017      0.608
7080171    RICHMOND                     80.00                           0.250                  0.017      0.358
7080701    CRYSTAL BAY                  29.82                           0.250                  0.017      0.483
7080977    EDEN PRAIRIE                 59.52                           0.250                  0.017      0.358
7082556    STANFORD                     70.00                           0.250                  0.017      0.858
7084317    PALOS VERDES ESTA            69.93                           0.250                  0.017      0.483
7085641    DALLAS                       80.00                           0.250                  0.017      0.358
7085697    LAS VEGAS                    72.30                           0.250                  0.017      0.358
7086569    LITTLETON                    56.33                           0.250                  0.017      0.483
7087555    LONG LAKE                    75.00                           0.250                  0.017      0.483
7089509    SPRING GREEN                 75.00                           0.250                  0.017      0.858
7089549    PARK RIDGE                   80.00                           0.250                  0.017      0.608
7089626    WEST BLOOMFIELD              78.13                           0.250                  0.017      0.608
7089822    PARK CITY                    60.00                           0.250                  0.017      0.358
7090070    ASPEN                        75.00                           0.250                  0.017      0.858
7090954    CAPE MAY                     70.00                           0.250                  0.017      0.483
7091059    MORGANTON                    68.72                           0.250                  0.017      0.483
7092306    STONE MOUNTAIN               90.00                 1         0.250                  0.017      0.608
7093304    SAUSALITO                    38.83                           0.250                  0.017      0.483
7093665    TALLAHASSEE                  65.94                           0.250                  0.017      0.358
7094093    SNOWMASS VILLAGE             34.72                           0.250                  0.017      0.483
7097124    RAPID CITY                   80.00                           0.250                  0.017      0.608
7097134    WAYZATA                      25.82                           0.250                  0.017      0.000
7097199    GENEVA                       74.11                           0.250                  0.017      0.608
7097553    WEST DES MOINES              64.39                           0.250                  0.017      0.233
7098048    LAS VEGAS                    80.00                           0.250                  0.017      0.983
7098150    CENTREVILLE                  73.63                           0.250                  0.017      0.108
7098194    VIRGINIA BEACH               89.04                 6         0.250                  0.017      0.733
7099043    FOXBORO                      63.16                           0.250                  0.017      0.733
7099168    KENT                         79.52                           0.250                  0.017      0.358
7102498    SHOREVIEW                    78.93                           0.250                  0.017      0.483
7102582    PENRYN                       66.39                           0.250                  0.017      0.358
7102717    ST HELENA                    62.79                           0.250                  0.017      0.358
7103326    WEST DES MOINES              79.99                           0.250                  0.017      0.358
7103555    KEYSTONE                     80.00                           0.250                  0.017      0.358
7104079    LIVERMORE                    54.04                           0.250                  0.017      0.608
7105477    FORT WAYNE                   57.29                           0.250                  0.017      0.858
7108492    STATE COLLEGE                63.95                           0.250                  0.017      0.000
7110811    MARIETTA                     69.67                           0.250                  0.017      0.233
7110814    CORAL GABLES                 80.00                           0.250                  0.017      0.483
7112777    YUBA CITY                    69.17                           0.250                  0.017      0.858
7116869    HAYDEN                       53.33                           0.250                  0.017      0.608
7117464    SUISUN CITY                  66.01                           0.250                  0.017      0.483
7117570    SAN DIEGO                    73.87                           0.250                  0.017      0.608
7117875    CHAPEL HILL                  89.99                33         0.250                  0.017      0.483
7120724    JACKSON                      37.75                           0.250                  0.017      0.483
7122022    AVALON                       80.00                           0.250                  0.017      0.358
7123555    UNION CITY                   58.76                           0.250                  0.017      0.233
7123578    NORFOLK                      52.10                           0.250                  0.017      0.108
7123592    ROCKVILLE                    74.07                           0.250                  0.017      0.108
7124973    RENO                         68.37                           0.250                  0.017      0.608
7125643    NEW CANAAN                   43.82                           0.250                  0.017      0.233
7127879    MAMMOTH LAKES                80.00                           0.250                  0.017      0.358
7128201    ENGLEWOOD                    53.07                           0.250                  0.017      0.233
7128402    HAM LAKE                     65.30                           0.250                  0.017      0.733
7129600    CHICAGO                      72.00                           0.250                  0.017      0.733
7129629    PARK CITY                    67.57                           0.250                  0.017      0.233
7130529    VALPARAISO                   60.48                           0.250                  0.017      0.733
7130541    PARK CITY                    38.75                           0.250                  0.017      0.483
7132454    VERO BEACH                   66.67                           0.250                  0.017      0.733
7134903    PHOENIX                      47.54                           0.250                  0.017      0.483
7135276    BISMARCK                     90.00                33         0.250                  0.017      0.733
7137182    KEYSTONE                     70.00                           0.250                  0.017      0.358
7137185    GUNNISON                     75.00                           0.250                  0.017      0.733
7140080    EL DORADO HILLS              58.33                           0.250                  0.017      0.608
7142743    DE PERE                      57.45                           0.250                  0.017      0.858
7142895    PUNTA GORDA                  80.00                           0.250                  0.017      0.483
7150634    WOODSIDE                     54.84                           0.250                  0.017      0.358
7161871    WAYNE                        70.86                           0.250                  0.017      0.483
7162639    SANTA CRUZ                   61.71                           0.250                  0.017      0.358
7163189    WEST BOOMFIELD               40.95                           0.250                  0.017      0.608

COUNT:                        812
WAC:                  6.998497034
WAM:                  177.8224093
WALTV:                63.68442239



                                   EXHIBIT F-3

            [Schedule of Mortgage Loans Serviced by Other Servicers]


NASCOR
NMI / 1998-27 Exhibit F-3 (Part A)
10 & 15 YEAR FIXED RATE RELOCATION AND NON RELOCATION LOANS

                                                                         NET                                           CUT-OFF
MORTGAGE                                                      MORTGAGE   MORTGAGE    CURRENT    ORIGINAL   SCHEDULED   DATE
LOAN                                        ZIP    PROPERTY   INTEREST   INTEREST    MONTHLY    TERM TO    MATURITY    PRINCIPAL
NUMBER      CITY                   STATE    CODE   TYPE       RATE       RATE        PAYMENT    MATURITY   DATE        BALANCE
------      ----                   -----    ----   ----       ----       ----        -------    --------   ----        -------
4682339     PORTLAND                  OR    97229      SFD       7.375      6.250    $5,174.57      180     1-Nov-12     $543,015.68
4693765     LAS VEGAS                 NV    89120      SFD       7.375      6.250    $5,740.33      180     1-Dec-12     $600,723.96
4696351     LEWIS CENTER              OH    43035      SFD       7.250      6.250    $2,382.57      180     1-Nov-12     $246,414.54
4710376     WEST DES MOINES           IA    50266      SFD       6.750      6.250    $2,814.02      180     1-Feb-13     $309,218.78
4754352     ST. PETERSBURG            FL    33704      SFD       6.750      6.250    $3,781.03      180     1-Feb-13     $416,039.04
4777456     HOLLYWOOD                 FL    33021      SFD       7.125      6.250    $3,079.83      180     1-Mar-13     $331,435.84
4783109     LEBANON                   TN    37087      SFD       6.875      6.250    $3,019.38      180     1-Mar-13     $330,860.44
4783116     ONTE VEDRA BEACH          FL    32082      SFD       6.875      6.250    $2,943.12      180     1-May-13     $324,676.89
4784499     WOODBURN                  IN    46797      SFD       7.000      6.250    $2,667.73      180     1-May-13     $292,063.07
4785537     NAGSHEAD                  NC    27959      SFD       6.750      6.250    $4,159.08      180     1-May-13     $462,337.63
4787606     PRINCETON JUNCTION        NJ    08550      SFD       7.375      6.250    $2,916.16      180     1-May-13     $310,246.06
4792639     BOCA RATON                FL    33496      SFD       7.000      6.250    $2,696.49      180     1-Jun-13     $296,180.79
4793441     BARTLESVILLE              OK    74006      SFD       7.000      6.250    $3,449.26      180     1-Sep-13     $382,539.28
4793516     SHELBY TOWNSHIP           MI    48317      SFD       7.375      6.250    $3,311.73      180     1-Aug-13     $357,794.78
4796362     PARKER                    CO    80138      SFD       6.750      6.250    $2,477.75      180     1-Jun-13     $276,358.42
4801374     BOSTON                    MA    02116      LCO       7.250      6.250    $2,640.91      180     1-May-13     $284,759.43
4803224     BETHESDA                  MD    20816      SFD       7.125      6.250    $3,187.62      180     1-Jun-13     $346,361.35
4803558     UPPER                     NJ    08223      SFD       6.500      6.233    $2,743.99      180     1-Jun-13     $310,210.31
4803611     LENOIR                    NC    28645      SFD       6.875      6.250    $2,488.28      180     1-May-13     $272,943.70
4803679     GALLATIN                  TN    37066      SFD       6.750      6.250    $3,752.02      180     1-Jul-13     $419,875.83
4816773     ABILENE                   TX    79605      SFD       7.000      6.250    $2,336.96      180     1-May-13     $255,850.41
4816802     FAIRVIEW PARK             OH    44126      SFD       7.375      6.250    $2,534.39      180     1-May-13     $271,241.93
4816837     WILMETTE                  IL    60091      SFD       7.125      6.250    $2,753.73      180     1-Apr-13     $298,222.46
4816860     WEST LEBANON              IN    47991      SFD       7.000      6.250    $2,642.56      180     1-Apr-13     $288,352.85
4816921     WEST LAFAYETTE            IN    47906      SFD       6.875      6.250    $3,121.50      180     1-Jun-13     $345,496.31
4816948     TUCSON                    AZ    85742      SFD       7.000      6.250    $2,516.72      180     1-May-13     $275,531.23
4816977     CHARLESTON                WV    25314      SFD       7.375      6.250    $2,115.83      180     1-May-13     $226,445.13
4817009     INDIANAPOLIS              IN    46278      SFD       7.250      6.250    $2,129.71      180     1-May-13     $229,655.28
4817845     CHAMPAIGN                 IL    61821      SFD       6.875      6.250    $2,586.39      180     1-Apr-13     $283,255.67
4817850     CANFIELD                  OH    44406      SFD       6.875      6.250    $2,853.94      180     1-Jun-13     $315,882.36
4817859     SPRINGFIELD               IL    62707      SFD       6.750      6.250    $2,771.54      180     1-May-13     $308,093.93
4817862     BLOOMINGTON               IL    61704      SFD       7.125      6.250    $4,434.95      180     1-May-13     $481,868.99
4817911     JOHNSTOWN                 OH    43031      SFD       7.250      6.250    $2,738.59      180     1-May-13     $295,267.51
4817928     COLORADO SPRINGS          CO    80919      SFD       7.375      6.250    $3,900.48      180     1-Mar-13     $414,768.66
4817955     PAYSON                    AZ    85541      SFD       7.375      6.250    $3,251.93      180     1-Jun-13     $347,557.41
4818022     WHITEFISH BAY             WI    53217      SFD       7.250      6.250    $3,980.09      180     1-Apr-13     $427,600.08
4818037     SANDY                     UT    84092      SFD       6.875      6.250    $2,648.81      180     1-Mar-13     $290,254.22
4818074     PROSPECT                  KY    40059      SFD       7.250      6.250    $2,840.83      180     1-Jul-13     $308,300.56
4818085     PHOENIX                   AZ    85018      SFD       7.500      6.250    $2,549.29      180     1-May-13     $270,795.07
4819174     MURFREESBORO              TN    37217      SFD       6.625      6.250    $2,225.71      180     1-Jul-13     $250,644.38
4819288     ARLINGTON                 WA    98223      SFD       6.875      6.250    $3,701.20      180     1-Jun-13     $409,659.93
4819457     OMAHA                     NE    68154      SFD       7.000      6.250    $3,510.38      180     1-Aug-13     $383,539.21
4821200     MARYVILLE                 TN    37801      SFD       6.875      6.250    $3,255.27      180     1-Jun-13     $359,753.08
4821426     SHERMAN                   TX    75092      SFD       7.125      6.250    $2,333.42      180     1-Jul-13     $255,173.90
4830219     NAPLES                    FL    34108      SFD       7.125      6.250    $3,623.33      180     1-Sep-13     $398,751.67
4830878     MORELAND HILLS            OH    44022      SFD       7.250      6.250    $3,514.53      180     1-Sep-13     $383,811.51
4833255     NEW ORLEANS               LA    70116      SFD       6.750      6.250    $2,986.57      180     1-Sep-13     $336,411.86
4833812     SANTA BARBARA             CA    93110      LCO       6.375      6.108    $3,526.15      180     1-Aug-13     $405,275.48
4842507     IOWA CITY                 IA    52240      SFD       7.125      6.250    $3,442.16      180     1-Jul-13     $376,421.11
4842535     ATHENS                    GA    30606      SFD       7.000      6.250    $4,808.74      180     1-Jul-13     $529,906.68
4842562     ROGERS                    AR    72758      SFD       7.000      6.250    $3,091.97      180     1-Jul-13     $340,725.07
4842595     GATE MILLS                OH    44040      SFD       7.000      6.250    $5,659.03      180     1-Jul-13     $623,606.08
4842623     FARGO                     ND    58104      SFD       7.125      6.250    $2,581.62      180     1-Jul-13     $282,315.83
4842648     ANNAPOLIS                 MD    21403      SFD       7.250      6.250    $2,396.27      180     1-Jul-13     $260,054.29
4842659     ELKHORN                   NE    68022      SFD       7.500      6.250    $2,711.51      180     1-Jul-13     $289,833.25
4842667     IRVINE                    CA    92620      SFD       6.500      6.233    $2,599.38      180     1-May-13     $293,431.22
4842693     FAIRFAX                   VA    22030      SFD       6.875      6.250    $2,711.24      180     1-Jul-13     $301,074.59
4842731     FT LAUDERDALE             FL    33332      SFD       7.250      6.250    $2,738.59      180     1-Jul-13     $297,204.91
4842768     ANNAPOLIS                 MD    21401      SFD       7.000      6.250    $2,336.95      180     1-Apr-13     $255,005.97
4842799     BURR RIDGE                IL    60521      SFD       7.125      6.250    $4,006.04      180     1-Mar-13     $432,414.93
4842819     COTO DE CAZA              CA    92679      SFD       6.875      6.250    $5,618.69      180     1-Mar-13     $579,881.73
4842826     STURGEON BAY              WI    54235      SFD       7.250      6.250    $3,624.07      180     1-Jul-13     $393,301.16
4842843     GRIFFIN                   GA    30224      SFD       7.250      6.250    $3,651.46      180     1-May-13     $393,751.03
4842851     HOT SPRINGS               AR    71913      SFD       7.250      6.250    $2,282.16      180     1-Feb-13     $243,693.91
4842862     BURLINGTON                VT    05401      SFD       7.500      6.250    $2,317.54      180     1-Apr-13     $245,398.38
4842868     OLYMPIA                   WA    98502      SFD       6.875      6.250    $3,798.81      120     1-May-08     $319,320.15
4842881     STEVENSVILLE              MD    21666      SFD       7.125      6.250    $2,445.75      180     1-Jul-13     $267,457.09
4842886     MARIETTA                  GA    30067      SFD       6.750      6.250    $2,398.11      180     1-Jul-13     $267,352.74
4842893     MESA                      AZ    85205      SFD       7.000      6.250    $2,228.20      180     1-Jul-13     $245,539.93
4842903     MIAMI                     FL    33176      SFD       7.250      6.250    $2,314.11      180     1-Jun-13     $250,341.32
4842905     GAINESVILLE               FL    32608      SFD       7.375      6.250    $2,529.79      180     1-Jun-13     $263,634.97
4842913     JUPITER                   FL    33458      SFD       7.125      6.250    $2,476.09      180     1-Jul-13     $270,775.56
4842916     CORAL SPRINGS             FL    33067      SFD       7.000      6.250    $4,943.56      180     1-Mar-13     $517,492.76
4842919     LONG BEACH TOWNSHIP       NJ    08008      SFD       7.125      6.250    $2,886.89      180     1-Mar-13     $311,612.50
4842922     CARMEL                    NY    10512      SFD       7.125      6.250    $2,481.98      180     1-Mar-13     $266,905.33
4842926     PALM BEACH GARDENS        FL    33418      SFD       7.375      6.250    $4,673.22      180     1-Jan-13     $493,691.71
4842966     OCALA                     FL    34480      SFD       7.375      6.250    $3,335.26      169     1-Apr-12     $341,556.05
4842970     WINCHESTER                MA    01890      SFD       7.125      6.250    $2,463.87      180     1-Jul-13     $269,438.24
4842974     MILFORD                   MA    01757      SFD       7.375      6.250    $2,664.10      180     1-Jul-13     $286,930.86
4842988     CONCORD                   MA    01742      SFD       7.000      6.250    $2,381.90      180     1-Jul-13     $256,056.38
4842993     NORTH ANDOVER             MA    01845      SFD       6.750      6.250    $2,522.00      180     1-Jun-13     $281,293.38
4843025     ORLAND PARK               IL    60462      SFD       7.125      6.250    $2,463.86      180     1-Jul-13     $269,313.61
4844614     TULSA                     OK    74105      SFD       6.750      6.250    $3,964.39      180     1-Sep-13     $446,555.61
4845022     OAK BROOK                 IL    60521      SFD       7.250      6.250    $5,530.70      180     1-May-13     $596,397.76
4845029     BATTLE CREEK              MI    49015      SFD       7.250      6.250    $4,389.96      180     1-Jun-13     $474,907.89
4845225     ANN ARBOR                 MI    48104      SFD       7.500      6.250    $2,623.45      180     1-Jul-13     $280,419.84
4845261     FAIRFAX STATION           VA    22039      SFD       7.500      6.250    $2,235.95      180     1-Jun-13     $238,258.78
4845359     BELLEVUE                  WA    98006      SFD       7.750      6.250    $3,155.63      180     1-Jul-13     $332,259.35
4845477     ENGLEWOOD                 CO    80111      SFD       7.500      6.250    $2,929.36      180     1-Jul-13     $313,118.99
4845604     LAWRENCE                  KS    66047      SFD       7.250      6.250    $4,162.65      180     1-Jun-13     $450,318.17
4845696     ROCKLEDGE                 FL    32955      SFD       7.250      6.250    $2,775.10      180     1-Jul-13     $301,167.66
4845745     BOCA RATON                FL    33428      SFD       7.250      6.250    $3,195.03      180     1-Jul-13     $346,739.07
4845773     OKLAHOMA CITY             OK    73003      SFD       7.250      6.250    $3,605.81      180     1-Jul-13     $390,512.53
4845778     PORT CHARLOTTE            FL    33952      SFD       7.250      6.250    $2,738.59      180     1-Aug-13     $298,004.47
4845875     BLOOMFIELD HILLS          MI    48302      SFD       7.250      6.250    $2,948.55      180     1-Jul-13     $319,236.07
4845945     GREAT FALLS               VA    22066      SFD       7.250      6.250    $5,199.67      180     1-May-13     $560,701.43
4845977     PLAINFIELD                IN    46168      SFD       7.250      6.250    $2,275.77      180     1-Jun-13     $246,193.66
4846036     COVINA                    CA    91724      SFD       7.250      6.250    $3,331.95      180     1-Aug-13     $362,572.10
4846060     SAN JOSE                  CA    95125      SFD       7.250      6.250    $2,327.80      180     1-Aug-13     $253,420.90
4846120     REDONDO BEACH             CA    90278      LCO       7.250      6.250    $2,550.81      180     1-Aug-13     $277,699.61
4846236     NEWPORT BEACH             CA    92663      SFD       7.250      6.250    $5,778.42      180     1-Aug-13     $629,080.11
4846930     INCLINE VILLAGE           NV    89451      SFD       7.000      6.250    $7,273.77      180     1-Sep-13     $806,696.86
4849598     ALGONQUIN                 IL    60102      SFD       7.250      6.250    $2,172.61      180     1-Aug-13     $236,498.62
4849627     WYOMISSING                PA    19610      SFD       7.250      6.250    $2,839.01      180     1-Jul-13     $307,279.46
4849643     HIGHLANDS RANCH           CO    80126      SFD       7.250      6.250    $2,692.95      180     1-Jun-13     $291,324.22
4849644     DANVILLE                  CA    94526      SFD       7.250      6.250    $2,177.18      180     1-Aug-13     $237,023.07
4849660     THOUSAND OAKS             CA    91360      SFD       7.250      6.250    $2,213.69      180     1-Aug-13     $240,998.30
4849681     PALO ALTO                 CA    94301      SFD       7.250      6.250    $3,002.41      180     1-Aug-13     $325,969.36
4849708     MIAMI                     FL    33156      SFD       7.250      6.250    $3,283.57      180     1-Aug-13     $357,472.53
4849827     LAKE OSWEGO               OR    97035      SFD       7.250      6.250    $3,243.40      180     1-Aug-13     $352,999.17
4849914     AURORA                    CO    80016      SFD       7.250      6.250    $2,875.52      180     1-Aug-13     $313,049.34
4852540     SAN JOSE                  CA    95129      SFD       7.500      6.250    $2,540.01      180     1-Jul-13     $270,113.31
4852549     ENCINITAS                 CA    92024      SFD       7.375      6.250    $2,297.05      180     1-Aug-13     $248,170.44
4852665     PRESCOTT                  AZ    86303      SFD       7.375      6.250    $2,546.90      180     1-Aug-13     $274,456.66
4852710     CLAREMONT                 CA    91711      SFD       7.500      6.250    $2,345.34      180     1-Jul-13     $250,693.37
4852736     DANVILLE                  CA    94526      SFD       7.375      6.250    $2,492.99      180     1-Aug-13     $269,339.98
4852750     GLENVIEW                  IL    60025      SFD       7.250      6.250    $4,153.53      180     1-Aug-13     $447,162.23
4852758     GLENMOORE                 PA    19343      SFD       7.250      6.250    $2,318.67      180     1-Sep-13     $253,215.91
4852775     ENCINITAS                 CA    92024      SFD       7.375      6.250    $4,231.65      180     1-Aug-13     $457,182.23
4852981     DEL MAR                   CA    92014      SFD       7.625      6.250    $3,876.64      180     1-Jun-13     $409,922.92
4853037     LARKSPUR                  CA    94939      SFD       7.375      6.250    $4,351.24      180     1-Jul-13     $467,851.29
4853051     CULVER CITY               CA    90230      SFD       7.250      6.250    $2,153.44      180     1-Aug-13     $234,439.18
4853155     AUGUSTA                   MI    49012      SFD       7.375      6.250    $2,428.60      180     1-Jun-13     $260,745.76
4853170     GLENDALE                  CA    91206      SFD       7.375      6.250    $3,403.72      180     1-Sep-13     $368,870.24
4853178     LOS ALTOS                 CA    94024      SFD       7.250      6.250    $3,651.45      180     1-Sep-13     $398,765.22
4856512     OLIVE BRANCH              MS    38654      SFD       7.250      6.250    $2,286.72      180     1-Aug-13     $248,747.56
4858202     STOCKBRIDGE               GA    30281      SFD       7.375      6.250      $860.59      180     1-Aug-13      $90,521.58
4858234     UPPER SADDLE RIVER        NJ    07458      SFD       7.250      6.250    $4,527.80      180     1-Aug-13     $492,928.49
4858253     PLANO                     TX    75093      SFD       7.125      6.250    $2,971.13      180     1-Jul-13     $324,910.84
4858286     OAK PARK                  IL    60302      SFD       6.875      6.250    $3,433.64      180     1-Aug-13     $382,537.14
4858301     CHANDLER                  AZ    85249      SFD       7.125      6.250    $2,549.92      180     1-Jul-13     $278,847.77
4858322     ATLANTA                   GA    30305      SFD       6.875      6.250    $2,541.79      180     1-Aug-13     $283,176.83
4858343     LOXAHATCHEE               FL    33470      SFD       7.000      6.250    $2,921.20      180     1-Jul-13     $321,905.92
4858392     JACKSON                   TN    38305      SFD       6.875      6.250    $2,318.83      180     1-Jul-13     $257,497.97
4858658     DAMASCUS                  MD    20872      SFD       6.500      6.233    $2,383.35      180     1-Jul-13     $270,880.88
4858729     WESTPORT                  CT    06880      SFD       7.125      6.250    $4,103.42      180     1-Jul-13     $448,733.57
4858738     CHESTERFIELD              MO    63005      PUD       7.000      6.250    $2,503.24      180     1-Jul-13     $275,848.62
4858773     PEKIN                     IN    47165      SFD       7.250      6.250    $2,190.88      180     1-Apr-13     $235,487.03
4858799     RIVER FOREST              IL    60305      SFD       7.250      6.250    $2,866.39      180     1-Aug-13     $312,055.53
4858801     WEST PALM BEACH           FL    33412      SFD       7.250      6.250    $1,049.80      180     1-Apr-13     $112,730.28
4858811     RICHMOND                  VA    23226      PUD       7.000      6.250    $3,595.31      180     1-Aug-13     $396,191.94
4858845     LOUISVILLE                KY    40222      SFD       7.125      6.250    $4,529.16      180     1-Aug-13     $496,869.92
4858854     GRAND RAPIDS              MI    49546      SFD       7.250      6.250    $3,313.70      180     1-Aug-13     $360,752.09
4858856     LITTLETON                 CO    80127      PUD       7.125      6.250    $3,242.88      180     1-Aug-13     $355,758.86
4858868     LIVERMORE                 CA    94550      SFD       7.250      6.250    $2,547.35      180     1-Jul-13     $276,321.96
4858877     LAGRANGE PARK             IL    60526      SFD       7.125      6.250    $2,581.62      180     1-Jul-13     $282,315.82
4858888     TUCSON                    AZ    85750      SFD       6.750      6.250    $2,548.54      180     1-Jul-13     $282,173.32
4858893     PEORIA                    IL    61614      SFD       7.250      6.250    $2,601.66      180     1-Aug-13     $283,235.12
4858901     SPRING LAKE               MI    49456      SFD       7.250      6.250    $2,556.02      180     1-Aug-13     $278,266.07
4858904     RALEIGH                   NC    27615      SFD       6.750      6.250    $2,300.77      180     1-Aug-13     $258,318.74
4858941     PRINCETON                 NJ    08550      SFD       6.875      6.250    $2,675.57      180     1-Aug-13     $298,080.88
4858955     LITTLETON                 CO    80122      SFD       7.000      6.250    $2,413.36      180     1-Aug-13     $266,800.86
4858966     POTOMAC                   MD    20854      SFD       6.625      6.250    $2,633.99      180     1-Jul-13     $297,050.58
4858980     BROWNSBURG                IN    46112      SFD       7.125      6.250    $2,903.19      180     1-Aug-13     $318,493.62
4858993     SCOTTSDALE                AZ    85262      SFD       7.000      6.250    $3,460.49      180     1-Aug-13     $382,563.60
4859000     POPLAR BLUFF              MO    63901      SFD       7.125      6.250    $2,989.25      180     1-Aug-13     $326,928.20
4859007     AKRON                     OH    44321      SFD       7.250      6.250    $2,643.66      180     1-Jul-13     $286,901.79
4859015     TEANECK                   NJ    07666      SFD       7.250      6.250    $2,556.02      180     1-Aug-13     $276,799.24
4859020     NIWOT                     CO    80503      SFD       7.250      6.250    $2,220.08      180     1-Jul-13     $240,934.12
4859029     HADDONFIELD               NJ    08033      SFD       6.375      6.108    $3,958.27      180     1-Jul-13     $453,400.22
4859036     CLAYTON                   MO    63105      HCO       6.875      6.250    $3,286.49      180     1-Aug-13     $366,142.68
4859056     INDIANAPOLIS              IN    46256      SFD       7.250      6.250    $2,486.64      180     1-Jul-13     $269,256.61
4859060     SAN CLEMENTE              CA    92673      SFD       6.875      6.250    $2,541.79      180     1-Aug-13     $282,963.62
4859241     PARKER                    CO    80138      SFD       7.125      6.250    $1,303.50      180     1-Jul-13     $142,544.71
4859248     ARLINGTON                 VA    22205      SFD       7.250      6.250    $2,784.24      180     1-Aug-13     $303,111.25
4859249     FRONTENAC                 MO    63131      SFD       7.125      6.250    $4,529.16      180     1-Aug-13     $496,869.92
4859251     POWELL                    OH    43065      SFD       7.000      6.250    $3,145.90      180     1-Aug-13     $347,785.10
4859256     NASHVILLE                 TN    37205      SFD       7.125      6.250    $2,619.66      180     1-Jul-13     $285,870.93
4859277     OLD HICKORY               TN    37138      SFD       7.000      6.250    $3,226.80      180     1-Jul-13     $355,582.24
4859288     ATLANTA                   GA    30327      SFD       7.500      6.250    $3,429.95      180     1-Aug-13     $367,758.12
4859292     SPRINGFIELD               OH    45503      SFD       7.000      6.250    $5,841.49      180     1-Aug-13     $645,787.22
4859294     BLOOMFIELD HILLS          MI    48902      SFD       6.875      6.250    $2,675.57      180     1-Aug-13     $297,981.91
4859297     YARDLEY                   PA    19067      SFD       7.250      6.250    $2,551.46      180     1-Aug-13     $276,312.34
4859314     NEEDHAM                   MA    02194      SFD       7.375      6.250    $2,943.76      180     1-Aug-13     $318,039.81
4859322     BETHESDA                  MD    20816      SFD       6.875      6.250    $2,586.38      180     1-Aug-13     $288,144.86
4859328     LOUISVILLE                CO    80027      SFD       7.125      6.250    $2,808.08      180     1-Aug-13     $308,059.35
4859396     ALLISON PARK              PA    15101      SFD       7.125      6.250    $5,434.99      180     1-Aug-13     $596,243.90
4859400     METAMORA                  MI    48455      SFD       7.375      6.250    $2,709.18      180     1-Jul-13     $291,785.69
4859405     REHOBOTH BEACH            DE    19971      SFD       7.250      6.250    $2,245.65      180     1-Jul-13     $243,708.01
4859431     WORTHINGTON               OH    43085      SFD       7.000      6.250    $2,601.21      180     1-Aug-13     $287,568.58
4859437     NEW BRIGHTON              MN    55112      SFD       7.625      6.250    $2,335.32      180     1-Jul-13     $247,745.40
4859444     MILWAUKEE                 WI    53211      SFD       7.375      6.250    $3,182.94      180     1-Jul-13     $342,811.03
4859445     NEW ORLEANS               LA    70118      SFD       7.000      6.250    $2,696.48      180     1-Aug-13     $297,865.33
4859455     YORK                      PA    17404      SFD       7.000      6.250    $2,625.48      180     1-Jul-13     $289,319.15
4859463     HOUSTON                   TX    77024      SFD       7.250      6.250    $1,022.41      180     1-Aug-13     $111,306.43
4859464     ANGOLA                    IN    46703      SFD       7.000      6.250    $2,696.49      180     1-Jul-13     $296,879.35
4859493     WELLESLEY                 MA    02181      SFD       7.125      6.250    $3,623.33      180     1-Aug-13     $397,418.80
4859501     TUCSON                    AZ    85718      SFD       7.125      6.250    $2,415.85      180     1-Aug-13     $265,030.42
4859528     LOUISVILLE                KY    40223      SFD       7.000      6.250    $3,595.31      180     1-Aug-13     $397,468.68
4859537     CARY                      IL    60013      SFD       7.000      6.250    $2,831.31      180     1-Aug-13     $312,836.91
4859580     TAPPAHANNOCK              VA    22560      SFD       7.000      6.250    $2,615.60      180     1-Jul-13     $288,229.60
4859594     ZANESVILLE                OH    43701      SFD       7.000      6.250    $2,087.98      180     1-Aug-13     $230,829.93
4859608     FULLERTON                 CA    92635      SFD       6.875      6.250    $2,461.52      180     1-Jul-13     $273,344.03
4859840     ALEXANDRIA                VA    22304      SFD       7.250      6.250    $2,388.05      180     1-Aug-13     $259,980.02
4859858     TRACY                     CA    95376      SFD       6.750      6.250    $3,044.09      180     1-Jul-13     $340,653.98
4859879     WOODSTOCK                 GA    30189      SFD       6.875      6.250    $2,568.54      180     1-Jul-13     $283,719.98
4859889     ANNAPOLIS                 MD    21401      SFD       7.250      6.250    $5,112.04      180     1-Jul-13     $554,782.48
4859905     BRENTWOOD                 TN    37027      SFD       7.125      6.250    $2,681.27      180     1-Jul-13     $293,175.26
4859932     DEERFIELD                 IL    60015      SFD       7.125      6.250    $2,717.50      180     1-Aug-13     $298,121.94
4859941     FRANKLIN                  MI    48025      SFD       7.375      6.250    $4,581.22      180     1-Jul-13     $493,410.12
4859974     SPRINGFIELD               IL    62704      SFD       7.375      6.250    $2,221.62      180     1-Jul-13     $239,274.18
4860004     SPRING                    TX    77379      PUD       7.000      6.250    $1,110.96      180     1-Jul-13     $122,423.29
4860015     REISTERSTOWN              MD    21136      SFD       7.000      6.250    $2,359.43      180     1-Aug-13     $260,838.81
4860054     LONGMEADOW                MA    01106      SFD       7.250      6.250    $5,860.58      180     1-Jul-13     $636,018.52
4860075     LINCOLN                   MA    01773      SFD       7.000      6.250    $5,608.69      180     1-Jul-13     $618,059.41

                                                                                                                      $68,424,080.15

COUNT:                        205
WAC:                  7.119960735
WAM:                  176.2116969
WALTV:                69.16765543




MORTGAGE                                                MORTGAGE               T.O.P.       MASTER    FIXED
LOAN                                                    INSURANCE    SERVICE   MORTGAGE     SERVICE   RETAINED
NUMBER      CITY                        LTV   SUBSIDY   CODE         FEE       LOAN         FEE       YIELD
------      ----                        ---   -------   ----         ---       ----         ---       -----
4682339     PORTLAND                    75.00                         0.250                  0.017    0.858
4693765     LAS VEGAS                   78.99                         0.250                  0.017    0.858
4696351     LEWIS CENTER                69.60                         0.250                  0.017    0.733
4710376     WEST DES MOINES             60.57                         0.250                  0.017    0.233
4754352     ST. PETERSBURG              77.69                         0.250                  0.017    0.233
4777456     HOLLYWOOD                   85.00                         0.250                  0.017    0.608
4783109     LEBANON                     75.23                         0.250                  0.017    0.358
4783116     ONTE VEDRA BEACH            75.86                         0.250                  0.017    0.358
4784499     WOODBURN                    77.09                         0.250                  0.017    0.483
4785537     NAGSHEAD                    72.31                         0.250                  0.017    0.233
4787606     PRINCETON JUNCTION          63.40                         0.250                  0.017    0.858
4792639     BOCA RATON                  52.63                         0.250                  0.017    0.483
4793441     BARTLESVILLE                80.00                         0.250                  0.017    0.483
4793516     SHELBY TOWNSHIP             67.29                         0.250                  0.017    0.858
4796362     PARKER                      80.00                         0.250                  0.017    0.233
4801374     BOSTON                      74.18                         0.250                  0.017    0.733
4803224     BETHESDA                    57.69                         0.250                  0.017    0.608
4803558     UPPER                       70.00                         0.250                  0.017    0.000
4803611     LENOIR                      90.00                06       0.250                  0.017    0.358
4803679     GALLATIN                    80.00                         0.250                  0.017    0.233
4816773     ABILENE                     80.00                         0.250                  0.017    0.483
4816802     FAIRVIEW PARK               73.47                         0.250                  0.017    0.858
4816837     WILMETTE                    74.69                         0.250                  0.017    0.608
4816860     WEST LEBANON                78.30                         0.250                  0.017    0.483
4816921     WEST LAFAYETTE              72.92                         0.250                  0.017    0.358
4816948     TUCSON                      80.00                         0.250                  0.017    0.483
4816977     CHARLESTON                  39.66                         0.250                  0.017    0.858
4817009     INDIANAPOLIS                72.91                         0.250                  0.017    0.733
4817845     CHAMPAIGN                   65.17                         0.250                  0.017    0.358
4817850     CANFIELD                    80.00                         0.250                  0.017    0.358
4817859     SPRINGFIELD                 72.84                         0.250                  0.017    0.233
4817862     BLOOMINGTON                 80.00                         0.250                  0.017    0.608
4817911     JOHNSTOWN                   37.50                         0.250                  0.017    0.733
4817928     COLORADO SPRINGS            80.00                         0.250                  0.017    0.858
4817955     PAYSON                      58.92                         0.250                  0.017    0.858
4818022     WHITEFISH BAY               46.88                         0.250                  0.017    0.733
4818037     SANDY                       63.87                         0.250                  0.017    0.358
4818074     PROSPECT                    79.79                         0.250                  0.017    0.733
4818085     PHOENIX                     26.10                         0.250                  0.017    0.983
4819174     MURFREESBORO                79.22                         0.250                  0.017    0.108
4819288     ARLINGTON                   63.85                         0.250                  0.017    0.358
4819457     OMAHA                       78.90                         0.250                  0.017    0.483
4821200     MARYVILLE                   79.35                         0.250                  0.017    0.358
4821426     SHERMAN                     80.00                         0.250                  0.017    0.608
4830219     NAPLES                      50.63                         0.250                  0.017    0.608
4830878     MORELAND HILLS              64.17                         0.250                  0.017    0.733
4833255     NEW ORLEANS                 73.37                         0.250                  0.017    0.233
4833812     SANTA BARBARA               80.00                         0.250                  0.017    0.000
4842507     IOWA CITY                   66.09                         0.250                  0.017    0.608
4842535     ATHENS                      74.83                         0.250                  0.017    0.483
4842562     ROGERS                      78.90                         0.250                  0.017    0.483
4842595     GATE MILLS                  80.00                         0.250                  0.017    0.483
4842623     FARGO                       67.86                         0.250                  0.017    0.608
4842648     ANNAPOLIS                   69.08                         0.250                  0.017    0.733
4842659     ELKHORN                     75.00                         0.250                  0.017    0.983
4842667     IRVINE                      80.00                         0.250                  0.017    0.000
4842693     FAIRFAX                     77.95                         0.250                  0.017    0.358
4842731     FT LAUDERDALE               63.29                         0.250                  0.017    0.733
4842768     ANNAPOLIS                   69.71                         0.250                  0.017    0.483
4842799     BURR RIDGE                  72.50                         0.250                  0.017    0.608
4842819     COTO DE CAZA                67.74                         0.250                  0.017    0.358
4842826     STURGEON BAY                68.45                         0.250                  0.017    0.733
4842843     GRIFFIN                     66.12                         0.250                  0.017    0.733
4842851     HOT SPRINGS                 58.14                         0.250                  0.017    0.733
4842862     BURLINGTON                  76.92                         0.250                  0.017    0.983
4842868     OLYMPIA                     70.00                         0.250                  0.017    0.358
4842881     STEVENSVILLE                87.10                11       0.250                  0.017    0.608
4842886     MARIETTA                    69.49                         0.250                  0.017    0.233
4842893     MESA                        80.00                         0.250                  0.017    0.483
4842903     MIAMI                       79.97                         0.250                  0.017    0.733
4842905     GAINESVILLE                 71.99                         0.250                  0.017    0.858
4842913     JUPITER                     74.89                         0.250                  0.017    0.608
4842916     CORAL SPRINGS               78.57                         0.250                  0.017    0.483
4842919     LONG BEACH TOWNSHIP         84.99                06       0.250                  0.017    0.608
4842922     CARMEL                      73.85                         0.250                  0.017    0.608
4842926     PALM BEACHGARDENS           80.00                         0.250                  0.017    0.858
4842966     OCALA                       66.04                         0.250                  0.017    0.858
4842970     WINCHESTER                  46.90                         0.250                  0.017    0.608
4842974     MILFORD                     79.78                         0.250                  0.017    0.858
4842988     CONCORD                     35.10                         0.250                  0.017    0.483
4842993     NORTH ANDOVER               73.64                         0.250                  0.017    0.233
4843025     ORLAND PARK                 80.00                         0.250                  0.017    0.608
4844614     TULSA                       70.00                         0.250                  0.017    0.233
4845022     OAK BROOK                   79.72                         0.250                  0.017    0.733
4845029     BATTLE CREEK                72.86                         0.250                  0.017    0.733
4845225     ANN ARBOR                   66.59                         0.250                  0.017    0.983
4845261     FAIRFAX STATION             72.00                         0.250                  0.017    0.983
4845359     BELLEVUE                    74.50                         0.250                  0.017    1.233
4845477     ENGLEWOOD                   63.20                         0.250                  0.017    0.983
4845604     LAWRENCE                    80.00                         0.250                  0.017    0.733
4845696     ROCKLEDGE                   80.00                         0.250                  0.017    0.733
4845745     BOCA RATON                  78.06                         0.250                  0.017    0.733
4845773     OKLAHOMA CITY               40.31                         0.250                  0.017    0.733
4845778     PORT CHARLOTTE              60.00                         0.250                  0.017    0.733
4845875     BLOOMFIELD HILLS            49.31                         0.250                  0.017    0.733
4845945     GREAT FALLS                 59.33                         0.250                  0.017    0.733
4845977     PLAINFIELD                  68.30                         0.250                  0.017    0.733
4846036     COVINA                      67.59                         0.250                  0.017    0.733
4846060     SAN JOSE                    54.26                         0.250                  0.017    0.733
4846120     REDONDO BEACH               78.71                         0.250                  0.017    0.733
4846236     NEWPORT BEACH               55.04                         0.250                  0.017    0.733
4846930     INCLINE VILLAGE             65.00                         0.250                  0.017    0.483
4849598     ALGONQUIN                   75.56                         0.250                  0.017    0.733
4849627     WYOMISSING                  67.61                         0.250                  0.017    0.733
4849643     HIGHLANDS RANCH             37.82                         0.250                  0.017    0.733
4849644     DANVILLE                    59.63                         0.250                  0.017    0.733
4849660     THOUSAND OAKS               74.96                         0.250                  0.017    0.733
4849681     PALO ALTO                   60.35                         0.250                  0.017    0.733
4849708     MIAMI                       77.35                         0.250                  0.017    0.733
4849827     LAKE OSWEGO                 71.06                         0.250                  0.017    0.733
4849914     AURORA                      63.64                         0.250                  0.017    0.733
4852540     SAN JOSE                    42.15                         0.250                  0.017    0.983
4852549     ENCINITAS                   71.34                         0.250                  0.017    0.858
4852665     PRESCOTT                    59.54                         0.250                  0.017    0.858
4852710     CLAREMONT                   74.41                         0.250                  0.017    0.983
4852736     DANVILLE                    46.32                         0.250                  0.017    0.858
4852750     GLENVIEW                    79.13                         0.250                  0.017    0.733
4852758     GLENMOORE                   73.62                         0.250                  0.017    0.733
4852775     ENCINITAS                   65.71                         0.250                  0.017    0.858
4852981     DEL MAR                     50.92                         0.250                  0.017    1.108
4853037     LARKSPUR                    55.65                         0.250                  0.017    0.858
4853051     CULVER CITY                 73.26                         0.250                  0.017    0.733
4853155     AUGUSTA                     80.00                         0.250                  0.017    0.858
4853170     GLENDALE                    78.72                         0.250                  0.017    0.858
4853178     LOS ALTOS                   30.77                         0.250                  0.017    0.733
4856512     OLIVE BRANCH                75.91                         0.250                  0.017    0.733
4858202     STOCKBRIDGE                 32.26                         0.250                  0.017    0.858
4858234     UPPER SADDLE RIVER          68.41                         0.250                  0.017    0.733
4858253     PLANO                       80.00                         0.250                  0.017    0.608
4858286     OAK PARK                    63.64                         0.250                  0.017    0.358
4858301     CHANDLER                    89.99                         0.250                  0.017    0.608
4858322     ATLANTA                     75.00                         0.250                  0.017    0.358
4858343     LOXAHATCHEE                 59.63                         0.250                  0.017    0.483
4858392     JACKSON                     72.22                         0.250                  0.017    0.358
4858658     DAMASCUS                    73.23                         0.250                  0.017    0.000
4858729     WESTPORT                    53.29                         0.250                  0.017    0.608
4858738     CHESTERFIELD                76.30                         0.250                  0.017    0.483
4858773     PEKIN                       80.00                         0.250                  0.017    0.733
4858799     RIVER FOREST                45.51                         0.250                  0.017    0.733
4858801     WEST PALM BEACH             72.78                         0.250                  0.017    0.733
4858811     RICHMOND                    50.00                         0.250                  0.017    0.483
4858845     LOUISVILLE                  60.61                         0.250                  0.017    0.608
4858854     GRAND RAPIDS                31.98                         0.250                  0.017    0.733
4858856     LITTLETON                   70.89                         0.250                  0.017    0.608
4858868     LIVERMORE                   79.96                         0.250                  0.017    0.733
4858877     LAGRANGE PARK               74.03                         0.250                  0.017    0.608
4858888     TUCSON                      72.00                         0.250                  0.017    0.233
4858893     PEORIA                      75.00                         0.250                  0.017    0.733
4858901     SPRING LAKE                 36.87                         0.250                  0.017    0.733
4858904     RALEIGH                     60.47                         0.250                  0.017    0.233
4858941     PRINCETON                   66.37                         0.250                  0.017    0.358
4858955     LITTLETON                   70.66                         0.250                  0.017    0.483
4858966     POTOMAC                     79.60                         0.250                  0.017    0.108
4858980     BROWNSBURG                  77.23                         0.250                  0.017    0.608
4858993     SCOTTSDALE                  64.17                         0.250                  0.017    0.483
4859000     POPLAR BLUFF                75.00                         0.250                  0.017    0.608
4859007     AKRON                       78.27                         0.250                  0.017    0.733
4859015     TEANECK                     59.57                         0.250                  0.017    0.733
4859020     NIWOT                       80.00                         0.250                  0.017    0.733
4859029     HADDONFIELD                 80.00                         0.250                  0.017    0.000
4859036     CLAYTON                     79.42                         0.250                  0.017    0.358
4859056     INDIANAPOLIS                87.59                12       0.250                  0.017    0.733
4859060     SAN CLEMENTE                79.17                         0.250                  0.017    0.358
4859241     PARKER                      79.99                         0.250                  0.017    0.608
4859248     ARLINGTON                   73.49                         0.250                  0.017    0.733
4859249     FRONTENAC                   74.07                         0.250                  0.017    0.608
4859251     POWELL                      54.43                         0.250                  0.017    0.483
4859256     NASHVILLE                   54.06                         0.250                  0.017    0.608
4859277     OLD HICKORY                 78.23                         0.250                  0.017    0.483
4859288     ATLANTA                     35.24                         0.250                  0.017    0.983
4859292     SPRINGFIELD                 72.21                         0.250                  0.017    0.483
4859294     BLOOMFIELD HILLS            41.67                         0.250                  0.017    0.358
4859297     YARDLEY                     69.88                         0.250                  0.017    0.733
4859314     NEEDHAM                     52.89                         0.250                  0.017    0.858
4859322     BETHESDA                    73.05                         0.250                  0.017    0.358
4859328     LOUISVILLE                  78.68                         0.250                  0.017    0.608
4859396     ALLISON PARK                80.00                         0.250                  0.017    0.608
4859400     METAMORA                    73.63                         0.250                  0.017    0.858
4859405     REHOBOTH BEACH              56.81                         0.250                  0.017    0.733
4859431     WORTHINGTON                 79.99                         0.250                  0.017    0.483
4859437     NEW BRIGHTON                59.52                         0.250                  0.017    1.108
4859444     MILWAUKEE                   54.06                         0.250                  0.017    0.858
4859445     NEW ORLEANS                 73.17                         0.250                  0.017    0.483
4859455     YORK                        78.31                         0.250                  0.017    0.483
4859463     HOUSTON                     80.00                         0.250                  0.017    0.733
4859464     ANGOLA                      57.14                         0.250                  0.017    0.483
4859493     WELLESLEY                   44.20                         0.250                  0.017    0.608
4859501     TUCSON                      68.38                         0.250                  0.017    0.608
4859528     LOUISVILLE                  80.00                         0.250                  0.017    0.483
4859537     CARY                        73.26                         0.250                  0.017    0.483
4859580     TAPPAHANNOCK                68.15                         0.250                  0.017    0.483
4859594     ZANESVILLE                  87.66                11       0.250                  0.017    0.483
4859608     FULLERTON                   69.87                         0.250                  0.017    0.358
4859840     ALEXANDRIA                  80.00                         0.250                  0.017    0.733
4859858     TRACY                       80.00                         0.250                  0.017    0.233
4859879     WOODSTOCK                   78.47                         0.250                  0.017    0.358
4859889     ANNAPOLIS                   80.00                         0.250                  0.017    0.733
4859905     BRENTWOOD                   80.00                         0.250                  0.017    0.608
4859932     DEERFIELD                   71.25                         0.250                  0.017    0.608
4859941     FRANKLIN                    69.17                         0.250                  0.017    0.858
4859974     SPRINGFIELD                 89.11                06       0.250                  0.017    0.858
4860004     SPRING                      47.00                         0.250                  0.017    0.483
4860015     REISTERSTOWN                62.80                         0.250                  0.017    0.483
4860054     LONGMEADOW                  73.37                         0.250                  0.017    0.733
4860075     LINCOLN                     79.95                         0.250                  0.017    0.483


COUNT:                        205
WAC:                  7.119960735
WAM:                  176.2116969
WALTV:                69.16765543


NASCOR
NMI / 1998-27 Exhibit F-3 (Part B)
10 & 15 YEAR FIXED RATE RELOCATION AND NON RELOCATION  LOANS


MORTGAGE                                             NMI
LOAN                                                 LOAN
NUMBER      SERVICER                                 SELLER
------      --------                                 ------

4682339     FT MORTGAGE COMPANIES                    FT MORTGAGE COMPANIES
4693765     FT MORTGAGE COMPANIES                    FT MORTGAGE COMPANIES
4696351     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4710376     BRENTON MORTGAGE, INC.                   BRENTON MORTGAGE, INC.
4754352     SUNTRUST MORTGAGE, INC.                  SUNTRUST MORTGAGE, INC.
4777456     SUNTRUST MORTGAGE, INC.                  SUNTRUST MORTGAGE, INC.
4783109     SUNTRUST MORTGAGE, INC.                  SUNTRUST MORTGAGE, INC.
4783116     SUNTRUST MORTGAGE, INC.                  SUNTRUST MORTGAGE, INC.
4784499     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4785537     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4787606     NATIONAL CITY MORTGAGE CO.               NATIONAL CITY MORTGAGE CO.
4792639     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4793441     BANK OF OKLAHOMA, N.A.                   BANK OF OKLAHOMA, N.A.
4793516     HUNTINGTON MORTGAGE COMPAN               HUNTINGTON MORTGAGE COMPAN
4796362     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4801374     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4803224     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
4803558     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
4803611     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
4803679     COLUMBIA NATIONAL, INC.                  COLUMBIA NATIONAL, INC.
4816773     BANC ONE MORTGAGE CORPORAT               BANC ONE MORTGAGE CORPORAT
4816802     BANC ONE MORTGAGE CORPORT                BANC ONE MORTGAGE CORPORT
4816837     BANC ONE MORTGAGE CORPORAT               BANC ONE MORTGAGE CORPORAT
4816860     BANC ONE MORTGAGE CORPORAT               BANC ONE MORTGAGE CORPORAT
4816921     BANC ONE MORTGAGE CORPORAT               BANC ONE MORTGAGE CORPORAT
4816948     BANC ONE MORTGAGE CORPORAT               BANC ONE MORTGAGE CORPORAT
4816977     BANC ONE MORTGAGE CORPORAT               BANC ONE MORTGAGE CORPORAT
4817009     BANC ONE MORTGAGE CORPORT                BANC ONE MORTGAGE CORPORT
4817845     BANC ONE MORTGAGE CORPORAT               BANC ONE MORTGAGE CORPORAT
4817850     BANC ONE MORTGAGE CORPORAT               BANC ONE MORTGAGE CORPORAT
4817859     BANC ONE MORTGAGE CORPORAT               BANC ONE MORTGAGE CORPORAT
4817862     BANC ONE MORTGAGE CORPORAT               BANC ONE MORTGAGE CORPORAT
4817911     BANC ONE MORTGAGE CORPORAT               BANC ONE MORTGAGE CORPORAT
4817928     BANC ONE MORTGAGE CORPORAT               BANC ONE MORTGAGE CORPORAT
4817955     BANC ONE MORTGAGE CORPORAT               BANC ONE MORTGAGE CORPORAT
4818022     BANC ONE MORTGAGE CORPORAT               BANC ONE MORTGAGE CORPORAT
4818037     BANC ONE MORTGAGE CORPORAT               BANC ONE MORTGAGE CORPORAT
4818074     BANC ONE MORTGAGE CORPORAT               BANC ONE MORTGAGE CORPORAT
4818085     BANC ONE MORTGAGE CORPORAT               BANC ONE MORTGAGE CORPORAT
4819174     FT MORTGAGE COMPANIES                    FT MORTGAGE COMPANIES
4819288     FT MORTGAGE COMPANIES                    FT MORTGAGE COMPANIES
4819457     FARMERS STATE BANK & TRUST               FARMERS STATE BANK & TRUST
4821200     FT MORTGAGE COMPANIES                    FT MORTGAGE COMPANIES
4821426     FT MORTGAGE COMPANIES                    FT MORTGAGE COMPANIES
4830219     HUNTINGTON MORTGAGE COMPAN               HUNTINGTON MORTGAGE COMPAN
4830878     HUNTINGTON MORTGAGE COMPAN               HUNTINGTON MORTGAGE COMPAN
4833255     HIBERNIA NATIONAL BANK                   HIBERNIA NATIONAL BANK
4833812     HUNTINGTON MORTGAGE COMPAN               HUNTINGTON MORTGAGE COMPAN
4842507     BANCBOSTON MORTGAGE CORP.                BANCBOSTON MORTGAGE CORP.
4842535     BANCBOSTON MORTGAGE CORP.                BANCBOSTON MORTGAGE CORP.
4842562     BANCBOSTON MORTGAGE CORP.                BANCBOSTON MORTGAGE CORP.
4842595     BANCBOSTON MORTGAGE CORP.                BANCBOSTON MORTGAGE CORP.
4842623     BANCBOSTON MORTGAGE CORP.                BANCBOSTON MORTGAGE CORP.
4842648     BANCBOSTON MORTGAGE CORP.                BANCBOSTON MORTGAGE CORP.
4842659     BANCBOSTON MORTGAGE CORP.                BANCBOSTON MORTGAGE CORP.
4842667     BANCBOSTON MORTGAGE CORP.                BANCBOSTON MORTGAGE CORP.
4842693     BANCBOSTON MORTGAGE CORP.                BANCBOSTON MORTGAGE CORP.
4842731     BANCBOSTON MORTGAGE CORP.                BANCBOSTON MORTGAGE CORP.
4842768     BANCBOSTON MORTGAGE CORP.                BANCBOSTON MORTGAGE CORP.
4842799     BANCBOSTON MORTGAGE CORP.                BANCBOSTON MORTGAGE CORP.
4842819     BANCBOSTON MORTGAGE CORP.                BANCBOSTON MORTGAGE CORP.
4842826     BANCBOSTON MORTGAGE CORP.                BANCBOSTON MORTGAGE CORP.
4842843     BANCBOSTON MORTGAGE CORP.                BANCBOSTON MORTGAGE CORP.
4842851     BANCBOSTON MORTGAGE CORP.                BANCBOSTON MORTGAGE CORP.
4842862     BANCBOSTON MORTGAGE CORP.                BANCBOSTON MORTGAGE CORP.
4842868     BANCBOSTON MORTGAGE CORP.                BANCBOSTON MORTGAGE CORP.
4842881     BANCBOSTON MORTGAGE CORP.                BANCBOSTON MORTGAGE CORP.
4842886     HOMESIDE LENDING                         HOMESIDE LENDING
4842893     HOMESIDE LENDING                         HOMESIDE LENDING
4842903     BANCBOSTON MORTGAGE CORP.                BANCBOSTON MORTGAGE CORP.
4842905     BANCBOSTON MORTGAGE CORP.                BANCBOSTON MORTGAGE CORP.
4842913     BANCBOSTON MORTGAGE CORP.                BANCBOSTON MORTGAGE CORP.
4842916     BANCBOSTON MORTGAGE CORP.                BANCBOSTON MORTGAGE CORP.
4842919     BANCBOSTON MORTGAGE CORP.                BANCBOSTON MORTGAGE CORP.
4842922     BANCBOSTON MORTGAGE CORP.                BANCBOSTON MORTGAGE CORP.
4842926     BANCBOSTON MORTGAGE CORP.                BANCBOSTON MORTGAGE CORP.
4842966     BANCBOSTON MORTGAGE CORP.                BANCBOSTON MORTGAGE CORP.
4842970     BANCBOSTON MORTGAGE CORP.                BANCBOSTON MORTGAGE CORP.
4842974     BANCBOSTON MORTGAGE CORP.                BANCBOSTON MORTGAGE CORP.
4842988     BANCBOSTON MORTGAGE CORP.                BANCBOSTON MORTGAGE CORP.
4842993     BANCBOSTON MORTGAGE CORP.                BANCBOSTON MORTGAGE CORP.
4843025     BANCBOSTON MORTGAGE CORP.                BANCBOSTON MORTGAGE CORP.
4844614     BANK OF OKLAHOMA, N.A.                   BANK OF OKLAHOMA, N.A.
4845022     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4845029     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4845225     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4845261     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4845359     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4845477     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4845604     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4845696     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4845745     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4845773     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4845778     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4845875     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4845945     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4845977     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4846036     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4846060     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4846120     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4846236     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4846930     BANK OF OKLAHOMA, N.A.                   BANK OF OKLAHOMA, N.A.
4849598     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4849627     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4849643     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4849644     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4849660     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4849681     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4849708     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4849827     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4849914     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4852540     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4852549     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4852665     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4852710     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4852736     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4852750     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4852758     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4852775     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4852981     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4853037     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4853051     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4853155     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4853170     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4853178     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4856512     COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4858202     NATIONAL CITY MORTGAGE CO.               NATIONAL CITY MORTGAGE CO.
4858234     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4858253     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4858286     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4858301     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4858322     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4858343     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4858392     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4858658     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4858729     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4858738     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4858773     NATIONAL CITY MORTGAGE CO.               NATIONAL CITY MORTGAGE CO.
4858799     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4858801     NATIONAL CITY MORTGAGE CO.               NATIONAL CITY MORTGAGE CO.
4858811     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4858845     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4858854     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4858856     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4858868     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4858877     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4858888     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4858893     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4858901     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4858904     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4858941     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4858955     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4858966     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4858980     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4858993     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859000     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859007     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859015     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859020     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859029     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859036     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859056     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859060     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859241     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859248     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859249     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859251     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859256     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859277     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859288     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859292     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859294     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859297     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859314     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859322     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859328     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859396     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859400     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859405     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859431     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859437     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859444     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859445     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859455     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859463     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859464     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859493     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859501     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859528     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859537     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859580     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859594     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859608     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859840     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859858     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859879     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859889     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859905     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859932     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859941     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4859974     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4860004     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4860015     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4860054     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4860075     NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C

COUNT:                                           205
WAC:                                     7.119960735
WAM:                                     176.2116969
WALTV:                                   69.16765543

                                    EXHIBIT G

                               REQUEST FOR RELEASE
                             (for Trustee/Custodian)

Loan Information

      Name of Mortgagor:                  -----------------------------

      Servicer
      Loan No.:                           -----------------------------

Custodian/Trustee

      Name:                               -----------------------------

      Address:                            -----------------------------

                                          -----------------------------
      Custodian/Trustee
      Mortgage File No.:                  -----------------------------

Seller

      Name:                               -----------------------------

      Address:                            -----------------------------

                                          -----------------------------

      Certificates:                       Mortgage Pass-Through Certificates,
                                          Series 1998-27

            The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trustee for the Holders of Mortgage Pass-Through Certificates, Series 1998-27, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of October 29, 1998 (the "Pooling and Servicing Agreement") among the Trustee, the Seller and the Master Servicer.

(_) Promissory Note dated ______________, 199__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

(_)   Mortgage   recorded   on    _____________________    as   instrument   no.
      ______________   in  the  County   Recorder's  Office  of  the  County  of
      ____________________, State of _______________________ in book/reel/docket
      ____________________ of official records at page/image ____________.

(_)   Deed  of  Trust  recorded  on   ____________________   as  instrument  no.
      _________________  in  the  County  Recorder's  Office  of the  County  of
      ___________________,   State  of   _________________  in  book/reel/docket
      ____________________ of official records at page/image ____________.

(_)   Assignment  of  Mortgage  or Deed of Trust  to the  Trustee,  recorded  on
      ______________________________  as instrument  no.  ______________  in the
      County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________.

(_)   Other   documents,   including  any   amendments,   assignments  or  other
      assumptions of the Mortgage Note or Mortgage.

      (_)   ---------------------------------------------

      (_)   ---------------------------------------------

      (_)   ---------------------------------------------

      (_)   ---------------------------------------------

      The undersigned Master Servicer hereby acknowledges and agrees as follows:

            (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

            (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

            (3) The Master Servicer shall return the Documents to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

            (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                    NORWEST BANK MINNESOTA, NATIONAL
                                    ASSOCIATION

                                    By:  __________________________

                                    Title: ________________________
Date: ________________, 19__

                                    EXHIBIT H

                                            AFFIDAVIT    PURSUANT   TO
                                            SECTION  860E(e)(4) OF THE
                                            INTERNAL  REVENUE  CODE OF
                                            1986, AS AMENDED,  AND FOR
                                            NON-ERISA INVESTORS

STATE OF          )
                  ) ss:
COUNTY OF         )

            [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

            2. That the Purchaser's Taxpayer Identification Number is [ ].

            3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-27, Class A-R Certificate (the "Class A-R Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

            4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class A-R Certificate as they become due.

            5. That the Purchaser understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated by the Class A-R Certificate.

            6. That the Purchaser will not transfer the Class A-R Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class A-R Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

            9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the REMIC pursuant to
Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of
          , 19 __.

                                  [Name of Purchaser]

                                  By:__________________________
                                     [Name of Officer]
                                     [Title of Officer]

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

            Subscribed and sworn before me this __ day of , 19 __.


-----------------------------
NOTARY PUBLIC

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 19__.

                                    EXHIBIT I

                [Letter from Transferor of Class A-R Certificate]

                                     [Date]

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

            Re:   Norwest Asset Securities Corporation,
                  Series 1998-27, Class A-R

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                                Very truly yours,
                                                [Transferor]

                                                ----------------------

                                    EXHIBIT J

                      NORWEST ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-27
                    CLASS [A-PO][B-4][B-5][B-6] CERTIFICATES

                               TRANSFEREE'S LETTER

                                          ----------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-27, Class [A-PO][B-4][B-5][B-6] Certificates (the "Class [A-PO][B-4][B-5][B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of October 29, 1998 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-27.

            Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

            (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [A-PO][B-4][B-5][B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

            (b) The Purchaser is acquiring the Class [A-PO][B-4][B-5][B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

            [(c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates and can afford a complete loss of such investment.]

            [(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

            (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated __________ __, 19__, relating to the Class [A-PO][B-4][B-5][B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [A-PO][B-4][B-5][B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [A-PO][B-4][B-5][B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and
      (c) it has undertaken its own independent analysis of the investment in the Class [A-PO][B-4][B-5][B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates other than in connection with a subsequent sale of Class [A-PO][B-4][B-5][B-6] Certificates.

            (e) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) [for Class [B-4][B-5][B-6] Certificates only] if the
      Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4][B-5][B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4][B-5][B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

            (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates is in compliance therewith.

            Section 3. Transfer of Class [A-PO][B-4][B-5][B-6] Certificates.

            (a) The Purchaser understands that the Class [A-PO][B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [A-PO][B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trustee is under any obligation to register the Class [A-PO][B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Trustee as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trustee or the Seller may, if such transfer is made within three years from the later of
      (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer, any Paying Agent acting on behalf of the Trustee and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (b) No transfer of a Class [A-PO][B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trustee with a Transferee's Letter, substantially in the form of this Agreement.

            (c) The Purchaser acknowledges that its Class [A-PO][B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                   [PURCHASER]

                                   By: ____________________________

                                   Its: __________________________

                                    EXHIBIT K

                      NORWEST ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-27
                      CLASS [B-1] [B-2] [B-3] CERTIFICATES

                               TRANSFEREE'S LETTER

                                          ---------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-27, Class [B-1] [B-2] [B-3] Certificates (the "Class [B-1] [B-2] [B-3] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of October 29, 1998 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee") of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-27.

            Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

            Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-1] [B-2] [B-3] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class
      [B-1][B-2][B-3] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

                  IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                   [PURCHASER]

                                   By: --------------------------

                                   Its: _________________________

                                   [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS

                   Norwest Mortgage, Inc. Servicing Agreement

               National City Mortgage Company Servicing Agreement

                    FT Mortgage Companies Servicing Agreement

                   SunTrust Mortgage, Inc. Servicing Agreement

                   Columbia Equities, Ltd Servicing Agreement

               The Huntington Mortgage Company Servicing Agreement

                  Banc One Mortgage Company Servicing Agreement

       Farmers State Bank & Trust Company of Superior Servicing Agreement

                   Bank of Oklahoma, N.A. Servicing Agreement

                Countrywide Home Loans, Inc. Servicing Agreement

                      HomeSide Lending Servicing Agreement

                   Hibernia National Bank Servicing Agreement

                   Brenton Mortgage, Inc. Servicing Agreement

                                    EXHIBIT M
                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

      This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Norwest Bank Minnesota, National Association (the "Company" and "Norwest Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

      ________________________ is the  holder of the  entire  interest in Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-27, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of October 29, 1998 among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trustee.

 _____________________________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

      In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

      In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01 Defined Terms

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

      Collateral Fund: The fund established and maintained pursuant to Section 3.01 hereof.

      Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard and Poor's ("S&P") or at least D-1 by Duff & Phelps Credit Rating Co. ("DCR") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by DCR or S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least D-1 by DCR or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either DCR or S&P and, for each of the preceding clauses (i),
(iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

      Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

      Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

      Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with
Section 2.02(b).

      Election  to  Foreclose:   Any  election  by  the  Purchaser  to
proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

      Monthly   Advances:   Principal   and   interest   advances  and
servicing advances including costs and expenses of foreclosure.

      Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and
Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

      Section 1.02 Definitions Incorporated by Reference

      All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

      Section 2.01 Reports and Notices

      (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

                  (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

                  (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

            (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing

Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a)
(i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

            (c) In  addition  to the  foregoing,  the  Company  shall  cause the
Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof;
provided,   that  the  related  Servicer  shall  only  be  required  to  provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

            Section 2.02  Purchaser's  Election to Delay  Foreclosure
Proceedings

            (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of  transmission  of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

            (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

            (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

            (e) With respect to any Mortgage  Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

            (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

      Section  2.03  Purchaser's  Election  to Commence  Foreclosure
Proceedings

            (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

            (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

            (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and
Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

      Section 2.04 Termination

            (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate
(i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

            (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.



                             ARTICLE III

                  COLLATERAL FUND; SECURITY INTEREST

            Section 3.01.     Collateral Fund

            Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Norwest Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-27. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

            Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

            Section 3.02.     Collateral Fund Permitted Investments.

            The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

            All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

            Section 3.03.     Grant of Security Interest

            The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

            The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

            Section 3.04.     Collateral Shortfalls.

            In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.



                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS


            Section 4.01.     Amendment.

            This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

            Section 4.02.     Counterparts.

            This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.03.     Governing Law.

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 4.04.     Notices.

            All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

            (a)   in the case of the Company,

                  Norwest Bank Minnesota, National Association
                  7485 New Horizon Way
                  Frederick, MD  21703

                  Attention:  Vice President, Master Servicing
                  Phone:      301-696-7800
                  Fax:        301-815-6365

            (b)   in the case of the Purchaser,

                  ______________________________
                  ______________________________
                  ______________________________
                  ______________________________
                  Attention: ___________________

            Section 4.05.     Severability of Provisions.

            If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 4.06.     Successors and Assigns.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

            Section 4.07.     Article and Section Headings.

            The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 4.08.     Confidentiality.

            The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the

Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

            Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

            Section 4.09.     Indemnification.

            The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

            IN WITNESS WHEREOF,  the Company and the Purchaser have caused their
names  to  be  signed  hereto  by  their  respective   officers  thereunto  duly
authorized, all as of the day and year first above written.

                                        Norwest Bank Minnesota, National
                                          Association

                                        By: __________________________
                                        Name:  _______________________
                                        Title: _______________________


                                        By: __________________________
                                        Name:  _______________________
                                        Title: _______________________